Exhibit 2.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

IN RE:	§
	§	CASE NO. 16-32760 (MI)
WARREN RESOURCES, INC., et al.,[1]	§
	§	CHAPTER 11
Debtors.	§
	§	Jointly Administered

ORDER CONFIRMING PLAN OF REORGANIZATION OF

WARREN RESOURCES, INC. AND ITS AFFILIATED DEBTORS

[Related to Dkt. No. 235]

BACKGROUND AND PROCEDURAL HISTORY

On June 2, 2016 (the “Petition Date”), Warren Resources, Inc. and its affiliated debtor entities, as debtors and debtors in possession (collectively, the “Debtors”), each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). Since the Petition Date, the Debtors have continued to operate and manage their businesses as debtors in possession pursuant to Bankruptcy Code §§ 1107(a) and 1108.

The Debtors’ Plan and Disclosure Statement

On June 16, 2016, the Debtors filed their Disclosure Statement to Accompany Plan of Reorganization of Warren Resources, Inc. and Its Affiliated Debtors [Docket No. 96] and Plan of Reorganization of Warren Resources, Inc. and its Affiliated Debtors [Docket No. 97].

On July 25, 2016, the Bankruptcy Court entered its Order (I) Approving Disclosure Statement and the Form and Manner of Service Related Thereto; (II) Setting Dates for the Objection Deadline and Hearing Relating to Confirmation of the Plan; and (III) Authorizing

[1]	Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number, are: (i) Warren Resources, Inc. (4080); (ii) Warren E&P, Inc. (4052); (iii) Warren Resources of California, Inc. (0072); (iv) Warren Marcellus, LLC (0150); (v) Warren Energy Services, LLC (4748); and (vi) Warren Management Corp. The Debtors’ service address is: 11 Greenway Plaza, Suite 3050, Houston, Texas 77046.

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Related Relief [Docket No. 236] (the “Disclosure Statement Order”), approving the adequacy of the Disclosure Statement to Accompany Plan of Reorganization of Warren Resources, Inc. and Its Affiliated Debtors [Docket No. 234] (the “Disclosure Statement”) and the form and manner of service of the Plan of Reorganization of Warren Resources, Inc. and its Affiliated Debtors [Docket No. 235] (the “Plan”) and authorizing the Debtors to solicit votes from certain Holders of Claims entitled to vote on the Plan. A copy of the Plan is attached hereto as Exhibit “A”.2

In accordance with the Plan, on August 31, 2016, the Debtors filed with the Bankruptcy Court various documents comprising the Plan Supplement [Docket No. 292], and, thereafter, on September 14, 2016, the Debtors filed with the Bankruptcy Court modifications and amendments to certain of the documents comprising the Plan Supplement [Docket No. 339] (collectively, as the same may be amended or modified, the “Plan Supplement”).

On September 12, 2016, the Debtors filed their Reply to Confirmation Objections and Memorandum in Support of Confirmation of the Plan of Reorganization of Warren Resources, Inc. and Its Affiliated Debtors [Docket. No. 330].

Solicitation of Votes

On June 22, 2016, the Debtors’ filed an application [Docket. No. 105] requesting authority to retain Epiq Bankruptcy Solutions (“Epiq”) as their balloting and noticing agent, which application was approved by this Court on July 14, 2016 [Docket. No. 174].

In accordance with the Disclosure Statement Order and as more fully described in the Affidavit of Service of Solicitation Materials submitted by Joseph Arena of Epiq [Docket No. 273] (the “Solicitation Affidavit”), on or before August 3, 2016, the Debtors, through Epiq, distributed: (a) the Disclosure Statement, Plan, Disclosure Statement Order (without exhibits),

[2]	Capitalized terms used herein and not otherwise defined have the meaning set forth in the Plan.

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General Notice (as defined in the Disclosure Statement Order), and appropriate Ballots to Holders of Claims in Classes 1, 2A and 2B, as applicable; (b) a copy of the Notice of Fully Impaired Status on holders of Claims and Equity Interests in Classes 3, 4, 5, and 6; and (iii) a copy of the General Notice on all other parties-in-interest known to the Debtors in these cases.

Further, in accordance with the Disclosure Statement Order, the Debtors published notice of the Confirmation Hearing, including the deadline to object to the Plan and the deadline to cast votes on the Plan in various publications. Specifically, on August 3, 2016, the Debtors published notice of the Confirmation Hearing and related deadlines in the following publications: (i) the national edition of The Wall Street Journal; (ii) The Los Angeles Times; (iii) the Denver Post; (iv) the Wyoming Tribune Eagle; (v) the Wyoming County Press Examiner; (vi) the Scranton Times; and (vii) the Star Valley Independent. See Notice of Filing Affidavits of Publication [Docket No. 325].

On September 12, 2016, the Debtors filed the Declaration of Joseph Arena on Behalf of Epiq Bankruptcy Solutions, LLC Regarding Voting and Tabulation of ballots Accepting or Rejecting the Plan of Reorganization of Warren Resources, Inc. and its Affiliated Debtors [Docket No. 327] (the “Tabulation of Votes”) setting forth the vote tabulation with respect to ballots cast by Holders of Claims in Classes 1, 2A and 2B. As set forth in the Tabulation of Votes, Classes 1, 2A and 2B all voted to accept the Plan.

The Confirmation Hearing

The following objections (the “Objections”) were filed to Confirmation of the Plan or informally submitted to the Debtors: (i) Objection of Ahmed Faraj (by letter to the Court) [Docket No. 267]; (ii) Objection of Sherwan Faraj (by letter to the Court) [Docket No. 272]; (iii) United States Trustee Objection [Docket No. 307]; (iv) the Department of the Interior and the Environmental Protection Agency Objection [Docket No. 309]; (v) Internal Revenue Service

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Objection [Docket No. 310]; (vi) Objection of Overriding Royalty Interest Holders David L. Bayer, Janet K. Dolar, Mark S. Dolar, Lane Lasrich, Clarence J. Wendt, and Patricia Wilson-Schafer [Docket No. 312]; (vii) Reservation of Rights by Plan Sponsor [Docket No. 313]; (viii) Reservation of Rights by Consenting Senior Noteholders [Docket No. 316]; and (ix) Notice of Morgan Cartwright’s Confirmation Objection Received by Counsel VIA Email [Docket No. 322]; (x) comments from Pennsylvania Department of Environmental Protection concerning reservation of rights relating to discharge of certain liabilities under the Plan; (xi) Comments from the Secured Debenture Trustee concerning mechanics of repayment of Secured Debentures; and (xii) comments concerning release provisions from the Second Lien Facility Agent concerning certain claims of the Second Lien Facility Agent against the Second Lien Lenders.

Pursuant to Bankruptcy Code § 1128 and Rule 3020(b)(2) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Bankruptcy Court held the Confirmation Hearing to consider the Confirmation of the Plan on September 14, 2016 (the “Confirmation Hearing”).

After considering the Plan, the modifications made thereto and as reflected in this Confirmation Order3, as well as the Plan Supplement, the declarations presented at the Confirmation Hearing, the statements, arguments, objections and the responses to the Objections made by counsel in respect of Confirmation, the exhibits admitted and other evidence presented or proffered at the Confirmation Hearing, representations and arguments of counsel at the Confirmation Hearing, and the entire record before the Bankruptcy Court in the Chapter 11 Cases, and after otherwise being fully apprised; and it appearing to the Bankruptcy Court that notice of the Confirmation Hearing and the opportunity for any party in interest to

[3]	Any references to the Plan herein includes any modifications reflected in this Confirmation Order.

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object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing establishing just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Bankruptcy Court hereby makes the following findings of fact and conclusions of law and orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

Jurisdiction and Venue

A. Jurisdiction; Venue, Core Proceeding. The Bankruptcy Court has jurisdiction over the Chapter 11 Cases pursuant to 28 U.S.C. § 1334. Venue in this Bankruptcy Court is proper under 28 U.S.C. §§ 1408. This matter constitutes a core proceeding under 28 U.S.C. § 157(b)(2)(L) and this Bankruptcy Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors are proper plan proponents under section 1121(a) of the Bankruptcy Code.

B. Judicial Notice. The Bankruptcy Court takes judicial notice of the docket in the Chapter 11 Cases maintained by the clerk of the Bankruptcy Court, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and arguments made, proffered, or adduced at the hearings held before the Bankruptcy Court during the pendency of the Chapter 11 Cases.

C. Retention of Jurisdiction. The Bankruptcy Court finds and concludes that the Bankruptcy Court’s retention of jurisdiction as set forth in Article XI of the Plan comports with 28 U.S.C. § 1334.

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Evidence and Witnesses

D. The Debtors submitted exhibits at the Confirmation Hearing that were entered into evidence. In addition, several individuals submitted declarations, consisting of James A. Watt, the Debtors’ President, Chief Executive Officer and Chief Restructuring Officer and Richard Morgner of Jefferies LLC, the Debtors’ investment banker and financial advisor. The evidence is credible.

Notice, Solicitation and Acceptance

E. Adequate Notice of Confirmation Hearing. In accordance with Bankruptcy Rules 2002, 3017, and 9014 and the Disclosure Statement Order, the Bankruptcy Court finds and concludes that adequate notice of the time for filing objections to Confirmation of the Plan and adequate notice of the Confirmation Hearing was provided to all Holders of Claims and Equity Interests. No other or further notice of the Confirmation Hearing or Confirmation of the Plan is necessary or required.

F. Adequacy of Solicitation Procedures. The Bankruptcy Court finds and concludes that all procedures used to distribute the solicitation materials to the appropriate Holders of Claims entitled to vote on the Plan and to tabulate the Ballots returned by these Holders were fair and were conducted in accordance with applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order. Votes for acceptance or rejection of the Plan were solicited in good faith, and only after transmittal of a disclosure statement containing adequate information, and otherwise in compliance with §§ 1125 and 1126 of the Bankruptcy Code and Fed. R. Bankr. P. 3017 and 3018 and in accordance with the Disclosure Statement Order.

G. Good Faith Solicitation (11 U.S.C. § 1125(e)). The Bankruptcy Court finds and concludes that the Debtors have solicited and tabulated acceptances and rejections of the Plan

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fairly and in good faith and in compliance with the Bankruptcy Code and the Bankruptcy Rules. The Debtors, Plan Sponsor, Second Lien Lenders and Consenting Senior Noteholders, and each of their respective members, affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals are deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the steps taken to date in furtherance of the Plan, including with respect to the Solicitation of the Plan, and therefore are not and shall not, on account thereof, be liable at any time for the violation of any applicable law, rule, or regulation governing all such acts, including the solicitation of acceptances or rejections of the Plan, the offer and issuance of New Securities under the Plan, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the Plan Supplement, and any and all related documents.

Plan Supplement

H. The Plan Supplement includes the following documents: (a) the credit agreement governing the New First Lien Facility; (b) the New Equityholder Agreement; (c) the Warrant Agreement; (d) the Management Incentive Plan; (e) the identities and compensation (if any) of the initial members of the New Board and Reorganized Warren’s CEO; (f) the schedule of executory contracts and unexpired leases to be rejected by the Debtors; (g) the list of Retained Causes of Action; (h) the description of the New Warren Common Stock; (i) the description of the unsecured notes (if any) issued to Holders of Allowed Class 2B Claims; (j) by-laws for Reorganized Warren; and (k) certificate of incorporation for Reorganized Warren. All such materials comply with the terms of the Plan, the filing and notice of such documents is good and proper in accordance with the Bankruptcy Code and the Bankruptcy Rules and no other or further notice is or shall be required.

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Objections to the Plan

I. Based upon the record of the Confirmation Hearing, any objections that have not been consensually resolved or withdrawn are overruled on the merits pursuant to this Confirmation Order.

Compliance with Bankruptcy Code § 1129

J. Plan Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(1)). In accordance with Bankruptcy Code § 1129(a)(1), the Bankruptcy Court finds and concludes that the Plan complies with the applicable provisions of the Bankruptcy Code.

K. Compliance with 11 U.S.C. § 1122(a). In accordance with Bankruptcy Code § 1122(a), the Plan properly classifies Claims against and Equity Interests in the Debtors and each Claim or Equity Interest in a Class is substantially similar to the other Claims or Equity Interests of such Class.

L. Compliance with 11 U.S.C. § 1123(a). In accordance with Bankruptcy Code § 1123(a), the Bankruptcy Court finds and concludes that the Plan: (a) designates Classes of Claims and Equity Interests, other than Claims of a kind specified in Bankruptcy Code §§ 507(a)(2), 507(a)(3), and 507(a)(8); (b) specifies Classes of Claims and Equity Interests that are not Impaired under the Plan; (c) specifies the treatment of Classes of Claims and Equity Interests that are Impaired under the Plan; (d) provides the same treatment for each Claim or Equity Interest of a particular Class, unless the Holder of a particular Claim or Equity Interest agrees to less favorable treatment of their respective Claim or Equity Interest4; (e) provides for adequate means for the Plan’s implementation; (f) prohibits the issuance of non-voting securities;

[4]	The Court has reviewed the “gifting” arrangement and determined that no party has raised a § 1123(a)(4) objection. It appears that the arrangement is merely a transfer of rights from the first lien holders to others. Accordingly, it is not a disproportionate allocation by the plan. The Court expresses no view on whether this arrangement would have survived a challenge, but it appears facially appropriate.

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and (g) contains only provisions that are consistent with the interests of Holders of Claims and Equity Interests and with public policy with respect to the manner of selection of any officer or director of the Reorganized Debtors on and after the Effective Date. Therefore, the Plan satisfies the requirements of Bankruptcy Code § 1123(a).

M. Compliance with 11 U.S.C., § 1123(b). As permitted by Bankruptcy Code § 1123(b), the Plan: (a) Impairs or leaves Unimpaired, Classes of Claims and Equity Interests; (b) provides for the assumption, rejection, or assignment of executory contracts and unexpired leases of the Debtors; (c) provides for the settlement or adjustment of claims or interests belonging to the Debtors or their Estates and for the retention and enforcement of claims or interests; (d) enjoins certain acts by Holders of Claims or Equity Interests; (e) exculpates certain Persons from certain claims and Causes of Action; (f) contains a release of certain claims and Causes of Action of, among others, the Debtors and their Estates that could be asserted against certain Persons; and (g) includes other appropriate provisions not inconsistent with the applicable provisions of the Bankruptcy Code.

N. The relief provided in the Plan is fair and necessary for the orderly implementation of the Plan and the administration of the estates. Therefore, the Plan satisfies the requirements of Bankruptcy Code §§ 1123(a) and (b).

O. Compliance with Fed. R. Bankr. P. 3016. The Plan is dated and identifies the entities submitting it, thereby satisfying Fed. R. Bankr. P. 3016(a). The filing of the Disclosure Statement with the Bankruptcy Court satisfies Fed. R. Bankr. P. 3016(b). Further, the Plan and Disclosure Statement describe in specific and conspicuous language all acts to be enjoined and identify the entities that are subject to the injunction, satisfying Fed. R. Bankr. P. 3016(c) to the extent applicable.

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P. Compliance with Fed. R. Bankr. P. 3017. The Debtors have given notice of the Confirmation Hearing as required by Fed. R. Bankr. P. 3017(d) and the Disclosure Statement Order. The solicitation materials prescribed by the Disclosure Statement Order were transmitted to the Holders of Claims and Equity Interests in accordance with Fed. R. Bankr. P. 3017(d) and, with respect to beneficial holders in Class 2A and 6, pursuant to Fed. R. Bankr. P. 3017(e).

Q. Compliance with Fed. R. Bankr. P. 3018. The solicitation of votes to accept or reject the Plan satisfies Fed. R. Bankr. P. 3018. The Plan was transmitted to all Holders of Claims entitled to vote on the Plan in accordance with the Disclosure Statement Order, sufficient time was prescribed for such Holders to accept or reject the Plan, and the solicitation materials used and solicitation procedures followed comply with §§ 1125 and 1126 of the Bankruptcy Code, thereby satisfying the requirements of Fed. R. Bankr. P. 3018.

R. Debtors’ Compliance with Bankruptcy Code (11 U.S.C. § 1129(a)(2)). In accordance with Bankruptcy Code § 1129(a)(2), the Bankruptcy Court finds and concludes that the Debtors have complied with the applicable provisions of the Bankruptcy Code. The Debtors are proper debtors under Bankruptcy Code § 109. The Debtors have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Plan, the Disclosure Statement, the Ballots, and all related documents and notices, and in soliciting and tabulating votes on the Plan.

S. Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). In accordance with Bankruptcy Code § 1129(a)(3), the Bankruptcy Court finds and concludes that the Debtors have proposed the Plan in good faith and not by any means forbidden by law, and the Debtors have acted, and are presently acting, in good faith in conjunction with all aspects of the Plan. All transactions contemplated by the Plan were negotiated and consummated at arm’s-length,

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without collusion, and in good faith. In determining that the Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Plan and the Solicitation of the Plan. The Debtors filed the Chapter 11 Cases and proposed the Plan with legitimate and honest purposes including, among other things, (1) reorganizing the Debtors’ businesses; (2) preserving and maximizing the Debtors’ business enterprise value through an efficient reorganization under Chapter 11; (3) restructuring the Debtors’ capital structure; (4) maximizing the recovery to Holders of Claims under the circumstances of the Chapter 11 Cases; and (5) preserving jobs of the Debtors’ employees in connection with the Debtors’ go-forward operations. Furthermore, the Plan represents extensive arm’s-length negotiations among the Debtors, the Plan Sponsor, the Second Lien Lenders and the Consenting Senior Noteholders, as well as each group’s respective legal and financial advisors (if any), and reflects the best interests of the Debtors’ Estates and Holders of Claims and Equity Interests. In addition, the Plan’s classification, treatment, indemnification, exculpation, release and injunction provisions have been negotiated in good faith, at arm’s length, are consistent with Bankruptcy Code §§ 1122, 1123(b)(6), 1123(b)(3)(A), 1129 and 1142 and are each necessary for the Debtors’ successful reorganization.

T. Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). In accordance with Bankruptcy Code § 1129(a)(4), the Bankruptcy Court finds and concludes that all payments made or to be made by the Debtors or by a Person issuing equity securities or acquiring property under the Plan, for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to these Chapter 11 Cases, have been approved by, or are subject to approval of, the Bankruptcy Court as reasonable, unless otherwise ordered by the Bankruptcy Court.

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U. Directors, Officers, and Insiders (11 U.S.C. § 1129(a)(5)). In accordance with Section 1129(a)(5) of the Bankruptcy Code, the Bankruptcy Court finds and concludes that: (1) the Debtors have disclosed the identity and affiliations of each individual initially proposed to serve, after the Effective Date of the Plan, as a director or officer of any of the Reorganized Debtors; (2) the appointment of the individuals disclosed to serve, after the Effective Date, as directors and officers of the Reorganized Debtors is consistent with the interests of Holders of Claims and Equity Interests and with public policy; and (3) the Debtors have disclosed all insiders that will be employed by the Reorganized Debtors and the nature of compensation for such insiders. As set forth in the Plan Supplement, on the Effective Date, the initial board of directors of Reorganized Warren will serve in accordance with the terms and subject to the conditions of the certificates of incorporation, by-laws and New Equityholder Agreement (or as set forth in the descriptions thereof) and any other relevant organizational documents, each as applicable.

V. No Rate Changes (11 U.S.C. § 1129(a)(6)). In accordance with Bankruptcy Code § 1129(a)(6), the Bankruptcy Court finds and concludes that the Debtors are not subject to any governmental regulation of any rates. Therefore, Section 1129(a)(6) of the Bankruptcy Code is not applicable.

W. Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Plan satisfies Section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached Exhibit D to the Disclosure Statement, as well as the other evidence proffered or adduced at the Confirmation Hearing: (i) are persuasive and credible, (ii) have not been controverted by other evidence, and (iii) establish that with respect to Impaired Classes of Claims or Equity Interests (i.e., Classes 1, 2A, 2B, 3, 4, 5 and 6), each Holder of a Claim or Equity Interest has accepted the Plan or will

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receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code on such date.

X. Acceptance or Rejection of Certain Classes (11 U.S.C. § 1129(a)(8)). In accordance with Bankruptcy Code § 1129(a)(8), the Bankruptcy Court finds and concludes that Classes 1, 2A and 2B have accepted the Plan in accordance with Section 1126(c) of the Bankruptcy Code. With respect to Classes 3, 4, 5 and 6 which did not vote on the Plan and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code, the Bankruptcy Court finds and concludes that, pursuant to Bankruptcy Code § 1129(b)(1) and (2), the Plan does not discriminate unfairly, and is fair and equitable with respect to Class 6 because, inter alia, no Holders of junior Equity Interests will receive or retain any property under the Plan. As set forth in the Tabulation of Votes, Holders of Claims in Classes entitled to vote voted to accept the Plan. Although Section 1129(a)(8) of the Bankruptcy Code has not been satisfied with respect to Classes 3, 4, 5 and 6, the Plan is confirmable because the Plan satisfies Section 1129(b) of the Bankruptcy Code with respect to Classes 3, 4, 5 and 6, as set forth below.

Y. Treatment of Administrative Priority, and Tax Claims (11 U.S.C. 1129(a)(9)). The Bankruptcy Court finds and concludes that the Plan’s treatment of Claims of a kind specified in Bankruptcy Code §§ 507(a)(1) through (8) satisfies the requirements set forth in Bankruptcy Code § 1129(a)(9).

Z. Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Since Classes 1, 2A and 2B are Impaired Classes that voted to accept the Plan, the Bankruptcy Court finds and concludes that at least one Class of Claims that is Impaired under the Plan has voted to accept the Plan, without including acceptances of the Plan by any insider, in accordance with Bankruptcy Code § 1129(a)(10).

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AA. Feasibility (11 U.S.C. § 1129(a)(11)). The Bankruptcy Court finds and concludes that the Disclosure Statement and the other evidence proffered or adduced at the Confirmation Hearing with respect to feasibility (1) is persuasive and credible and (2) establishes that Confirmation of the Plan is not likely to be followed by the need for further financial reorganization or liquidation of the Debtors not otherwise proposed in the Plan, thus satisfying the requirements of Bankruptcy Code § 1129(a)(11).

BB. Payment of Fees (11 U.S.C. § 1129(a)(12)). In accordance with Bankruptcy Code § 1129(a)(12), the Bankruptcy Court finds and concludes that, to the extent that fees payable to the United States Trustee under 28 U.S.C. § 1930(a)(6) have not been paid, the Plan provides for the payment of all such fees on the Effective Date of the Plan and as they come due after the Effective Date.

CC. Continuation of Retiree Benefits (11 U.S.C. § 1129(a)(13)). In accordance with Bankruptcy Code § 1129(a)(13), the Bankruptcy Court finds and concludes that the Plan provides for the continuation after the Effective Date of the payment of all retiree benefits, if any, as that term is defined in Bankruptcy Code § 1114.

DD. Other Provisions of 11 U.S.C. § 1129(a). The Bankruptcy Court finds that the provisions of Bankruptcy Code §§ 1129(a)(14), (a)(15), and (a)(16) are not applicable to the Debtors or the Reorganized Debtors.

EE. No Unfair Discrimination; Fair and Equitable (11 U.S.C. § 1129(b)). The Bankruptcy Court finds and concludes that Classes 3, 4, 5 and 6 are Impaired Class of Claims and Equity Interests and are deemed to have rejected the Plan pursuant to Section 1126(g) of the

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Bankruptcy Code. At the Confirmation Hearing, the Debtors presented uncontroverted evidence that the Plan does not discriminate unfairly and is fair and equitable with respect to Classes 3, 4, 5 and 6, as required by Bankruptcy Code §§ 1129(b)(1) and (2). Therefore, the Plan may be confirmed notwithstanding the Debtors’ failure to satisfy Bankruptcy Code § 1129(a)(8) as to such Classes. Upon confirmation and the occurrence of the Effective Date, the Plan shall be binding upon the members of all Classes of Claims and Equity Interests, including, but not limited to, Classes 3, 4, 5 and 6.

FF. Only One Plan - 11 U.S.C. § 1129(c). The Bankruptcy Court finds and concludes that, other than the Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Cases. Accordingly, the requirements of Bankruptcy Code § 1129(c) have been satisfied.

GG. Principal Purpose (11 U.S.C. § 1129(d)). The Bankruptcy Court finds and concludes that the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933 as amended (the “Securities Act”), and there has been no objection filed by any governmental unit asserting such avoidance.

HH. No Liquidation. The Bankruptcy Court finds and concludes that, because the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors’ Estates and the Reorganized Debtors will be engaged in their respective businesses following consummation of the Plan, Bankruptcy Code § 1141(d)(3) is not applicable.

II. Burden of Proof. The Bankruptcy Court finds and concludes that, the Debtors, as proponents of the Plan, have met their burden of proving the elements of Bankruptcy Code §§ 1129(a) and (b).

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JJ. Satisfaction of Confirmation Requirements. The Bankruptcy Court finds and concludes that the Plan satisfies the requirements for confirmation set forth in Bankruptcy Code § 1129.

Modifications to the Plan

KK. The Bankruptcy Court finds and concludes that all pre-confirmation modifications made to the Plan after Solicitation of votes on the Plan had concluded, as reflected in this Confirmation Order, as set forth on the record at the Confirmation Hearing, or as reflected in the Plan Supplement, satisfy the requirements of Bankruptcy Code § 1127(a) and Bankruptcy Rule 3019, and do not materially adversely change the treatment and rights of the Holders of any Claim or Equity Interest under the Plan who have not otherwise accepted such modifications. Accordingly, the Debtors have satisfied Bankruptcy Code § 1127(c) and Bankruptcy Rule 3019 with respect to the Plan, as modified; and these modifications do not require additional disclosure under Bankruptcy Code §1125 or resolicitation of votes under Bankruptcy Code § 1126, nor do they require that Holders of Claims be afforded an opportunity to change previously cast acceptances; and Holders of Claims or Equity Interests that have accepted or rejected the Plan (or are deemed to have accepted or rejected the Plan) are deemed to have accepted or rejected, as the case may be, the Plan as modified on the date of this Confirmation Order, pursuant to Bankruptcy Code § 1127(d) and Bankruptcy Rule 3019.

Exemptions

LL. Exemption from Registration Requirements (11 U.S.C. § 1145(a)). The Bankruptcy Court finds and concludes that, in accordance with Bankruptcy Code § 1145(a), the (i) offering, issuance and distribution of New Securities to holders of Claims in Classes 2A and 2B are Distributions in exchange for Claims against the Debtors. Therefore, notwithstanding anything to the contrary in this Confirmation order or the Plan, to the maximum extent provided

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by section 1145 of the Bankruptcy Code, applicable provisions of the Securities Act, and other applicable non-bankruptcy law, the offering, issuance and distribution of such issued securities, as well as the Reinstatement of the Warren Subsidiary Debtor Interests (if Reinstatement occurs under the Plan), shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act, all rules and regulations promulgated thereunder, any other applicable federal law, and any state or local law requiring registration for the offer, issuance, sale or distribution of a security or registration or licensing of an issuer of, or underwriter of or broker-dealer in such securities. None of the Debtors is an underwriter within the meaning of Bankruptcy Code § 1145(b). In addition, pursuant to section 1145 of the Bankruptcy Code, the New Securities (other than the Management Stock) will be freely tradable in the U.S. by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of underwriter in section 2(a)(11) of the Securities Act; (ii) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any transfer of such Securities or instruments, and (iii) the laws and any rules and regulations of any State or federal agency or commission that may restrict or condition the trading of securities of a non-public company.

MM. Exemptions from Recording, Stamp, and Similar Taxes (11 U.S.C. § 1146(a)). The Bankruptcy Court finds and concludes that, in accordance with Bankruptcy Code § 1146(a), any transfers from a Debtor to a Reorganized Debtor or any other Person or Entity pursuant to the Plan, including transfers of assets to Reorganized Warren or in relation to the New First Lien Facility (including any mortgages or other collateral documents related thereto), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment.

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Transactions Pursuant to the Plan

NN. Rule 9019 Settlement; Releases and Discharges. The Bankruptcy Court finds and concludes that pursuant to Bankruptcy Rule 9019 and in consideration of the Distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement of all Impaired Claims against the Debtors. Such compromises and settlements are (a) made in exchange for adequate consideration and are in the best interests of the Holders of Impaired Claims, (b) within the range of possible litigation outcomes, (c) fair, equitable, reasonable, and (d) integral elements of the restructuring and resolution of the Chapter 11 Cases in accordance with the Plan.

OO. Discharge, Release, Indemnification, and Exculpation. The Bankruptcy Court finds and concludes that any failure to effect the discharge, release, indemnification, and exculpation provisions of the Plan would impair the Debtors’ ability to confirm the Plan. Pursuant to Bankruptcy Code § 1123(b)(3) and Bankruptcy Rule 9019(a), the releases, exculpation, and injunction set forth in the Plan and implemented by the Confirmation Order are supported by adequate consideration and are fair, equitable, reasonable, and in the best interests of the Debtors, the Reorganized Debtors, and their Estates and creditors. Based upon the record of the Chapter 11 Cases, the representations and/or evidence proffered, adduced and/or presented at the Confirmation Hearing, the Court finds that the exculpation, releases, and injunction set forth in Article XIII of the Plan are consistent with the Bankruptcy Code and applicable law. Accordingly, the compromises and settlements embodied in the release, discharge, indemnification, and exculpation provisions described in Article XIII of the Plan are approved. Provided, the following changes to the release and exculpation provisions are incorporated in and now become part of the Plan:

1. The definition of “Exculpated Party” is amended to exclude the Debtor’s Professionals.

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2. The fifth line of Section 13.10 of the Plan now reads “AND COLLECTIVELY, ACQUITTED AND RELEASED BY THE”.

3. The fifth line of Section 13.11 of the Plan now reads “COLLECTIVELY RELEASES, AND ACQUITS THE DEBTORS”.

4. The last sentence of Section 13.12 of the Plan is deleted.

PP. Issuance of Securities. The Bankruptcy Court finds and concludes that the issuance and Distribution of the New Securities in accordance with the provisions of the Plan are reasonable and necessary.

QQ. Assumption of Executory Contracts and Leases. The Bankruptcy Court finds and concludes that the assumption or rejection of executory contracts and unexpired leases pursuant to the Plan is a reasonable exercise of the Debtors’ business judgment and is in the best interests of the Debtors and their respective Estates. The Bankruptcy Court further finds that (1) the Debtors have cured, will promptly cure, or will cure upon the entry of an appropriate order of the Bankruptcy Court any defaults in any executory contracts and unexpired leases that have been assumed by the Debtors (without giving effect to any acceleration clauses or any default provisions of the kind specified in Bankruptcy Code § 365(b)(2)); and (2) the Debtors have provided adequate assurance of future performance under any such assumed executory contracts and unexpired leases.

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RR. Plan Provisions Valid and Binding. The Bankruptcy Court finds and concludes that, upon entry of this Confirmation Order, each term and provision of the Plan, the Plan Supplement and the New First Lien Facility is valid, binding, and enforceable pursuant to its terms.

SS. Plan Documents Valid and Binding. The Bankruptcy Court finds and concludes that all documents reasonably necessary to implement the Plan, including those contained in the Plan Supplement and the New First Lien Facility, shall be, upon execution on or after the Effective Date, valid, binding, and enforceable agreements. The Bankruptcy Court further finds and concludes that all documents reasonably necessary to implement the Plan, including the Plan Supplement and New First Lien Facility, are in the best interests of the Debtors, their respective Estates, and the Reorganized Debtors and have been negotiated in good faith and at arm’s length.

MISCELLANEOUS PROVISIONS

TT. The Bankruptcy Court finds and concludes that Confirmation of the Plan is in the best interests of the Debtors, their respective Estates, Holders of Claims, Equity Interests and all other parties in interest.

UU. The Debtors, the Reorganized Debtors and the Released Parties will be acting in good faith if they proceed to (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby and the Plan Supplement and (b) take the actions authorized and directed by the Confirmation Order.

VV. All findings of fact and conclusions of law announced by this Bankruptcy Court on the record in connection with Confirmation of the Plan or otherwise at the Confirmation Hearing are incorporated herein by reference.

WW. The findings and conclusions set forth herein and in the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to

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Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. All findings of fact that are conclusions of law shall be deemed to be conclusions of law, and all conclusions of law that are findings of fact shall be deemed to be findings of fact.

ORDER

Based on the foregoing Findings of Fact and Conclusions of Law, it is hereby ORDERED that:

1. Confirmation of Plan. The Plan and Plan Supplement, respectively, are CONFIRMED and APPROVED under Bankruptcy Code § 1129.5

2. Approval of Plan Documents. The form and substance of the Plan documents as reflected in the Plan Supplement are hereby approved.

3. Objections Overruled. All objections that have not been withdrawn, waived, or settled are overruled on the merits.

4. Record Closed. The record of the Confirmation Hearing is hereby closed.

5. Vesting of Assets (11 U.S.C. § 1141(b) and (c)); Release of Liens. Upon the Effective Date, unless otherwise provided in the Plan or in the Order issued at ECF No. 314, all assets of the Debtors (other than the Equity Interests in the Debtors’ subsidiaries) shall be automatically transferred to and vest in the Reorganized Debtors, free and clear of all Liens, Claims, Equity Interests, charges or other encumbrances (except for any Liens granted to secure the New First Lien Facility). Except as otherwise provided in the Plan, any and all property of the Debtors, including any Equity Interests owned by one Debtor of another Debtor, shall pass to and vest in the respective Reorganized Debtor on the Effective Date. From and after the

[5]	A copy of the Plan is attached hereto as Exhibit “A”.

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Effective Date, the Reorganized Debtors may operate their respective businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all claims, encumbrances, Equity Interests, charges and Liens and all mortgages, deeds of trust, or other security interests against the property of any Debtor are fully released and discharged, except as provided in this Confirmation Order or in the Plan. Without limiting the generality of the foregoing, the Reorganized Debtors may, without application to or approval by the Bankruptcy Court, pay any professional fees and expenses incurred after the Effective Date.

6. Assumption of Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2). Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) is the subject of a motion to assume or reject filed on or before the Confirmation Date or (c) is set forth in the schedule of executory contracts or unexpired leases to be rejected by the Debtors previously filed with the Plan Supplement, as amended, a copy of which is attached hereto as Exhibit “B” (the “Rejected Contracts Schedule”). This Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, each as of the Effective Date, and upon entry of the Confirmation Order all unexpired leases of nonresidential real property not listed on the Rejected Contracts Schedule shall be deemed assumed for purposes of section 365(d)(4). Each executory contract and

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unexpired lease assumed pursuant to this Confirmation Order shall be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any order of the Bankruptcy Court authorizing and providing for the assumption of such contract or lease, or applicable federal law. Any dispute over a cure amount owed on an assumed executory contact or unexpired lease shall be resolved in accordance with the terms of the Plan and this Confirmation Order.

7. Claims for Rejection Damages. If the Debtors’ rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim against the Debtors by the non-Debtor party or parties to such contract or lease, such Claims shall be forever barred and shall not be enforceable against the Debtors, their respective Estates, or the Reorganized Debtors unless a proof of Claim is filed with the Bankruptcy Court and served upon the Debtors or the Reorganized Debtors, and their respective counsel, within thirty (30) days of the earlier of (a) the date of entry of an order approving such rejection and (b) service of a copy of this order on the counterparty to the rejected contract. The Debtors have the right to amend or supplement the Rejected Contracts Schedule through and including the Effective Date. If an executory contract or unexpired lease is added to or removed from the Rejected Contracts Schedule after the Confirmation Date, then the Debtors shall promptly serve notice of their intention to assume or reject, as the case may be, to all counter-parties of such executory contract or unexpired lease as well as the cure amount associated with such assumption, if any (the “Supplemental Notice”). Counter-parties shall have 14 days from the date of service of the Supplemental Notice to object to the assumption or rejection of the contract (the “Objection Period”). If no objection is timely filed to a Supplemental Notice, then such contract is deemed assumed or rejected, as the case may be, as of the expiration of Objection Period. For contracts subject to the Supplemental Notice, the proof of claim deadline will be thirty days after service of the Supplemental Notice.

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8. The Debtors’ Oil and Gas Leases. The Debtors oil and gas leases (the “Oil and Gas Leases6”) are hereby assumed by the Debtors to the extent such leases are “unexpired leases of non-residential real property” for the purposes of Section 365(d)(4). Nothing in this Confirmation Order shall be deemed a finding or determination that any Oil and Gas Lease constitute “unexpired leases of non-residential real property” for purposes of Section 365(d)(4), and the Debtors’ rights to contest any such claim or allegation are expressly reserved. Nothing in the Plan alter or changes the underlying property rights associated with the Debtors’ Oil and Gas Leases, including the underlying property rights of working interest and royalty interest holders. The Debtors’ rights to dispute the amount of any payment associated with the Oil and Gas Leases, including any payments on account of royalty interest or working interests, and to assert that claims for such amounts have been discharged by the Plan are expressly reserved.

9. Authorization to Take Acts Necessary to Implement Plan. Subject to the terms of this Confirmation Order and the Plan, the Debtors and the Reorganized Debtors, as applicable, may take all actions to execute, deliver, file, or record such contracts, instruments, releases, leases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan without the need for any further notice to or action, order or approval of the Bankruptcy Court, or other act or action under applicable law, regulation, order, or rule except for those expressly required pursuant to the Plan, the New First Lien Facility or any Plan Supplement document.

[6]	“Oil and Gas Leases”, as used herein includes any instrument, conveyance, or other document in favor of any Debtor by which a leasehold, working interest, easement, right-of-way or other right to extract, transport or inject oil, gas or other liquid or gaseous hydrocarbons or liquids or gases produced or used in connection with such Debtor’s oil and gas exploration, development and production operations is created.

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10. Approvals. Subject to the terms of this Confirmation Order and the Plan, no further approvals, notices, or meetings of any Debtor’s board of directors or Holders of Equity Interests are necessary to effectuate the Plan, the transactions contemplated thereby or the New First Lien Facility, and any officer, managing member, or general partner of each respective Debtor is authorized to execute any document, certificate, or agreement, including those related to the New First Lien Facility, necessary to effectuate the Plan on behalf of such Debtor, which documents, certificates, and agreements shall be binding on the Debtors, the parties thereto, and, to the extent applicable, all Holders of Claims and Equity Interests.

11. Continued Corporate Existence. The Reorganized Debtors shall continue to exist after the Effective Date as separate Entities with all powers of a corporation or limited liability company, as the case may be, under the laws of the respective states governing their formation and in accordance with the bylaws or similar organizational documents, as applicable, in effect before the Effective Date, except as their certificates of incorporation or formation and bylaws or similar organizational documents may be amended pursuant to the Plan. On the Effective Date, without any further corporate or similar action, the organizational documents of the Reorganized Debtors, as applicable, shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities.

12. Plan Documents. All documents and agreements introduced in the Plan Supplement or contemplated by the Plan (including all exhibits and attachments thereto and documents referred to therein), including the New First Lien Facility, are approved and the execution, delivery, and performance thereunder by the Reorganized Debtors are authorized and approved, without need for further corporate action or further order or authorization of the

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Bankruptcy Court. The parties to the documents contained in the Plan Supplement are authorized and empowered to amend and modify the documents included therein in a manner consistent with the Plan, and as to which the parties thereto may agree, with the consent of (i) the Plan Sponsor; and (ii) solely as to provisions which affect the nature, form, substance, amount or timing of the treatment, distributions or recoveries to Holders of Senior Notes Claims or Claren Road, or the rights and protections of minority holders as set forth in the Restructuring Term Sheet, or that adversely impacts or affects the equity value of the New Warren Common Stock, the prior written consent of the Required Consenting Senior Noteholders or Claren Road, as applicable, in each case in their sole discretion; provided that, notwithstanding anything to the contrary herein or in the Plan, the Equityholder Agreement shall be reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders.

13. Payment of 2020 Secured Debentures.

(a) The Secured Debenture Claims which arise out of, or otherwise relate to, the 2020 Secured Debentures and the 2020 Secured Indenture are Allowed and not subject to any objection by any party in interest in an amount equal to the sum of the following (hereinafter referred to as the “Allowed 2020 Secured Debenture Claims”): (i) the total amount of principal outstanding under the 2020 Secured Debentures as of the date hereof (i.e., $810,000.00), plus (ii) all unpaid interest which has accrued at a rate of 12.00% per annum on the principal outstanding under the 2020 Secured Debentures during the period from June 2, 2016 to and including the Effective Date, plus (iii) all unpaid interest which has accrued at a rate of 12.00% per annum on overdue installments of interest under the 2020 Secured Debentures during the period from July 2, 2016 to and including the Effective Date, plus (iv) all reasonable and documented fees and expenses

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(including any legal and other professional fees, costs and expenses) incurred on or before the Effective Date by the 2020 Secured Debenture Trustee which the Debtors are obligated to pay or otherwise reimburse the 2020 Secured Debenture Trustee under the 2020 Secured Indenture, all without any reduction to the recoveries of the holders of the 2020 Secured Debentures under the Plan.

(b) Notwithstanding any provision contained in the 2020 Secured Indenture or the 2020 Secured Debentures to the contrary, and in accordance with the provisions of Sections 2.07 and 2.08 of the Plan:

(i) On any date or dates prior to the Effective Date, the 2020 Secured Debenture Trustee shall (A) sell and liquidate all of the Collateral (as defined in the 2020 Secured Indenture), in accordance with the applicable provisions of Article XIV of the 2020 Secured Indenture (including Section 14.04(b) contained therein) and (B) thereafter hold on deposit all of the proceeds arising therefrom (said proceeds are hereinafter referred to as the “2020 Cash Collateral Proceeds”), until such time as the 2020 Collateral Cash Proceeds shall be distributed by the 2020 Secured Debenture Trustee, in accordance with the provisions of Section 13(b)(iii) of this Order;

(ii) On or as soon as reasonably practicable following the Effective Date, the Debtors shall pay the 2020 Secured Debenture Trustee an amount of cash (said amount is hereinafter referred to as the “2020 Bond Payment”) equal to: (A) the amount of the Allowed 2020 Secured Debenture Claims, minus (B) the amount of the 2020 Cash Collateral Proceeds; and

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(iii) Upon receipt by the 2020 Secured Debenture Trustee of the 2020 Cash Collateral Proceeds and the 2020 Bond Payment, the 2020 Secured Debenture Trustee shall promptly thereafter distribute the 2020 Cash Collateral Proceeds and the 2020 Bond Payment, in accordance with the provisions of Section 14.09 of the 2020 Secured Indenture;

all in full and complete satisfaction of the Allowed 2020 Secured Debenture Claims, except as otherwise provided in the Plan.

14. Payment of 2022 Secured Debentures.

(a) The Secured Debenture Claims which arise out of, or otherwise relate to, the 2022 Secured Debentures and the 2022 Secured Indenture are Allowed and not subject to any objection by any party in interest in an amount equal to the sum of the following (hereinafter referred to as the “Allowed 2022 Secured Debenture Claims”): (i) the total amount of principal outstanding under the 2022 Secured Debentures as of the date hereof (i.e., $801,000.00), plus (ii) all unpaid interest which has accrued at a rate of 12.00% per annum on the principal outstanding under the 2022 Secured Debentures during the period from June 2, 2016 to and including the Effective Date, plus (iii) all unpaid interest which has accrued at a rate of 12.00% per annum on overdue installments of interest under the 2022 Secured Debentures during the period from July 2, 2016 to and including the Effective Date, plus (iv) all reasonable and documented fees and expenses (including any legal and other professional fees, costs and expenses) incurred on or before the Effective Date by the 2022 Secured Debenture Trustee which the Debtors are obligated to pay or otherwise reimburse the 2022 Secured Debenture Trustee under the 2022 Secured Indenture, all without any reduction to the recoveries of the holders of the 2022 Secured Debentures under the Plan.

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(b) Notwithstanding any provision contained in the 2022 Secured Indenture or the 2022 Secured Debentures to the contrary, and in accordance with the provisions of Sections 2.07 and 2.08 of the Plan:

(i) On any date or dates prior to the Effective Date, the 2022 Secured Debenture Trustee shall (A) sell and liquidate all of the Collateral (as defined in the 2022 Secured Indenture), in accordance with the applicable provisions of Article XIV of the 2022 Secured Indenture (including Section 14.04(b) contained therein) and (B) thereafter hold on deposit all of the proceeds arising therefrom (said proceeds are hereinafter referred to as the “2022 Cash Collateral Proceeds”), until such time as the 2022 Collateral Cash Proceeds shall be distributed by the 2022 Secured Debenture Trustee, in accordance with the provisions of Section 14(b)(iii) of this Order;

(ii) On or as soon as reasonably practicable following the Effective Date, the Debtors shall pay the 2022 Secured Debenture Trustee an amount of cash (said amount is hereinafter referred to as the “2022 Bond Payment”) equal to: (A) the amount of the Allowed 2022 Secured Debenture Claims minus (B) the amount of the 2022 Cash Collateral Proceeds; and

(iii) Upon receipt by the 2022 Secured Debenture Trustee of the 2022 Cash Collateral Proceeds and the 2022 Bond Payment, the 2022 Secured Debenture Trustee shall promptly thereafter distribute the 2022 Cash Collateral Proceeds and the 2022 Bond Payment, in accordance with the provisions of Section 14.09 of the 2022 Secured Indenture;

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all in full and complete satisfaction of the Allowed 2022 Secured Debenture Claims, except as otherwise provided in the Plan.

15. Cancellation of Notes, Instruments, Debentures, and Equity Interests. As of the Effective Date, the Certificates evidencing the Warren Equity Interests, the First Lien Facility, the Second Lien Facility, the Senior Notes, or the Secured Debentures shall evidence solely the right to receive from the Debtors or Disbursing Agent, as the case may be, the Distribution of the consideration, if any, set forth in Article III of the Plan. On the Effective Date, except as otherwise provided for in the Plan or this Confirmation Order: (a) the Warren Equity Interests, the First Lien Facility, the Second Lien Facility, the Senior Notes and the Secured Debentures, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any other Person and (b) the obligations of the Debtors under the Warren Equity Interests, the First Lien Facility, the Second Lien Facility, the Senior Notes and the Secured Debentures, the Debtors’ respective certificates of incorporation or formation, and any agreements, indentures, or certificates of designations governing the Warren Equity Interests, the First Lien Facility, the Second Lien Facility, the Senior Notes and the Secured Debentures shall be terminated and discharged. Additionally, as of the Effective Date and except as otherwise provided in the Plan or this Confirmation Order, all Warren Equity Interests, to the extent not already cancelled, shall be cancelled. The Warren Subsidiary Debtor Interests shall not be cancelled, but shall be Reinstated and shall vest in Reorganized Warren as of the Effective Date.

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16. Issuance of New Warren Common Stock and New Warrants. Pursuant to Article IV of the Plan, the issuance of the New Warren Common Stock and New Warrants is hereby authorized without any further action (a) by the board of directors, shareholders, or officers of Reorganized Warren or (b) under applicable law, regulation, order, or rule. All of the shares of New Warren Common Stock and New Warrants issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable. Each distribution and issuance of New Warren Common Stock and New Warrants under the Plan shall be governed by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.

17. New First Lien Facility. The Reorganized Debtors are authorized and directed, without need for further corporate action or further order or authorization of the Bankruptcy Court, to enter into the New First Lien Facility and to execute and deliver all documents, agreements and instruments contemplated thereby. Subject to the occurrence of the Effective Date, the obligations under the New First Lien Facility shall, upon execution, constitute legal, valid, binding and authorized obligations of each of the parties thereto, enforceable in accordance with the terms of the New First Lien Facility. Subject to the occurrence of the Effective Date, the security interests, liens, and mortgages granted under or in connection with the New First Lien Facility shall constitute legal, valid and duly perfected liens against the Collateral (as defined in the New First Lien Facility) of the priority specified in such documents. Such security interests, liens and mortgages (the “Exit Liens”) shall constitute legal, valid and duly perfected liens against the Collateral pursuant to the terms of the New First Lien Facility. The Exit Liens shall be deemed to be created, valid and perfected without any requirement of filing or recording of financing statements, mortgages or other evidence of such security interests,

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liens and mortgages and without any approvals or consents from governmental entities or any other persons and regardless of whether or not there are any errors, deficiencies or omissions in any property descriptions attached to any filing and no further act shall be required for the perfection of the liens and security interests. The obligations of the Reorganized Debtors arising pursuant to the New First Lien Facility and the Exit Liens granted to secure such obligations are in exchange for fair and reasonably equivalent value and do not constitute a preferential transfer or fraudulent transfer or fraudulent conveyance under applicable federal or state laws and will not subject the New First Lien Facility Lenders to any liability by reason of the incurrence of such obligation or grant of such Exit Liens under applicable federal or state laws, including, but not limited to successor or transferee liability.

18. Insurance. Pursuant to Section 7.06 of the Plan, all fiduciary liability insurance policies, including but not limited to, directors’ and officers’ liability insurance policies, maintained by the Debtors, to the extent deemed executory, shall be assumed, and confirmation and consummation of the Plan shall have no effect on such insurance policies.

19. Exemption from Certain Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and this Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment: (a) the issuance, transfer or exchange of New Securities; (b) the creation of any mortgage, deed of trust, lien or other security interest under or pursuant to the Plan or the New

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First Lien Facility; (c) the making or assignment of any lease or sublease under or pursuant to the Plan or New First Lien Facility; (d) the execution and delivery of the New First Lien Facility and any documents related thereto; (e) any Restructuring Transaction as set forth in the Plan, including but not limited to, Article IV of the Plan; (f) the release of liens under the First Lien Facility, Second Lien Facility and DIP Credit Agreement; or (g) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, transfers of assets, bills of sale or assignments executed in connection with any of the foregoing or pursuant to the Plan.

20. Administrative Expense Bar Date. In accordance with Section 13.01 of the Plan, any party (other than the Consenting Senior Noteholder Fees and Expenses, the Plan Sponsor Fees and Expenses, Claren Road Fees and Expenses, Administrative Expenses paid in the ordinary course of business pursuant to Article 2.01 of the Plan, and Claims for United States Trustee fees) seeking an Administrative Expense, including, but not limited to, any cure claim for an executory contract or unexpired lease assumed under the Plan and the Confirmation Order, must file with the Bankruptcy Court an application for such Administrative Expenses or cure claim on or before thirty (30) days of the Effective Date. Any party failing to submit such application within such time period shall be forever barred and estopped from asserting such Administrative Expense or cure claim. For the avoidance of any doubt, no Person or Entity shall be required to file any notice, pleading, or motion with the Bankruptcy Court with respect to the Consenting Senior Noteholder Fees and Expenses, the Plan Sponsor Fees and Expenses, or Claren Road Fees and Expenses, which shall be paid in full in Cash on or before the Effective Date. Notwithstanding anything to the contrary in the Plan or Confirmation Order, no Governmental Unit shall be required to file a request for the payment of an expense described in 11 U.S.C. s 503(b)(1)(B) or (C) as a condition of its being an allowed administrative expense.

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21. Final Fee Applications. Unless authorized by a separate order of the Bankruptcy Court, pursuant to Section 13.02 of the Plan, Professionals must file an application for final allowance of Professional Fee Claims for services rendered prior to the Effective Date no later than thirty (30) days after the Effective Date. Objections to any Professional Fee Claim must be filed and served no later than twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by order of the Bankruptcy Court). Notwithstanding anything in the Order Establishing Procedures for the Interim Compensation of Professionals [Docket No. 177] (the “Compensation Procedures Order”) Professionals may file a final fee application covering their entire engagement through the Effective Date in lieu of filing interim fee applications pursuant to the Compensation Procedures Order so long as such Professional does not submit a monthly Fee Statement (as defined in the Compensation Procedures Order) for September 2016 or any month thereafter.

22. Payment of Statutory Fees. Each of the Reorganized Debtors shall be responsible for timely payment of United States Trustee quarterly fees incurred pursuant to 28 U.S.C. §1930(a)(6). Any fees due as of the date of confirmation of the Plan will be paid in full before the Effective Date of the Plan or on the scheduled due date, whichever occurs first. After confirmation, each of the Reorganized Debtors each shall timely pay United States Trustee quarterly fees as such fees accrue until the Chapter 11 Cases are closed by the Bankruptcy Court. The Debtors or Reorganized Debtors shall timely file with the Bankruptcy Court and serve on the United States Trustee quarterly financial reports for each quarter (or portion thereof) that the Chapter 11 Cases remain open, in a format prescribed by the United States Trustee.

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23. Management Incentive Plan. In accordance with section 4.11 of the Plan, on or as soon after the Effective Date as is practicable, the New Board shall implement the Management Incentive Plan.

24. Termination of Injunctions and Automatic Stay. All injunctions or stays, whether imposed by operation of law or by Order of the Bankruptcy Court, provided for in the Chapter 11 Cases, pursuant to §§ 105 or 362 of the Bankruptcy Code or otherwise, that are in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. All injunctions or stays provided for in the Chapter 11 Cases under §§ 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall terminate on the Effective Date.

25. Injunction. Except as otherwise expressly provided in the Plan, this Confirmation Order, or a separate order of this Bankruptcy Court, the injunctions set forth in Article XIII of the Plan, including but not limited to sections 13.09 of the Plan, are approved.

26. Releases and Exculpation. Pursuant to § 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), except as otherwise provided in this Confirmation Order, the settlements, compromises, releases, discharges and exculpations set forth in the Plan (as amended by paragraph “OO” above, including, but not limited to, the releases and exculpation set forth in sections 13.10, 13.11 and 13.12 of the Plan and implemented by this Confirmation Order shall be, and hereby are, approved as fair, equitable, reasonable and in the best interests of the Debtors, each of their respective Estates, the Reorganized Debtors and Holders of Claims. Holders of Class 5 (Section 510(b) Claims) and Class 6 (Warren Equity Interests) are excluded from the Plan’s definition of “Releasing Parties.” Such exclusion does not impact, alter or otherwise affect the discharge of the Debtors or the cancellation of the Equity Interests under the Plan.

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27. Non-Occurrence of Effective Date. In the event that one or more of the conditions specified in Section 9.02 of the Plan shall not have occurred or been waived pursuant to Section 9.05 of the Plan, (x) no Distributions under the Plan shall be made, (y) the Debtors and Holders of Claims and Equity Interests shall be restored to the status quo as of the day immediately preceding the Confirmation Date, and (z) the Debtors’ obligations with respect to Claims and Equity Interests shall remain unchanged and nothing contained in the Plan or this Confirmation Order shall constitute or be deemed to (i) waive or release any Claims or Equity Interests by or against the Debtors or any other Person or governmental entity or (ii) prejudice in any manner the rights of the Debtors or any other Person or governmental entity in any other or further proceedings involving the Debtors.

28. Failure to Consummate Plan. In the event that the Plan is not consummated, (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan or this Confirmation Order, and no acts taken in preparation for consummation thereof, shall (x) constitute or be deemed to constitute a waiver or release of any claims by or against, or any Equity Interests in, the Debtors or any other Person, (y) subject to the provisions of the Bankruptcy Code, prejudice in any manner the rights of the Debtors or any Entity in any further proceedings involving the Debtors, or (z) constitute an admission of any sort by the Debtors or any other Entity.

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29. Notice of Entry of Confirmation Order; Occurrence of Effective Date. Within five (5) Business Days of the Confirmation Date, the Debtors shall file on the Bankruptcy Court docket and serve a notice of entry of the Confirmation Order (the “Confirmation Date Notice”), pursuant to Bankruptcy Rules 2002(f)(7), 2002(k) and 3020(c), on all Holders of Claims and Equity Interests of record and the United States Trustee by electronic mail or first-class mail, postage prepaid. As soon as practical after the occurrence of the Effective Date, the Debtors shall file on the Bankruptcy Court’s docket and serve a notice of the occurrence of the Effective Date (the “Effective Date Notice”), on all Holders of Claims and Equity Interests of record and the United States Trustee by electronic mail or first-class mail, postage prepaid. The Confirmation Date Notice and the Effective Date Notice described herein is adequate under the particular circumstances and no other or further notice is necessary.

30. Exemption from Securities Laws. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance and distribution of the New Securities to Classes 1 and 2A, and the Reinstatement of the Secured Debentures and Warren Subsidiary Debtor Interests (if such reinstatement occurs) as contemplated by Article V of the Plan, shall be exempt from, among other things the registration requirements of section 5 of the Securities Act and any other applicable law. In addition, pursuant to section 1145 of the Bankruptcy Code, the New Securities (other than the Management Stock) will be freely tradable in the U.S. by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, and (iii) the laws and any rules and regulations of any State or federal agency or

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commission that may restrict or condition the trading of securities of a non-public company. In addition, any securities issued under the Plan, including the New Warren Common Stock and the New Warrants, shall be subject to the restrictions, if any, of the transferability of such securities set forth in the New Equityholder Agreement and the New Warren Organizational Documents.

31. References to Plan Provisions. The failure to include or reference any particular provision of the Plan or Plan Supplement in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Bankruptcy Court that the Plan be confirmed in its entirety.

32. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified, or vacated by subsequent order of this Bankruptcy Court or any other court, such reversal, modification, or vacatur shall not affect the validity of the acts or obligations incurred or undertaken under or in connection with the Plan prior to the Debtors’ receipt of written notice of any such order. Notwithstanding any such reversal, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

33. Applicable Non-Bankruptcy Law. Pursuant to §§ 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan, and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law, subject to the terms and conditions hereof. The Reorganized Debtors shall have the right, to the full extent permitted by section 1142 of the Bankruptcy Code, to apply to the Bankruptcy Court for an order, notwithstanding any otherwise applicable non-bankruptcy law, directing any appropriate entity to execute and deliver an instrument or perform any other act necessary to implement the Plan or the provisions of this Confirmation Order.

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34. Discharge. Except as otherwise provided in the Plan or in this Confirmation Order, all Distributions under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their respective Estates, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims. Upon the Effective Date, each of the Debtors shall be deemed discharged and released under § 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in §§ 502(g), 502(h), or 502(i) of the Bankruptcy Code. The discharge shall be effective as to each Claim except as otherwise expressly provided in the Plan or this Confirmation Order, regardless of whether (i) a proof of claim or interest based on such Claim, debt or liability is filed or deemed filed under § 501 of the Bankruptcy Code or is filed in the Bankruptcy Court; (ii) a Claim based upon such Claim, debt or liability is allowed; or (iii) the Holder of a Claim based on such Claim, debt or liability has accepted the Plan.

35. Upon the occurrence of the Effective Date, the Plan shall be binding upon the Debtors, the Reorganized Debtors and their respective successors and assigns, the Holders of Claims and Equity Interests and their respective successors and assigns (whether or not they were entitled to vote, or voted, to accept the Plan, whether or not they are impaired under the Plan, and whether or not any such Holder has filed, or is deemed to have filed a proof of Claim or proof of Equity Interest, and whether or not such Holder receives or retains property under the Plan), and any other Person or Entity giving, acquiring, or receiving property under the Plan.

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The rights afforded in the Plan and the treatment of all Claims and Equity Interests therein shall (except as otherwise provided in the Plan or this Confirmation Order) be in exchange for and in full and complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever, known or unknown, including any interest accrued on or expenses incurred in connection with such Claims or Equity Interests from and after the Petition Date, against the Debtors, their Affiliates or their respective Estates, assets, properties or interests in property. Except as otherwise provided in the Plan or in this Confirmation Order, (i) on the Effective Date, all such Claims against the Debtors shall be deemed satisfied in full, by the consideration, if any, provided for in the Plan, and (ii) all persons and entities shall be precluded from asserting against the Debtors, their Affiliates, their successors, or their assets or properties any other or further Claims based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

36. This Confirmation Order shall be binding upon and govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title with respect to the Debtors, the Reorganized Debtors and/or their respective assets, irrespective of whether such Persons or Entities received notice of or consented to entry of this Confirmation Order.

37. Reservation of Rights of Department of Interior and Environmental Protection Agency. Nothing in this Confirmation Order or the Plan releases, discharges, precludes, or

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enjoins: (i) any liability to any governmental unit as defined in 11 U.S.C. § 101(27) (“Governmental Unit”) that is not a “claim” as defined in 11 U.S.C. § 101(5); (ii) any Claim of a Governmental Unit arising on or after the Confirmation Date; (iii) any police or regulatory liability to a Governmental Unit that any entity is subject to as the owner or operator of property after the Confirmation Date; or (iv) any liability to a Governmental Unit on the part of any Person other than the Debtors, or Reorganized Debtors. Nothing in this Order or the Plan shall enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding sentence, and nothing in this Order or the Plan shall affect any setoff or recoupment rights of any Governmental Unit.

38. Reservation of Rights in Favor of Pennsylvania Department of Environmental Protection. Nothing in the Plan, any Amended Plan, or Confirmation Order discharges or releases the Debtors, the Reorganized Debtors, or any other entity, from their obligations to comply with Pennsylvania or federal environmental law, enjoins the Pennsylvania Department of Environmental Protection’s (the “PA DEP”) enforcement of Pennsylvania or federal environmental law, or impairs the ability of the PA DEP to pursue any such liability against any Debtor, Reorganized Debtor, to the extent such liability is not a “claim” as defined in 11 U.S.C. §101(5) and regardless of when such liability arose, or to pursue such liability against any non-Debtor entity. Any liability to the PA DEP that is not a “claim” as defined in 11 U.S.C. §101(5) under Pennsylvania or federal environmental law shall survive the Chapter 11 Cases as if the cases had not been commenced and may be determined in the manner and by the administrative or judicial tribunals in which such rights or claims would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. Moreover: (1) the PA DEP shall not be required to file any proofs of claims for any liability that is not a “claim” as defined in

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11 U.S.C. § 101(5); (2) the PA DEP reserves the right to request Administrative Expenses under 11 U.S.C. § 503 and the Debtors reserve their rights to object to any such request; and (3) nothing shall affect or impair the exercise of any of the PA DEP’s police and regulatory powers against the Debtors and/or the Reorganized Debtors or any other entity after the Confirmation Date.

39. Reservation of Rights by First Lien Agent. Notwithstanding anything to the contrary in the Plan or this Confirmation Order (including, without limitation, sections 4.07, 13.11, and 13.12 of the Plan): (a) no provision of the Plan or Confirmation Order shall release, impair, cancel, or terminate the rights afforded the First Lien Facility Agent against any of the First Lien Lenders under the First Lien Facility credit agreement (including, without limitation, under Articles 2, 9, 10 and 11 of the First Lien Facility credit agreement); and (b) the contracts, agreements, and other instruments memorializing or documenting the First Lien Facility shall not be deemed cancelled with respect to any rights between the First Lien Facility Agent and First Lien Lenders that survive payment in full of the Obligations (as such term is defined in the First Lien Facility credit agreement).

40. Reservation of Rights by Second Lien Agent. Notwithstanding anything to the contrary in the Plan or this Confirmation Order (including, without limitation, Sections 4.07, 13.11, and 13.12 of the Plan): (a) no provision of the Plan or Confirmation Order shall release, impair, cancel, or terminate the rights afforded the Second Lien Facility Agent against any of the Second Lien Lenders under Section 2.7(e)(v), 2.13 and 2.14 and Articles 9, 10 and 11 of the Second Lien Facility credit agreement; and (b) the contracts, agreements, and other instruments memorializing or documenting the Second Lien Facility shall not be deemed cancelled with respect to any rights between the Second Lien Facility Agent and Second Lien Lenders that survive payment in full of the Obligations (as such term is defined in the Second Lien Facility credit agreement).

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41. Amendment to Section 2.03 of the Plan. The last two sentences of section 2.03 of the Plan is hereby amended and replaced in full to provide the following: Penalties in compensation for actual pecuniary losses will be allowed as part of Allowed Priority Tax Claims, and such penalties will be granted priority treatment in accordance with 11 U.S.C. 507(a)(8)(G). Penalties not in compensation for actual pecuniary loss will be treated in Class 2B.

42. Reservation of Rights of Internal Revenue Service. Nothing contained in the Plan or Confirmation Order, including, but not limited to, section 13.03 of the Plan, shall prohibit or prevent the Internal Revenue Service (the “IRS”) from amending any filed proof of claim after the Effective Date, provided that such amendment arises from the filing of any tax return or ordinary course audit practices. The Debtors and Reorganized Debtors reserve their rights to object to any such amended proof of claim. With respect to all federal taxes for taxable years ending after the Petition Date, the Debtors and Reorganized Debtors will pay all such federal taxes as they become due, will file all federal tax returns on a timely basis, and will comply with all provisions of Title 26, U.S.C. Nothing in the Plan or Confirmation Order shall affect the ability of the IRS to pursue ordinary collection remedies against the Debtors and Reorganized Debtors after the Effective Date for the collection of taxes for taxable years ending after the Petition Date.

43. Resolution of Objection of ORRI Holders. In resolution of the objection to confirmation of the Plan filed by David L. Bayer, Janet K. Dolar, as Trustee for the Janet K. Dolar Trust, Mark S. Dolar, as Trustee for the Mark S. Dolar Trust, Lane Larisch, Clarence J. Wendt, as trustee for the Wendt Family Trust and Patricia Wilson-Schafer (collectively, the

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“ORRI Holders”) and in full satisfaction of any prepetition claims, including, but not limited to, with respect to any unpaid royalties, the Debtors agree to pay $80,000 to the ORRI Holders on the Effective Date or as soon as reasonably practicable thereafter (the “ORRI Holders Payment”). As a condition to and in conjunction with the ORRI Holders Payment, the ORRI Holders and the Debtors shall execute mutual releases of any and all claims prior to the Petition Date. For the avoidance of doubt, agreement to this resolution is not an admission as to liability by the Debtors and all rights of the Debtors, Reorganized Debtors and ORRI Holders concerning the payment of any royalties after the Petition Date are expressly reserved and preserved.

44. Effect of Conflict Between Plan and Confirmation Order. If there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Confirmation Order, the terms of this Confirmation Order shall control.

45. Retention of Jurisdiction. This Bankruptcy Court’s retention of jurisdiction as set forth in Article XI of the Plan is approved. Such retention of jurisdiction does not affect the finality of this Confirmation Order; provided that the jurisdiction provisions set forth in each of the New First Lien Facility and Plan Supplement documents shall govern all matters related thereto.

46. Nonseverable and Mutually Dependent. The provisions of this Confirmation Order are nonseverable and mutually dependent.

47. Authorization to Consummate Plan. Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order shall be effective and enforceable immediately upon entry and the Debtors are authorized to consummate the Plan immediately after entry of this Confirmation Order. The Bankruptcy Court also hereby waives the 14-day stay set forth in Bankruptcy Rules 6004(h) and 6006(d) in order that the transactions contemplated by the Plan may be consummated prior to the expiration of such 14-day period.

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September 14, 2016.

/s/ Marvin Isgur
THE HONORABLE MARVIN ISGURUNITED STATES BANKRUPTCY JUDGE

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EXHIBIT A

Debtors’ Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: Warren Resources, Inc., et al.,[1] Debtors.	§ § § § §	Chapter 11 Case No. 16-32760 (MI) (Jointly Administered)

PLAN OF REORGANIZATION OF WARREN RESOURCES, INC.

AND ITS AFFILIATED DEBTORS

ANDREWS KURTH LLP

Timothy A. (“Tad”) Davidson II Robin Russell
Joseph P. Rovira
600 Travis, Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4200
Facsimile: (713) 220-4285

ATTORNEYS FOR THE DEBTORS AND DEBTORS IN POSSESSION

Dated: Houston, Texas
July 25, 2016.

[1]	The Debtors in these cases, along with the last four digits of each Debtor’s federal tax identification number (if any), are: (i) Warren Resources, Inc. (4080); (ii) Warren E&P, Inc. (4052); (iii) Warren Resources of California, Inc. (0072); (iv) Warren Marcellus, LLC (0150); (v) Warren Energy Services, LLC (4748); and (vi) Warren Management Corp. The Debtors’ service address is: 11 Greenway Plaza, Suite 3050, Houston, Texas 77046.

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TABLE OF CONTENTS

ARTICLE I DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME		1
1.01	Definitions	1

ARTICLE II TREATMENT OF UNCLASSIFIED CLAIMS		17
2.01	Administrative Expenses	17
2.02	U.S. Trustee Fees	18
2.03	Priority Tax Claims	18
2.04	Professional Fee Claims	18
2.05	Obligations Under the DIP Credit Agreement	19
2.06	First Lien Lender Adequate Protection Claims	19
2.07	Secured Debentures	19
2.08	Secured Debenture Trustees – Payment of Fee and Expenses	19
2.09	Other Secured Claims	20
2.10	Other Priority Claims	20

ARTICLE III CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS		20
3.01	Introduction	20
3.02	Summary of Classes	21
3.03	Treatment of Classified Claims and Equity Interests	21
3.04	Allowed Claims	24
3.05	Allocation	24
3.06	Special Provision Governing Unimpaired Claims	24
3.07	Controversy Concerning Impairment	24
3.08	Elimination of Vacant Classes	24
3.09	Subordinated Claims	24

ARTICLE IV MEANS FOR IMPLEMENTATION OF THIS PLAN		25
4.01	General Settlement of Claims and Interests	25
4.02	Reorganized Warren	25
4.03	Sources of Cash Consideration for Plan Distributions	25
4.04	Continued Corporate Existence	25
4.05	Substantive Consolidation	26
4.06	Restructuring Transactions	26
4.07	Cancellation of Securities and Agreements	27
4.08	Surrender of Secured Debentures	28
4.09	Corporate Action	28
4.10	Directors and Executive Officers	29
4.11	Management Incentive Plan	29
4.12	Indemnification Agreements and Arrangements	30
4.13	Employment Agreements	30
4.14	Retirement Plans	30
4.15	Revesting of Assets	31
4.16	Preservation of Rights of Action; Settlement of Litigation Claims	31
4.17	Effectuating Documents; Further Transactions	31
4.18	Exemption from Certain Transfer Taxes	32
4.19	Senior Notes Trustee Fees and Expenses	32

i

ARTICLE V PROVISIONS GOVERNING DISTRIBUTIONS		32
5.01	Distributions for Claims and Equity Interests Allowed as of the Effective Date	32
5.02	Disbursing Agent	33
5.03	Record Date for Plan Distributions	33
5.04	Means of Cash Payment	33
5.05	Delivery of Distributions; Undeliverable or Unclaimed Distributions	33
5.06	Withholding and Reporting Requirements	34
5.07	Setoffs	34
5.08	Section 1145 Exemption	34
5.09	De Minimis Distributions	34

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS		35
6.01	Procedures Regarding Claims	35

ARTICLE VII TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES		35
7.01	Assumed Contracts and Leases	35
7.02	Payments Related to Assumption of Contracts and Leases	36
7.03	Rejected Contracts and Leases	36
7.04	Claims Based upon Rejection of Executory Contracts or Unexpired Leases	36
7.05	Oil and Gas Leases	37
7.06	Assumption of D&O Insurance	37

ARTICLE VIII ACCEPTANCE OR REJECTION OF THIS PLAN		37
8.01	Classes Entitled to Vote	37
8.02	Acceptance by Impaired Classes	37
8.03	[Reserved]	37
8.04
8.05	Nonconsensual Confirmation	38

ARTICLE IX CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS		38
9.01	[Reserved.]	38
9.02	Conditions to Effective Date	38
9.03	Absence of Final Order	38
9.04	Effect of Failure of Conditions	39
9.05	Waiver of Conditions	39

ARTICLE X MODIFICATIONS AND AMENDMENTS; WITHDRAWAL		39

ARTICLE XI RETENTION OF JURISDICTION		40

ARTICLE XII COMPROMISES AND SETTLEMENTS		41

ARTICLE XIII MISCELLANEOUS PROVISIONS		41
13.01	Bar Date for Certain Claims	41
13.02	Professional Fee Claims	42
13.03	Late Filed Claims	42

13.04	[Reserved.]	42
13.05	Reporting Company Status	42
13.06	Nonseverability of Plan Provisions	43
13.07	Successors and Assigns	43
13.08	Discharge of Claims and Termination of Interests	43
13.09	Injunction	44
13.10	Debtors’ Releases	44
13.11	Releases by Holders of Claims and Equity Interests	45
13.12	Exculpation and Limitation of Liability	47
13.13	Binding Effect	47
13.14	Revocation, Withdrawal, or Non-Consummation	47
13.15	Committee	48
13.16	Plan Supplement	48
13.17	Notices	48
13.18	Governing Law	50
13.19	Prepayment	50
13.20	Section 1125(e) of the Bankruptcy Code	50
13.21	Pennsylvania Department of Environmental Protection Reservation of Rights	50
13.22	Department of the Interior’s Reservation of Rights	51
13.23	Entire Agreement	51

EXHIBITS

Exhibit A – Description of New Warren Common Stock

Exhibit B – Restructuring Term Sheet

Exhibit C – New Warrant Term Sheet

Warren Resources, Inc. and the Warren Debtor Subsidiaries, as debtors and debtors in possession, jointly propose the following plan of reorganization under chapter 11 of the Bankruptcy Code. Capitalized terms used in this Plan and the accompanying Disclosure Statement not otherwise defined have the meaning set forth in Article I hereof.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION, AND COMPUTATION OF TIME

1.01 Definitions. The following terms used in the Plan shall have the respective meanings defined below:

“Administrative Expense” means a Claim for payment incurred between the Petition Date and the Effective Date, inclusive of an administrative expense of a kind specified in section 503(b)(4) of the Bankruptcy Code and entitled to priority under section 507(a)(2) of the Bankruptcy Code, including Cure Costs, the Consenting Senior Noteholder Fees and Expenses, the Claren Road Fees and Expenses, and the Plan Sponsor Fees and Expenses; provided that Professional Fee Claims shall not constitute “Administrative Expenses” for purposes of the Plan.

“Administrative Expense Bar Date” means the date that is thirty (30) days after the Effective Date, as such date may be extended from time to time by the Debtors prior to the Effective Date with the consent of the Plan Sponsor and after the Effective Date by the Reorganized Debtors in their sole discretion; provided that the Debtors or the Reorganized Debtors, as applicable, shall promptly file a notice on the docket of the Bankruptcy Court to the extent that the Debtors extend the Administrative Expense Bar Date.

“Advisors” means, as to any Entity, each of such Entity’s financial advisors, investment bankers, Professionals, accountants, consultants, representatives, attorneys and other professionals, and each of their respective employees, members, parent corporations, subsidiaries, Affiliates and partners, in each case, in their respective capacities as such.

“Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

“Allowed” means with respect to Claims: (a) any Claim, proof of which is timely filed by the applicable Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or a Final Order of the Bankruptcy Court, a proof of Claim is not or shall not be required to be filed); (b) any Claim that is listed in the schedules of assets and liabilities as not contingent, not unliquidated, and not disputed, and for which no proof of Claim has been timely filed; or (c) any Claim allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to any Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if and to the extent that with respect to such Claim no objection to the allowance thereof has been interposed at any time prior to or after the Effective Date within the applicable period of time, if any, fixed by the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so interposed and the Claim shall have been Allowed by a Final Order. In no event shall the Allowed amount of any Claim exceed 100 percent of the principal amount of such Claim or, except as expressly provided herein, include any amount for interest accruing after the Petition Date. Any Claim that (x) has been or is hereafter listed in the schedules of assets and liabilities as contingent, unliquidated, or disputed, and for which no proof of Claim is or has been timely filed, or (y) is enjoined or released pursuant to the Plan, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court. Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes such Debtor. For the avoidance of doubt, a proof of Claim filed after the applicable Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim. “Allow” and “Allowing” shall have correlative meanings.

“Avoidance Actions” means any actions commenced, or that may be commenced, before or after the Effective Date pursuant to section 544, 545, 547, 548, 549, 550, 551 or 553 of the Bankruptcy Code.

“Ballot” means any ballot for voting to accept or reject the Plan.

“Bankruptcy Code” means title 11 of the United States Code, as now in effect or hereafter amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas, including the United States District Court for the Southern District of Texas at any time the reference of the Chapter 11 Cases to the United States Bankruptcy Court for the Southern District of Texas or any matter or proceeding in the Chapter 11 Cases, was or shall be withdrawn.

“Bankruptcy Rules” means collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, the Federal Rules of Civil Procedure, as applicable to the Chapter 11 Cases or proceedings therein, the local rules of the Bankruptcy Court, and the general, local, and chambers rules of the Bankruptcy Court, in each case, as now in effect or hereafter amended.

“Bar Date” means, (i) with respect to Administrative Expense Claims, the Administrative Expense Bar Date; (ii) with respect to Professional Fee Claims, thirty (30) days after the Effective Date; and (iii) with respect to all other Claims, the deadline to file such Claim established by the Order (A) Fixing Claims Bar Date for the Filing of Proofs of Claim; (B) Fixing the Governmental Unit Bar Date for the Filing of Proofs of Claim by Governmental Units; (C) Approving the Form and Content of the Bar Date Notices; (D) Approving the Method and Manner of Disseminating the Bar Date Notices and the Publication Notices; and (E) Granting Related Relief [Docket No. 44]. The Bar Date for Holders (other than Holders that are Governmental Units) of Claims that are not Administrative Expense Claims is August 15, 2016. The Bar Date for Holders that are Governmental Units of Claims that are not Administrative Expense Claims is December 1, 2016.

“Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in Houston, Texas.

“Cash” means cash and cash equivalents, including bank deposits, checks, and other similar items in legal tender of the United States of America.

“Causes of Action” means all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, remedies, demands, setoffs, defenses, recoupments, crossclaims, counterclaims, third-party claims, indemnity claims, contribution claims or any other claims or causes of action whatsoever, whether known or unknown, matured or unmatured, fixed or contingent, liquidated or unliquidated, disputed or undisputed, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in law, equity, or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Cases, including through the Effective Date. Causes of Action includes Avoidance Actions.

“CEO” means the chief executive officer of Warren or Reorganized Warren, as applicable.

“Certificate” means any certificate, instrument, or other document evidencing an existing security issued by a Debtor.

“Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

“Citrus Earn Out Claims” means earn-out Claims held by Citrus Energy under that certain Purchase and Sale Agreement, dated as of July 6, 2014, by and among Citrus Energy, Warren, TLK Energy LLC, and Troy Energy Investments, LLC.

“Citrus Energy” means Citrus Energy Appalachia, LLC.

“Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

“Claim Objection Deadline” means the first Business Day that is the latest of (i) 180 days after the Effective Date and (ii) such other date as may be established by the Bankruptcy Court; provided that the Debtors or the Reorganized Debtors, as applicable, shall promptly file a notice on the docket of the Bankruptcy Court to the extent that the Debtors extend the Claims Objection Deadline.

“Claren Road” means, collectively, Claren Road Credit Master Fund, Ltd. and Claren Road Credit Opportunities Master Fund, Ltd.

“Claren Road Fees and Expenses” means all reasonable and documented fees and out-of-pocket expenses of Claren Road, including the reasonable and documented fees and out-of-pocket expenses of Bracewell LLP and Opportune LLP.

“Claren Road Supplemental Equity Distribution” means an amount of New Warren Common Stock equal to the difference between (x) the aggregate amount of the General Equity Pool distributed to holders of allowed Second Lien Deficiency Claims and (y) an amount of New Warren Common Stock that is 7.55% of all issued and outstanding New Warren Common Stock on the Plan Effective Date.

“Class” means one of the classes of Claims or Equity Interests described in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code.

“Committee” means any official committee, including an official committee of unsecured creditors (if any), appointed in the Chapter 11 Cases, as any such committee may be reconstituted from time to time by the United Street Trustee.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket in the Chapter 11 Cases, in accordance with section 1129 of the Bankruptcy Code.

“Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

“Confirmation Hearing” means the Bankruptcy Court’s hearing on Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

“Confirmation Order” means the Bankruptcy Court’s order confirming the Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Order shall be in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to Claren Road and the Required Consenting Noteholders.

“Consenting Senior Noteholders” means any Holder of any Senior Notes Claim that is a party, or is deemed to be a party, to the RSA.

“Consenting Senior Noteholder Fees and Expenses” means all reasonable and documented fees and out-of-pocket expenses of the Consenting Senior Noteholders, including the reasonable and documented fees and out-of-pocket expenses of Stroock & Stroock & Lavan LLP and Haynes and Boone, LLP.

“Consummation” means the occurrence of the Effective Date.

“Continuing” has the meaning set forth in section 4.11 of this Plan.

“Cure Cost” means the payment of Cash by a Debtor, to the extent necessary pursuant to sections 365(a) and 1123, as applicable, of the Bankruptcy Code to cure a default by a Debtor under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume such contract or lease under sections 365(a) or 1123, as applicable, of the Bankruptcy Code.

“Debtor” means each of Warren and the Warren Debtor Subsidiaries on and after the Petition Date, and “Debtors” means all of them collectively, and when the context so requires.

“DIP Credit Agreement” means that certain Debtor-in-Possession Credit Agreement, by and among Warren Resources, Inc., Wilmington Trust, National Association, as Administrative Agent, GSO Capital Partners LP, as Sole Lead Arranger and Sole Bookrunner, and the lenders from time to time party thereto, which agreement shall be in substantially in the form attached as an exhibit to the RSA.

“DIP Claims” means any Claim of the DIP Lenders arising under the DIP Credit Agreement, in each case, in their respective capacities as such.

“DIP Financing and Cash Collateral Order” means, as applicable, (i) the interim order entered by the Bankruptcy Court [Docket No. 48] authorizing the use of cash collateral on an interim basis, and (ii) the final order [Docket No. 169] of the Bankruptcy Court authorizing the use of cash collateral and approving the DIP Credit Agreement on a final basis.

“DIP Lenders” means the lenders party to the DIP Credit Agreement from time to time, in each case, in their respective capacities as such.

“Disallowed Claim” means any Claim against any Debtor that has not been Allowed, in whole or in part, by Final Order of the Bankruptcy Court, or that has been withdrawn, in whole or in part, by the Holder thereof.

“Disbursing Agent” means, as applicable, the Reorganized Debtors or any party designated by the Reorganized Debtors, in their sole discretion, to serve as a disbursing agent under the Plan to make or facilitate distributions pursuant to the Plan; provided, however, (i) for purposes of those Distributions required to be made under the Plan to the Holders of Allowed Secured Debenture Claims, the Secured Debenture Trustees are, and shall be deemed to be, the Disbursing Agent, and shall make all such Distributions to such Holders, in accordance with the applicable provisions of the Secured Indentures; and (ii) for purposes of those Distributions required to be made under the Plan to the Holders of Allowed Senior Notes Claims, the Senior Notes Trustee is, and shall be deemed to be, the Disbursing Agent, and shall make all such Distributions to such Holders, in accordance with the applicable provisions of the Senior Notes Indenture.

“Disclosure Statement” means the Disclosure Statement to Accompany Plan of Reorganized of Warren Energy Resources, Inc. and its Affiliated Debtors, including all exhibits and schedules thereto and references therein that relate to the Plan, that is prepared and distributed in accordance with the Bankruptcy Code, the Bankruptcy Rules, and any other applicable law as the same may be amended, supplemented or modified from time to time with the consent of the Debtors and the Plan Sponsor and the consent of the Required Consenting Senior Noteholders and Claren Road (which consent shall not be unreasonably withheld).

“Disputed” means, with respect to any Claim or Equity Interest, any Claim or Equity Interest to which the Debtors or any other party in interest has filed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or that is otherwise disputed by the Debtors in accordance with applicable law.

“Distribution” means any distribution made under the Plan to the Holders of Allowed Claims.

“Distribution Date” means the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter) or, if not the Effective Date, such date occurring as soon as reasonably practicable after the Effective Date, on which the Disbursing Agent first makes Distributions to Holders of Allowed Claims, if any, as provided in the Plan.

“DTC” means The Depository Trust Company.

“Effective Date” means the date that is the first Business Day after the Confirmation Date on which the (a) conditions to the Plan’s consummation set forth in Section 9.02 hereof have been satisfied or waived in accordance with the terms hereof and (b) no stay of the Confirmation Order is in effect.

“Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code, including all Persons.

“Equity Interests” means Warren Common Stock Interests, Warren Convertible Preferred Stock, Warren Other Equity Interests and Warren Subsidiary Debtor Interests, and includes any Claims arising from or related to any of the foregoing, which claims shall be deemed subordinated pursuant to section 510(b) of the Bankruptcy Code in all respects.

“Estate” means the estate of any of the Debtors in the Chapter 11 Cases, and “Estates” means, collectively, the estates of all of the Debtors in the Chapter 11 Cases, as created under section 541 of the Bankruptcy Code.

“Exculpated Party” means, collectively, and in each case in its respective capacity as such: (a) the Debtors; (b) the Plan Sponsor; (c) Claren Road; (d) the Consenting Senior Noteholders and the Senior Notes Trustee; and (e) with respect to each of the foregoing, such entity and its current and former affiliates, and such entity’s and its current and former affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), and current and former members, subsidiaries, officers, directors, managers, principals, employees, agents, advisory board members, financial advisors, partners, advisers, sub-advisers, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, in each case, solely in their respective capacities as such and regardless of whether currently having such capacity.

“Face Amount” means when used in reference to (a) a Disputed Claim, the full stated amount claimed by the Holder thereof in any proof of Claim timely filed with the Bankruptcy Court, (b) an Allowed Claim, the Allowed amount thereof, and (c) an Equity Interest, the number of units or shares, as applicable, evidencing such Equity Interests or the liquidation preference amount, as applicable.

“Final Order” means, as applicable, an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired, (iii) no appeal, request for stay, petition seeking certiorari, or other review has been timely filed and is pending and (iv) any appeal that has been taken, any petition for certiorari, or motion for a new trial, reargument or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.

“First Lien Facility” means the credit facility arising under the credit agreement, dated as of May 22, 2015, by and among Warren, as borrower, the guarantor parties thereto, the First Lien Facility Agent, and the lenders parties thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“First Lien Facility Agent” means Wilmington Trust, National Association, in its capacity as administrative agent under the First Lien Facility, and any successor administrative agent thereunder.

“First Lien Facility Claims” means all Claims of lenders or the First Lien Facility Agent, under the First Lien Facility, which shall be Allowed in the aggregate amount of $248,014,432.14 (inclusive of principal, accrued but unpaid interest, and make-whole or similar Claim amounts, in each case, as of the Petition Date).

“First Lien Facility Deficiency Claims” means the First Lien Facility Claims other than the First Lien Secured Claims.

“First Lien Facility Guarantors” means Warren Resources of California, Inc., Warren E&P, Inc., and Warren Marcellus, LLC, in each case, solely in their respective capacities as guarantors under the First Lien Facility.

“First Lien Lenders” means the lenders party to the First Lien Facility from time to time, in each case, solely in their respective capacities as such.

“First Lien Lender Adequate Protection Claims” means any Claims for adequate protection of the First Lien Lenders or the First Lien Facility Agent as set forth in the DIP Financing and Cash Collateral Order, including adequate protection liens and claims granted thereunder under sections 361, 363, 503 and/or 507(b) of the Bankruptcy Code.

“First Lien Lender Deficiency Claims” means, collectively, the unsecured portion of the First Lien Facility Claims representing the difference between the total amount of the First Lien Facility Claims and the First Lien Secured Claims.

“First Lien Secured Claims” means the secured portion of the First Lien Facility Claims, which shall be Allowed in the amount of $177,000,000 against Warren and each First Lien Facility Guarantor.

“General Equity Pool” means seventeen and one half percent (17.5%) of the New Warren Common Stock (subject to dilution by the Management Incentive Plan).

“Holder” and, collectively, “Holders,” means a Person or Entity legally or beneficially, as applicable, holding a Claim or Equity Interest.

“Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

“Impaired Claim” means a Claim classified in an Impaired Class.

“Impaired Class” means each of Classes 1 through 6, as set forth in Article III of the Plan.

“Intercompany Claims” means any Claim against any Debtor by or among any other Debtor(s), other than Administrative Expenses.

“Lien” means any lien, lease, right of first refusal, servitude, Claim, pledge, option, charge, hypothecation, easement, security interest, right-of-way, encroachment, mortgage, deed of trust, and/or any other encumbrance, restriction or limitation whatsoever.

“Management Incentive Plan” means the management incentive plan to be adopted by the New Board pursuant to which Management Stock may be issued and/or cash bonuses may be awarded.

“Management Stock” means the restricted shares of New Warren Common Stock authorized by the New Board to be issued by Reorganized Warren under the Management Incentive Plan.

“Minority Director” means a member of the New Board selected by the Required Consenting Senior Noteholders and Claren Road and reasonably acceptable to the Plan Sponsor and the Debtors, it being understood and agreed that the Required Consenting Senior Noteholders and Claren Road have agreed to select Eugene I. Davis, but that such selection remains subject to being reasonably acceptable to the Plan Sponsor and the Debtors.

“New Board” means the initial Board of Directors for Reorganized Warren on the Effective Date, as the same may be constituted from time to time (subject to the New Warren Organizational Documents and the New Equityholder Agreement).

“New Equityholder Agreement” means the limited liability company agreement or shareholder agreement, as applicable, entered into, or deemed to be entered into, on the Effective Date by the Plan Sponsor, the Consenting Senior Noteholders, Claren Road and the Reorganized Debtors. The New Equityholder Agreement shall be included in the Plan Supplement and shall be consistent in all respects with the terms and conditions specified in the section titled “Corporate Headquarters and Governance” in the Restructuring Term Sheet and shall otherwise be in form and substance reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders.

“New First Lien Facility” means a new term loan credit facility in the aggregate principal amount of $130 million, plus, at the Plan Sponsor’s sole discretion, the then-outstanding principal amount of the DIP Facility (subject to an overall cap of $20,000,000.00, to the extent the Plan Sponsor determines, in its sole discretion, to exchange or roll into the New First Lien Facility). Such credit facility shall be secured by a first-priority lien on substantially all of the Debtors’ assets. The New First Lien Facility shall mature on May 22, 2020, and shall accrue interest at LIBOR + 900 bps, with 100 bps LIBOR floor, per annum, paid in cash, plus 100 bps, paid in kind (i.e., added to principal).

“New First Lien Facility Agent” means the Entity selected by the Debtors and the Plan Sponsor to act as the administrative agent and collateral agent under the New First Lien Facility.

“New First Lien Facility Guarantors” means the Reorganized Debtors and their non-Debtor affiliates that are guarantors of the obligations of Reorganized Warren under the New First Lien Facility, in their respective capacities as such.

“New First Lien Facility Lenders” means the lender or lenders under the First Lien Facility and their successors and permitted assigns, in each case, in their respective capacities as such.

“New Warren Common Stock” means all of the new common equity authorized by the Plan to be issued by Reorganized Warren on the Effective Date, the terms of which shall be consistent with the term sheet attached hereto as Exhibit A (subject to change in the event Reorganized Warren is not a corporation) and shall otherwise be in form and substance reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders.

“New Warren Organizational Documents” means such certificates or articles of incorporation, formation, or conversion, limited liability company agreements, by-laws, or such other applicable formation and governance documents of Reorganized Warren, in substantially the form contained in the Plan Supplement. The New Warren Organizational Documents shall be in form and substance reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders.

“New Securities” means, collectively, the New Warren Common Stock, the Management Stock and the New Warrants (and the New Warren Common Stock issued upon exercise of the New Warrants).

“New Warrants” means five-year warrants to purchase up to five percent (5.0%) of the New Warren Common Stock issued pursuant to the Warrant Agreement.

“Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim, an Administrative Expense, a Professional Fee Claim and a First Lien Lender Adequate Protection Claim.

“Other Secured Claim” means a Secured Claim (other than a First Lien Facility Claim or a Claim arising under the Secured Debentures) that is secured by a Lien on assets of the Debtors and such Lien is senior in priority to the Liens securing the First Lien Facility Claims on such assets. For the avoidance of doubt, the Second Lien Facility Claims and the Senior Notes Claims shall not constitute “Other Secured Claims” for any purpose under the Plan.

“Person” shall have the meaning set forth in section 101(41) of the Bankruptcy Code.

“Petition Date” means June 2, 2016, the date on which the Debtors filed their voluntary petitions for relief under chapter 11 of the Bankruptcy Code.

“Plan” means this chapter 11 plan of reorganization, including the exhibits and schedules hereto, as the same may be amended, modified or supplemented from time to time in accordance with the provisions of the Bankruptcy Code, with the consent of the Debtors and the Plan Sponsor and with the consent of the Required Consenting Senior Noteholders and Claren Road (which consent shall not be unreasonably withheld); provided, however, that any amendment, modification or supplement of the “Plan” that impacts or affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to the Holders of Senior Notes Claims or Claren Road or the rights and protections of minority holders as set forth in the Restructuring Term Sheet, or that adversely impacts or affects the equity value of the New Warren Common Stock shall require the prior written consent of the Required Consenting Senior Noteholders or Claren Road, as applicable, in each case in their respective sole discretion.

“Plan Sponsor” means GSO Capital Partners LP, solely on behalf of, and in its capacity as investment adviser or sub-adviser to, certain funds and accounts by it or its affiliates and named as signatories to the RSA.

“Plan Sponsor Fees and Expenses” means all reasonable and documented fees and out-of-pocket expenses of the Plan Sponsors, including the reasonable and documented fees and out-of-pocket expenses of Kirkland & Ellis LLP and Zack A. Clement PLLC.

“Plan Supplement” means: (a) the credit agreement governing the New First Lien Facility; (b) the New Equityholder Agreement; (c) the Warrant Agreement; (d) the Management Incentive Plan; (e) the identities of the initial members of the New Board and Reorganized Warren’s CEO; (f) the schedule of executory contracts and unexpired leases to be rejected by the Debtors; (g) the list of retained Causes of Action; (h) the description of the New Warren Common Stock; and (i) the description of the unsecured notes (if any) issued to Holders of Allowed Class 2B Claims. The Plan Supplement shall be filed with the Bankruptcy Court on or before the date that is seven (7) days prior to the Plan voting deadline. Any reference to the Plan Supplement in this Plan shall include each of the documents identified above. The Plan Supplement shall be in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to the Required Consenting Noteholders and Claren Road; provided that, notwithstanding anything to the contrary herein, the New Equityholder Agreement shall be reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders and the Minority Director shall be selected in accordance with the terms of the Plan; provided, further that, notwithstanding anything to the contrary herein, the Warrant Agreement shall be acceptable to the Plan Sponsor, Claren Road, the Required Consenting Senior Noteholders and Reorganized Warren to the extent the Warrant Agreement is not consistent in all material respects with terms and conditions set forth on Exhibit C.

“Priority Tax Claim” means any Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

“Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Effective Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

“Professional Fee Claim” means a Professional’s Claim for compensation or reimbursement of costs and expenses under sections 327, 328, 330, 331, 503(b) (other than 503(b)(4)) or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Committee on and after the Petition Date but before and including the Effective Date.

“Pro Rata” means, at any time, with respect to any Class, the proportion that the Face Amount of a Holder’s Allowed Claim in such Class bears to the aggregate Face Amount of all Allowed Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class.

“Record Date for Plan Distribution” means, for purposes of receiving a Distribution under the Plan, the date that is the second Business Day after the Confirmation Date; provided, that, such date shall not apply to Holders of Senior Notes Claims and Holders of Secured Debenture Claims, and with respect to the Distributions to Holders of Secured Debenture Claims and Holders of Senior Notes Claims, such date shall be the Effective Date.

“Reinstated” or “Reinstatement” means (a) leaving unaltered the legal, equitable, and contractual rights to which a Claim or Equity Interest entitles the Holder of such Claim or Equity Interest so as to leave such Claim or Equity Interest Unimpaired; or (b) notwithstanding any contractual provision or applicable law that entitles the Holder of a Claim or Equity Interest to demand or receive accelerated payment of such Claim or Equity Interest after the occurrence of a default: (i) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code or of a kind that section 365(b)(2) expressly does not require to be cured; (ii) reinstating the maturity (to the extent such maturity has not otherwise accrued by the passage of time) of such Claim or Equity Interest as such maturity existed before such default; (iii) compensating the Holder of such Claim or Equity Interest for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law; (iv) if such Claim or Equity Interest arises from a failure to perform a nonmonetary obligation other than a default arising from failure to operate a nonresidential real property lease subject to section 365(b)(1)(A), compensating the Holder of such Claim or Equity Interest (other than a Debtor or an insider) for any actual pecuniary loss incurred by such Holder as a result of such failure; and (v) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Equity Interest entitles the Holder.

“Released Parties” means each of the following in their respective capacity as such: (a) Holders of First Lien Facility Claims and the First Lien Facility Agent; (b) Holders of Second Lien Facility Claims and the Second Lien Facility Agent; (c) the Consenting Senior Noteholders, Holders of Senior Notes Claims and the Senior Notes Trustee; (d) Holders Secured Debenture Claims and the Secured Debenture Trustees; (e) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (d), each such Entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, funds, portfolio companies, management companies; (f) with respect to the Debtors and the Reorganized Debtors and each of the foregoing Entities in clauses (a) through (d), each of their respective current and former directors, officers, members, employees, partners, advisers, sub-advisers, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other current and former professional advisors (with respect to clause (f), each solely in their respective capacity as such); provided that any Holder of a Claim or Equity Interest that opts out of the releases contained in the Plan shall not be a “Released Party.”

“Releasing Party” means each of the following in their respective capacity as such: (a) holders of First Lien Facility Claims and the First Lien Facility Agent; (b) holders of Second Lien Facility Claims and the Second Lien Facility Agent; (c) the Consenting Senior Noteholders, Holders of Senior Notes Claims and the Senior Notes Trustee; (d) Holders of Secured Debenture Claims and the Secured Debenture Trustees; (e) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing Entities in clauses (a) through (d), each such entity’s current and former predecessors, successors, Affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, funds, portfolio companies, management companies; (f) with respect to each of the foregoing Entities in clauses (a) through (d), each of their respective current and former directors, officers, members, employees, partners, advisers, sub-advisers, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (f), each solely in their respective capacity as such); (g) all Holders of Claims and Interests that are deemed to accept the Plan; (h) all Holders of Claims and Interests who vote to accept the Plan; and (i) all Holders in voting Classes who abstain from voting on the Plan and who do not opt out of the releases provided by the Plan.

“Reorganized Debtor” means each of Reorganized Warren and the Reorganized Subsidiaries, and “Reorganized Debtors” means all of them collectively.

“Reorganized Warren” means Warren, as reorganized as a corporation or limited liability company incorporated or formed, as applicable, pursuant to the laws of the State of Delaware pursuant to the Plan, on and after Consummation.

“Reorganized Subsidiaries” means the Warren Debtor Subsidiaries, as reorganized pursuant to the Plan, on and after Consummation.

“Required Consenting Senior Noteholders” means, as of any date of determination, the Consenting Senior Noteholders, collectively holding at least a majority of the aggregate outstanding principal amount of all the Senior Notes held by the Consenting Senior Noteholders.

“Restructuring Transactions” means collectively, the transactions and transfers described in Article IV of the Plan.

“Restructuring Term Sheet” means the Restructuring Term Sheet attached as Exhibit A to the RSA (in the form dated as of July 11, 2016), a copy of which is annexed to the Plan as Exhibit B.

“RSA” means that certain Amended and Restated Restructuring Support Agreement by and among Warren, the Warren Debtor Subsidiaries, the Plan Sponsor, Claren Road, and the Consenting Senior Noteholders, dated as of July 11, 2016, together with all exhibits thereto and any amendments executed after July 11, 2016.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Facility” means the credit facility arising under the credit agreement, dated as of October 22, 2015, by and among Warren, as borrower, the guarantor parties thereto, Cortland Capital Market Services, LLC, as administrative agent, and the lenders thereto, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time.

“Second Lien Facility Agent” means Cortland Capital Market Services, LLC, solely in its capacity as administrative agent under the Second Lien Facility, and any successor administrative agent thereunder.

“Second Lien Facility Claims” means all Claims of the Second Lien Lenders or the Second Lien Facility Agent, under the Second Lien Facility, which shall be allowed solely as an Unsecured Claim in the amount of $56,700,000 (inclusive of all principal and accrued but unpaid interest as of the Petition Date, but excluding any make-whole or similar claims).

“Second Lien Facility Guarantors” means Warren Resources of California, Inc., Warren E&P, Inc., and Warren Marcellus, LLC, in each case in their respective capacities as such.

“Second Lien Lenders” means the lenders party to the Second Lien Facility from time to time.

“Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended.

“Secured Claim” means a Claim that is a “secured claim” within the meaning of section 506(a)(1) of the Bankruptcy Code.

“Secured Debenture Claims” means all Claims of holders of the Secured Debentures and the Secured Debenture Trustees, as applicable, arising under the Secured Debenture Documents.

“Secured Debenture Documents” means collectively, the Secured Indentures and the Secured Debentures.

“Secured Debentures” means, collectively, the 2020 Secured Debentures and the 2022 Secured Debentures.

“Secured Debenture Trustees” means, collectively, the 2020 Secured Debenture Trustee and the 2022 Secured Debenture Trustee.

“Secured Indentures” means, collectively, the 2020 Secured Indenture and the 2022 Secured Indenture.

“Senior Notes” means the 9.000% Senior Notes due 2022 issued by Warren under the Senior Notes Indenture.

“Senior Notes Claims” means all claims of holders of the Senior Notes and the Senior Notes Trustee, as applicable, arising under the Senior Notes Indenture.

“Senior Notes Guarantors” means Warren E&P, Inc., Warren Resources of California, Inc., and Warren Marcellus, LLC in each case, in their respective capacities as such.

“Senior Notes Indenture” means the indenture, dated as of August 11, 2014, by and among the Warren, as issuer, the subsidiary guarantor parties thereto, and the Senior Notes Trustee, as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, providing for the issuance of the Senior Notes.

“Senior Notes Trustee” means U.S. Bank National Association, solely in its capacity as trustee under the Senior Notes Indenture, and any successor trustee thereunder.

“Senior Notes Trustee Charging Lien” means any Lien or other priority in payment arising prior to the Effective Date to which the Senior Notes Trustee is entitled, pursuant to the Senior Notes Indenture, against Distributions to be made to Holders of the Senior Notes Claims for payment of any Senior Notes Trustee Fees and Expenses.

“Senior Notes Trustee Fees and Expenses” means the reasonable compensation, fees, expenses and disbursements claims arising under the Senior Notes Indenture, including attorneys’ and agents’ fees, expenses, and disbursements, incurred under the Senior Notes Indenture by the Senior Notes Trustee, whether prior to or after the Petition Date and whether prior to or after the Effective Date.

“Solicitation” means the solicitation by the Debtors from Holders of Claims and Equity Interests entitled to vote on the Plan pursuant to section 1126(b) of the Bankruptcy Code.

“Unimpaired” means, with respect to a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests), a Claim (or Class of Claims) or Equity Interest (or Class of Equity Interests) that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

“Unimpaired Class” means, solely with respect to a Class of Claims or a Class of Interests, a Class of Claims or Interests, as applicable, that is not impaired pursuant to section1124 of the Bankruptcy Code.

“Unsecured Claim” means any Claim that is neither a Secured Claim nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court. The term “Unsecured Claims” includes the First Lien Facility Deficiency Claims, Second Lien Facility Claims, Senior Notes Claims, and Citrus Earn Out Claims and any Claim arising from the rejection of an Executory Contract or Unexpired Lease under section 365 of the Bankruptcy Code.

“Warrant Agreement” means an agreement between Reorganized Warren and Claren Road, dated as of the Effective Date, providing for the issuance of the New Warrants on the terms and conditions set forth on Exhibit C.

“Warren” means Warren Resources, Inc., a Maryland corporation and a Debtor in the Chapter 11 Cases.

“Warren Convertible Preferred Stock” means Warren’s convertible preferred stock issued and outstanding immediately prior to the effective date.

“Warren Common Stock” means, without duplication, (i) Warren’s common stock issued and outstanding immediately prior to the Effective Date, (ii) the Warren Existing Restricted Common Stock and (iii) the Warren Existing Option Shares.

“Warren Equity Interests” means all of the Warren Convertible Preferred Stock, and Warren Common Stock, and Warren Other Equity Interests.

“Warren Debtor Subsidiaries” means: (i) Warren E&P, Inc., a New Mexico corporation, (ii) Warren Resources of California, Inc., a California corporation, (iii) Warren Management Corp., a Delaware corporation, (iv) Warren Energy Services, LLC, a Delaware limited liability company; and (v) Warren Marcellus LLC, a Delaware limited liability company. Each Warren Debtor Subsidiary is a Debtor in the Chapter 11 Cases.

“Warren Existing Option Shares” means shares of Warren common stock issued and outstanding immediately before the Effective Date as a result of the exercise of options to purchase Warren Common Stock prior to the Effective Date.

“Warren Existing Restricted Common Stock” means Warren’s Common Stock that is restricted and issued pursuant to Warren’s existing long-term incentive plans and related agreements.

“Warren Other Equity Interests” means collectively, (a) all unexercised incentive stock options, non-qualified stock options, and stock appreciation rights granted under any Warren-

sponsored stock option plans, (b) any other unexercised options, warrants, or rights, contractual or otherwise, if any, to acquire or receive an Equity Interest existing immediately before the Effective Date, (c) all Warren common stock issued and held in treasury as of immediately before the Effective Date, in each case including any common stock into which the Warren Convertible Preferred Stock may be converted under certain circumstances, and (d) any other equity interests in Warren.

“Warren Subsidiary Debtor Interests” means all of the equity or membership interests or issued and outstanding common stock, as the case may be, in the Warren Debtor Subsidiaries.

“2020 Secured Debentures” means the 12% Secured Convertible Bonds due December 31, 2020 issued by Warren under the 2020 Secured Indenture.

“2020 Secured Debenture Trustee” means American Stock Transfer & Trust Company, LLC, together with its predecessors, successors and assigns, acting in its capacity as successor trustee under the 2020 Secured Indenture and the 2020 Secured Debentures.

“2020 Secured Indenture” means that certain Indenture, dated as of June 1, 1997, as the same may have been amended, modified or supplemented, from time to time, by and between Warren and Continental Stock Transfer & Trust Company, as initial trustee thereunder, under which American Stock Transfer & Trust Company, LLC (as successor-in-interest to American Stock Transfer Company) is now serving as the successor 2020 Secured Debenture Trustee.

“2022 Secured Debentures” means the 12% Secured Convertible Bonds due December 31, 2022 issued by Warren under the 2022 Secured Indenture.

“2022 Secured Debenture Trustee” means American Stock Transfer & Trust Company, LLC, together with its predecessors, successors and assigns, acting in its capacity as successor trustee under the 2022 Secured Indenture and the 2022 Secured Debentures.

“2022 Secured Indenture” means that certain Indenture, dated as of February 1, 1998, as the same may have been amended, modified or supplemented, from time to time, by and between Warren and Continental Stock Transfer & Trust Company, as initial trustee thereunder, under which American Stock Transfer & Trust Company, LLC (as successor-in-interest to American Stock Transfer Company) is now serving as the successor 2022 Secured Debenture Trustee.

a) Scope of Definitions; Rules of Construction; Rules of Interpretation; Computation of Time. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule, or exhibit references in this Plan are to the respective section in, article of, or schedule or exhibit to this Plan, as the same may be amended, waived, or modified from time to time. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to this Plan as a whole and not to any particular section, subsection, or clause contained therein. A term used in this Plan that is not defined in this Plan shall have the meaning assigned to that term in the Bankruptcy Code. The rules of construction contained in section 102 of the Bankruptcy Code shall apply to this Plan. The headings in this Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.

b) Unless otherwise provided in this Plan, any reference in this Plan to a contract, instrument, release, or other agreement or document being in a particular form or on particular terms and conditions means that such document will be substantially in such form or substantially on such terms and conditions.

c) In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) will apply. If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Any reference in this Plan to an existing document or schedule filed or to be filed means such document or schedule, as it may have been or may be amended, modified or supplemented pursuant to this Plan. Any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s legal successors and assigns.

d) This Plan is the product of extensive discussions and arm’s-length negotiations between and among the Debtors, the Consenting Senior Noteholders, Claren Road and the Plan Sponsor, subject to required disclosure and solicitation of votes under section 1125 of the Bankruptcy Code. Each of the foregoing was represented by counsel who participated in the formulation and documentation of the Plan, the Disclosure Statement, the Plan Supplement and the other relevant and necessary documents ancillary thereto, as applicable. The documentation related to the Restructuring Transactions, the Plan and Disclosure Statement shall not be construed against the drafter. Although the Plan Sponsor had the opportunity to comment on this Plan and Disclosure Statement, (i) the Debtors are the sole proponents of this Plan and (ii) all disclosures set forth therein is solely the responsibility of the Debtors. To the extent that the provisions of this Plan conflict or are inconsistent with the provisions set forth in any document in the Plan Supplement or the New First Lien Facility, the terms of the Plan Supplement or the New First Lien Facility, as applicable, shall govern.

e) All references in the Plan to monetary figures shall refer to currency of the United States of America, unless otherwise expressly provided.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expenses, Priority Tax Claims, Professional Fee Claims, the DIP Claims, First Lien Lender Adequate Protection Claims, claims arising from the Secured Debentures, and Other Priority Claims are not classified and are not entitled to vote on this Plan.

2.01 Administrative Expenses. Except to the extent that any Entity entitled to payment of any Allowed Administrative Expense agrees to a less favorable treatment, each Holder of an Allowed Administrative Expense shall receive Cash equal to the unpaid portion of its Allowed Administrative Expense, on the latest of (a) the Distribution Date, (b) the date on which its Administrative Expense becomes an Allowed Administrative Expense, and (c) the date on which its Administrative Expense becomes payable under any agreement relating thereto, or as soon thereafter as is reasonably practicable. Notwithstanding the foregoing, any Allowed Administrative Expense based on a liability incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases shall be paid by the Debtors or the Reorganized Debtors as Administrative Expenses in the ordinary course of the Debtors’ businesses, in accordance with the terms and conditions applied to the United States Trustee fees or of any agreement relating to such other Administrative Expenses or upon such other terms as may be agreed upon between the Holder of such Claim and the Debtors, without application by or on behalf of any such parties to the Bankruptcy Court, and without notice and a hearing.

Applications for payment of Administrative Expense Claims (including requests for compensation under section 503(b)(3), (4), and (9) of the Bankruptcy Code) must be filed with the Bankruptcy Court and served on the Reorganized Debtors and Plan Sponsor no later than the Administrative Expenses Bar Date. Applications for payment of Administrative Expense Claims filed after this date shall be discharged, forever barred and shall receive no payment under this Plan. Notwithstanding the foregoing, the following parties shall not be required to file applications for payment: (i) holders of the Consenting Senior Noteholder Fees and Expenses; (ii) the Plan Sponsor, on behalf of holders of the Plan Sponsor Fees and Expenses; (iii) holders of the Claren Road Fees and Expenses; (iv) Administrative Expenses paid in the ordinary course of business pursuant to Article 2.01 hereof; and (v) Claims for United States Trustee fees.

2.02 U.S. Trustee Fees. All fees payable under section 1930 of title 28 of the United States Code shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid by the Reorganized Debtors.

2.03 Priority Tax Claims. Except to the extent that a Holder of a Priority Tax Claim agrees to less favorable treatment, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, on the later of (a) the Distribution Date and (b) the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (x) Cash equal to the unpaid portion of such Allowed Priority Tax Claim or (y) such other treatment as to which the Reorganized Debtors and such Holder shall have agreed upon in writing. The Holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any such Claim or demand for any such penalty will be subject to treatment in Class 4.

2.04 Professional Fee Claims. Unless otherwise ordered by the Bankruptcy Court, the Holders of Professional Fee Claims shall file their respective final fee applications for the allowance of compensation for services rendered and reimbursement of expenses incurred in connection with such services through the Effective Date by no later than the Administrative Expense Bar Date. Applications for payment of Professional Fee Claims filed after this date shall be discharged, forever bared and shall receive no payment under this Plan. If granted by the Bankruptcy Court, such Claim shall be paid in full in such amount as is Allowed by the Bankruptcy Court on the date such Professional Fee Claim becomes an Allowed Professional

Fee Claim, or as soon as reasonably practicable thereafter. Upon the Effective Date, any requirement that Professionals comply with sections 327 through 331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

2.05 Obligations Under the DIP Credit Agreement. On the Effective Date, the Debtors shall, at the Plan Sponsor’s option: (a) repay or refinance all DIP Claims; or (b) roll the DIP Claims into the New First Lien Facility.

2.06 First Lien Lender Adequate Protection Claims. Any Allowed First Lien Lender Adequate Protection Claim that has not been paid in full in cash during the Chapter 11 Cases shall be waived on the Effective Date. For the avoidance of any doubt, on or prior to the Effective Date, the Debtors shall pay the fees, expenses, and other costs of the Prepetition First Lien Agent and the Prepetition First Lien Lenders under the DIP Financing and Cash Collateral Orders and the Plans Sponsor Fees and Expenses, in each case, in full in Cash.

2.07 Secured Debentures. Except to the extent that a Holder of an Allowed Secured Debenture Claim agrees to less favorable treatment, on the Effective Date, Holders of Allowed Secured Debentures shall receive payment in full in cash or such other treatment to render the Holders of such Claims Unimpaired; provided that to the extent that the Secured Debentures are Reinstated, the Secured Debentures shall not be convertible into the New Warren Common Stock. Each Holder of a Secured Debenture Claim is Unimpaired, not entitled to vote, and conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

2.08 Secured Debenture Trustees – Payment of Fee and Expenses Without any further notice to or action, order, or approval of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as the case may be, shall, to the extent provided in the Secured Debenture Documents, pay to the Secured Debenture Trustees:

(a) on the Effective Date, without a reduction to the recoveries of the holders of the Secured Debentures, any reasonable and documented unpaid fees and expenses (including any legal and other professional fees, costs and expenses) incurred on or before the Effective Date by the Secured Debenture Trustees which the Debtors are obligated to pay or otherwise reimburse the Secured Debenture Trustees under the Secured Indentures; and

(b) in the event that the Secured Debenture Trustees provide services related to distributions pursuant to the Plan, upon presentation by the Secured Debenture Trustees of invoices in customary form, reasonable compensation for such services and reimbursement of reasonable expenses (including any legal and other professional fees, costs and expenses) incurred by the Secured Debenture Trustees in connection with such services.

Notwithstanding any provision contained in this Plan to the contrary, and for the avoidance of doubt, nothing contained in this Plan shall modify, reduce, cancel, terminate, discharge, impair or otherwise affect in any way (i) the rights of the Secured Debenture Trustees to seek payment or reimbursement of all amounts due and owing to the Secured Debenture Trustees under the Secured Indentures (including Section 13.07 contained therein); (ii) the rights of the Secured Debenture Trustees to exercise their charging liens or security interests arising under and in accordance with the Secured Indentures to obtain payments of their fees, costs and expenses and the fees, costs and expense of their counsel and other professionals; or (iii) the indemnification obligations of Warren arising under Section 13.07(a)(iii) of each of the Secured Indentures which upon the effectiveness of this Plan, shall be indemnification obligations of the Reorganized Debtors.

2.09 Other Secured Claims. Except to the extent a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, on the latest of (x) the Effective Date, (y) the date on which an Other Secured Claim becomes an Allowed Other Secured Claim, and (z) such other date as may be ordered by the Bankruptcy Court, or, in each case, as soon as reasonably practicable thereafter, each Allowed Other Secured Claim shall be, at the election of the Debtors: (i) Reinstated, (ii) paid in Cash, in full satisfaction, settlement, release and discharge of such Allowed Other Secured Claim, (iii) satisfied by the Debtors’ surrender of the collateral securing such Allowed Other Secured Claim, or (iv) offset against, and to the extent of, the Debtors’ claims against the Holder of such Allowed Other Secured Claim. Each Holder of an Other Secured Claim is Unimpaired, not entitled to vote, and conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

2.10 Other Priority Claims. Except to the extent that a Holder of an Other Priority Claim agrees to less favorable treatment, each Holder of an unpaid Allowed Other Priority Claim against the Debtors shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, Cash equal to the full amount of its Allowed Other Priority Claim by the Debtors or the Reorganized Debtors, as applicable in the ordinary course of business. Each Holder of an Allowed Other Priority Claim is Unimpaired, not entitled to vote, and conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

3.01 Introduction. This Plan places all Claims and Equity Interests, except unclassified Claims provided for in Article II, in the Classes listed below. Unless otherwise stated, a Claim or Equity Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in any other Class to the extent that any portion thereof falls within the description of such other Class.

3.02 Summary of Classes

CLASS	DESIGNATION	IMPAIRMENT	ENTITLED TO VOTE
Class 1	First Lien Secured Claims	Impaired	Yes
Class 2A	First Lien Facility Deficiency Claims, Second Lien Facility Claims, Senior Notes Claims, Citrus Earn Out Claims	Impaired	Yes
Class 2B	Unsecured Claims	Impaired	Yes
Class 3	Intercompany Claims	Impaired	No (deemed to reject)
Class 4	Warren Subsidiary Debtor Interests	Impaired	No (deemed to reject)
Class 5	Section 510(b) Claims	Impaired	No (deemed to reject)
Class 6	Warren Equity Interests	Impaired	No (deemed to reject)

3.03 Treatment of Classified Claims and Equity Interests.

a) CLASS 1 - FIRST LIEN SECURED CLAIMS

i) Claims in Class: Class 1 consists of Allowed First Lien Secured Claims.

ii) Allowance: The Allowed First Lien Lender Secured Claims shall be Allowed as Secured Claims in the amount no less than $177,000,000 against Warren and each of the First Lien Facility Guarantors.

iii) Treatment: On the Effective Date, except to the extent that a Holder of a Class 1 Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each First Lien Secured Claim against Warren and each of the First Lien Facility Guarantors, each such Holder shall receive its respective Pro Rata share of: (A) the New First Lien Facility; and (B) 82.5% of the New Warren Common Stock (subject to dilution by the Management Incentive Plan).

iv) Voting: Class 1 is Impaired by the Plan. Each Holder of an Allowed Class 1 Claim is entitled to vote to accept or reject the Plan.

b) Class 2A - FIRST LIEN DEFICIENCY CLAIMS, SECOND LIEN FACILITY CLAIMS, SENIOR NOTES CLAIMS, AND CITRUS EARN OUT CLAIMS

i) Claims in Class: Class 2A consists of the: First Lien Facility Deficiency Claims, Second Lien Facility Claims, Senior Notes Claims, and solely to the extent Allowed as an Unsecured Claim by an order of the Bankruptcy Court, and only to the extent Allowed in an amount not exceeding $8,500,000, the Citrus Earn Out Claims.

ii) Allowance: The First Lien Facility Deficiency Claims are deemed Allowed Unsecured Claims in the amount of $71,000,000 against Warren and each of the First Lien Facility Guarantors. The Second Lien Facility Claims are deemed Allowed Unsecured

Claims in the amount of $56,700,000 against Warren and each of the Second Lien Facility Guarantors. The Senior Notes Claims are deemed Allowed Unsecured Claims in the principal amount of not less than $167,270,000 plus all accrued but unpaid interest, plus all fees, expenses and other amounts due under the Senior Notes or the Senior Notes Indenture, in each case, as of the Petition Date, against Warren and each of the Senior Notes Guarantors.

iii) Treatment: On the Effective Date, except to the extent that a Holder of an Allowed Second Lien Facility Claim, Senior Notes Claim or Citrus Earn Out Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such Claim: (A) Holders of First Lien Facility Deficiency Claims will forego any distribution on account of such First Lien Facility Deficiency Claims; (B) Holders of Second Lien Facility Claims, Senior Notes Claims and any Allowed Citrus Earn Out Claims (solely to the extent such Claim is allowed as an Unsecured Claim by a Final Order, and only if allowed in an amount not exceeding $8,500,000) shall be entitled to receive such Holders’ respective Pro Rata portion of the General Equity Pool; and (C) Holders of Second Lien Facility Claims shall receive their pro rata portion of (1) the Claren Road Supplemental Equity Distribution and (2) New Warrants.

iv) Voting: Class 2A is Impaired by the Plan. Each Holder of an Allowed Class 2A Claim is entitled to vote to accept or reject the Plan.

c) CLASS 2B - UNSECURED CLAIMS

i) Claims in Class: Class 2B consists of all Allowed Unsecured Claims against each Debtor other than First Lien Facility Deficiency Claims, Second Lien Facility Claims, Senior Notes Claims, and Citrus Earn Out Claims.

ii) Treatment: Except to the extent that a Holder of an Allowed Class 2B Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such Class 2B Claim, each such Holder shall receive its Pro Rata share (in each case without interest) of, at the Plan Sponsor’s option, Cash or an unsecured note, in an amount equal to the same economic recovery provided to Holders of Allowed Class 2A Claims from the General Equity Pool under the terms of the Plan (and as contemplated in the Disclosure Statement, dated as of the date hereof), before giving effect to any amendment, modification, or supplement thereto, on the Effective Date or, if such Claim is not allowed as of the Effective Date, as soon as practicable after such Claim becomes Allowed. For the avoidance of doubt, the calculation of the economic recovery to Holders of Allowed Class 2B Claims shall not take into account the recovery to Holders of Second Lien Facility Claims on account of the Claren Road Supplemental Equity Distribution or the New Warrants.

iii) Voting: Class 2B is Impaired by the Plan. Each Holder of an Allowed Class 2B Claim is entitled to vote to accept or reject the Plan.

d) CLASS 3 - INTERCOMPANY CLAIMS

i) Claims in Class: Class 3 consists of Allowed Intercompany Claims.

ii) Treatment: Each Allowed Intercompany Claim shall be, at the option of the Plan Sponsor, either Reinstated or cancelled and released without any distribution on account of such Claim.

iii) Voting: Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of a Class 3 Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

e) CLASS 4 - WARREN SUBSIDIARY DEBTOR INTERESTS

i) Interests in Class: Class 4 consists of Allowed Warren Subsidiary Debtor Interests.

ii) Treatment: Each Allowed Warren Subsidiary Debtor Interest shall be, at the option of the Plan Sponsor, either Reinstated or cancelled and released without any distribution on account of such interests.

iii) Voting: Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of a Class 4 Interest is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan

f) CLASS 5 – SECTION 510(b) CLAIMS

i) Claims in Class: Class 5 consists of Allowed Claims arising under Section 510(b) of the Bankruptcy Code.

ii) Treatment: Claims arising under Section 510(b) of the Bankruptcy Code, if any, shall automatically be deemed cancelled without any distribution, and Holders of such Claims shall not receive any Distribution or retain any property or interest in property on account of their Claims.

iii) Voting: Pursuant to Section 1126(g) of the Bankruptcy Code, each Holder of a Class 5 Claim is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

g) CLASS 6 - WARREN EQUITY INTERESTS

i) Interests in Class:

ii) Treatment: On the Effective Date, all Warren Equity Interests shall automatically be deemed cancelled, and the Holders of Warren Equity Interests shall not receive any Distribution or retain any property or interest in property on account of their respective Warren Equity Interests.

iii) Voting: Pursuant to section 1126(g) of the Bankruptcy Code, each Holder of a Warren Equity Interest in Class 6 is conclusively presumed to have rejected the Plan and is not entitled to vote to accept or reject the Plan.

3.04 Allowed Claims. Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make Distributions on account of Allowed Claims. A Claim that is Disputed by the Debtors as to its amount only shall be deemed Allowed in the amount the Debtors admit owing and Disputed as to the remainder.

3.05 Allocation. The value of any Cash Distribution received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest as of the Petition Date.

3.06 Special Provision Governing Unimpaired Claims. [Reserved.]

3.07 Controversy Concerning Impairment. If a controversy arises as to whether any Claims or Equity Interests, or any Class of Claims or Equity Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.08 Elimination of Vacant Classes. Any Class of Claims or Equity Interests that, as of the commencement of the Confirmation Hearing, does not have at least one Holder of a Claim or Equity Interest that is Allowed in an amount greater than zero for voting purposes pursuant to the Confirmation Order shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to that Class.

3.09 Subordinated Claims. The allowance, classification and treatment of all Allowed Claims and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise. Pursuant to section 510 of the Bankruptcy Code, the Debtors and Reorganized Warren, as applicable, reserve the right to reclassify any Allowed Claim, in accordance with any contractual, legal or equitable subordination relating thereto; provided that any such reclassification must be approved by the Plan Sponsor; provided, further that any such reclassification that impacts or affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to Holders of Senior Notes Claims or Second Lien Facility Claims or the rights and protections of minority holders as set forth in the Restructuring Term Sheet, or that adversely impacts or affects the equity value of the New Warren Common Stock, shall require the prior written consent of the Required Consenting Senior Noteholders and Claren Road, as applicable, in each case in their sole discretion.

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THIS PLAN

4.01 General Settlement of Claims and Interests. Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to the Plan.

4.02 Reorganized Warren. On the Effective Date, the New Board shall be established and Reorganized Warren shall adopt its New Organizational Documents. Reorganized Warren shall be authorized to adopt any other agreements, documents, and instruments and to take any other actions contemplated under the Plan as necessary or desirable for Consummation of the Plan.

4.03 Sources of Cash Consideration for Plan Distributions. The Reorganized Debtors shall fund distributions under the Plan with Cash on hand, including Cash from operations and borrowing under the DIP Credit Agreement.

a) New First Lien Facility

On the Effective Date, the Reorganized Debtors will enter into the New First Lien Facility.

b) Issuance of New Warren Common Stock and New Warrants

The issuance of the New Warren Common Stock, including Management Stock reserved for the Management Incentive Plan, and the New Warrants (including the New Warren Common Stock issued upon exercise of the New Warrants in accordance with the New Warrant Agreement) by Reorganized Warren, is authorized without the need for any further corporate action or without any further action by the Holders of Claims or Equity Interests. All of the shares of New Warren Common Stock issued pursuant to the Plan shall be uncertificated and shall be duly authorized, validly issued, fully paid, and non-assessable.

On or before the Distribution Date, Reorganized Warren shall issue the New Warren Common Stock for Distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed.

4.04 Continued Corporate Existence. Except as otherwise provided in the Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate Entities in accordance with the applicable law in the applicable jurisdiction in which they were formed under their respective certificates of incorporation or formation, as applicable, and bylaws or similar organizational documents, as applicable, in effect before the Effective Date except as their certificates of incorporation or formation and bylaws or similar organizational documents may be amended pursuant to this Plan. Reorganized Warren shall be a corporation incorporated or a limited liability company formed under the laws of the State of Delaware that is treated as a corporation for tax purposes. On the Effective Date, without any further corporate or similar action, the certificate of incorporation and bylaws of Reorganized Warren shall be amended as necessary to satisfy the provisions of this Plan and the Bankruptcy Code and shall include, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities. The certificate of incorporation and bylaws of Reorganized Warren shall be substantially in the form filed with the Plan Supplement. The certificate of incorporation or formation and bylaws or other organizational documents of each Reorganized Subsidiary shall be the certificate of incorporation or formation and bylaws, respectively, of each Reorganized Subsidiary on the Effective Date without any modification or amendment thereto.

4.05 Substantive Consolidation. The Plan is being proposed as a joint plan of reorganization of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan of reorganization for each Debtor. The Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.

4.06 Restructuring Transactions. On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement documents, the Debtors or Reorganized Debtors, as applicable, shall enter into the Restructuring Transactions contemplated in the Plan, and shall take any actions as may be reasonably necessary or appropriate to implement this Plan, including one or more mergers, consolidations, conversions, dissolutions, transfers or liquidations as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate that are consistent with the terms of the Plan. The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution or liquidation containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, limited partnership, or formation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable Entities determine to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions; provided that any such Restructuring Transaction that impacts or affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to Holders of Senior Notes Claims or Second Lien Facility Claims or the rights and protections of minority holders as set forth in the Restructuring Term Sheet, or that adversely impacts or affects the equity value of the New Warren Common Stock shall require the prior written consent of the Required Consenting Senior Noteholders or Claren Road, as applicable, in each case in their sole discretion. The chair of the New Board, president, chief executive officer, chief financial officer, any executive vice president or senior vice president, or any other appropriate officer, manager or managing partner of each Debtor or Reorganized Debtor, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such other actions, as may be reasonably necessary or appropriate, to effectuate and further evidence the terms and conditions of this Plan. The secretary or assistant secretary of the appropriate Debtor or Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

4.07 Cancellation of Securities and Agreements. Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, on the Effective Date, (a) the Equity Interests, the First Lien Facility, Second Lien Facility, Senior Notes, the Senior Notes Indenture, Secured Debenture Documents (to the extent that, and only if, the Secured Debentures are not Reinstated under the Plan or the Plan Supplement) and any other Certificate, Security, unit, share, note, bond, indenture, purchase right, option, warrant, certificates of designations or other instrument or documents directly or indirectly evidencing or creating and indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest (except such Certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), to the extent not already cancelled, shall be deemed cancelled and shall have no further force or effect, without any further action on the part of the Bankruptcy Court or any other Entity, and (b) the obligations of the Debtors pursuant to the Equity Interests and under the First Lien Facility, the Second Lien Facility, the Senior Notes, the Senior Notes Indenture, the Secured Debenture Documents (to the extent that, and only if, the Secured Debentures are not Reinstated under the Plan or the Plan Supplement), the Debtors’ certificates of incorporation or formation, any agreements, indentures, or certificates of designations governing the Equity Interests or any agreements, indentures, certificates of designation, by-laws, or certificate or articles of incorporation or similar documents governing the units, shares, Certificates, notes, bonds, indentures, purchase rights, options, warrants, or other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors (except such Certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan) shall be terminated, released and discharged; provided, however, that notwithstanding any provision contained herein to the contrary:

(i) the Senior Notes Trustee shall retain its rights under the Senior Notes Indenture to make Distributions under the Plan in accordance with the Senior Notes Indenture and to exercise the Senior Notes Trustee Charging Lien against the Distributions to the holders of Senior Notes Claims, as and to the extent provided in the Senior Notes Indenture, and

(ii) the Secured Indentures shall continue to remain in full force and effect solely for the purposes of:

(A) allowing the Secured Debenture Trustees to make the distributions under the Secured Indentures on account of the holders of the Secured Debentures under the Plan, as provided in Article V hereof; and

(B) permitting the Secured Debenture Trustees to maintain their rights under the Secured Indentures to receive payment or reimbursement from the Debtors or the Reorganized Debtors, as the case may be, for any unpaid fees, costs, and expenses

(including any unpaid legal and other professional fees, costs and expenses) incurred by the Secured Debenture Trustees under the Secured Indentures (including, without limitation, the rights of the Secured Debenture Trustee to exercise their charging liens under the Secured Indentures against any distributions made or to be made to the holders of the Secured Debentures to pay or reimburse the Secured Debenture Trustees for any such fees, costs and expenses).

On and after the Effective Date, all duties and responsibilities of the Senior Notes Trustee under the Senior Notes Indenture and the Senior Notes and the Secured Debenture Trustees under the Secured Debenture Documents (to the extent that, and only if, the Secured Debentures are not Reinstated under the Plan or the Plan Supplement) shall be discharged except as otherwise specifically set forth in or provided for under the Plan or the Plan Supplement. Any and all services to be provided by the Secured Debentures Trustees and the Senior Notes Trustee in connection with the implementation and consummation of the Plan, shall be as expressly set forth in the Plan.

For the avoidance of doubt, the Warren Subsidiary Debtor Interests are not “Equity Interests,” shall not be subject to any of the foregoing and shall, instead, be Reinstated as of the Effective Date.

4.08 Surrender of Secured Debentures. To the extent that the Secured Debentures are not Reinstated, then on or before the Distribution Date, or as soon as practicable thereafter, each holder of an instrument evidencing any Secured Debenture shall surrender such instrument to the Disbursing Agent and such instrument shall be cancelled. To the extent that the Secured Debentures are not Reinstated, no distribution of property hereunder shall be made to or on behalf of any such holder of a Secured Debenture unless and until such instrument is received by the Disbursing Agent or the unavailability of such instrument is reasonably established to the satisfaction of the Disbursing Agent. Any such holder who fails to surrender or cause to be surrendered such instrument or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent within six (6) months after the Effective Date shall be deemed to have forfeited all rights and claims or Interest in respect of such instrument and shall not participate in any distribution hereunder, and all Cash in respect of such forfeited distribution, including interest accrued thereon, shall revert to Reorganized Debtors.

4.09 Corporate Action. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including: (1) the temporary continuation of the officers and employees for the Reorganized Debtors pending the final determination by the New Board with respect to same; (2) the issuance, distribution and delivery of the New Warren Common Stock and the New Warrants; (3) implementation of the Restructuring Transactions as set forth herein; (4) execution of the New First Lien Facility; and (5) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors, or the Reorganized Debtors in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the security holders, directors or officers of the Debtors, or the Reorganized Debtors. The authorizations and approvals contemplated by this Article IV shall be effective notwithstanding any requirements under non-bankruptcy law.

Once the New Board has made its determination as each of the following matters, such determinations shall be deemed authorized and approved in all respects: (1) adoption or assumption, as applicable, of the agreements with Continuing management, amended by agreement between the beneficiaries of such agreements, plans, or arrangements, on the one hand, and the Reorganized Debtors, on the other hand, and (2) adoption and implementation of the Management Incentive Plan.

4.10 Directors and Executive Officers. On the Effective Date, the term of each member of Warren’s current board of directors will automatically expire. The New Board will consist of five (5) directors, initially comprised of (x) the CEO of Reorganized Warren, (y) three (3) members who are either selected by, or acceptable to, the Plan Sponsor, and (z) the Minority Director. The New Board shall determine the size of and elect directors and managers, as applicable, for each board of directors or managers, as applicable, of the Reorganized Subsidiary Debtors. The CEO shall serve as the Chairman of the New Board. In so selecting persons to serve as members of the New Board, each of the Plan Sponsor, the Required Consenting Senior Noteholders and Claren Road shall take into consideration and consider as a positive attribute, any reasonable levels of experience in the oil and gas exploration and production industry possessed by such persons, with the understanding that the best interests of the Reorganized Debtors would be served by having a majority of the members of the New Board comprised by individuals who do possess such experience. Notwithstanding anything to the contrary in the New Warren Organizational Documents, meetings of the New Board may be called by any member of the New Board.

The New Board shall have the responsibility for the oversight of the Reorganized Debtors on and after the Effective Date. The members of existing management for each of the Debtors shall maintain their current positions as executive officers of the Reorganized Debtors on and after the Effective Date pending consideration by the New Board as to whether each such member of existing management shall be Continuing.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose in the Plan Supplement the identity and affiliations of each Person selected to serve on the New Board and each Person selected to serve as an officer as of the Effective Date. To the extent any such Person is an “insider” under section 101(31) of the Bankruptcy Code, the Debtors also will disclose the nature of any compensation to be paid to such Person. Each such Person shall serve from and after the Effective Date (or, if later, the date of appointment) pursuant to the terms of the New Organizational Documents, the New Equityholder Agreement, and other constituent documents of the Reorganized Debtors, subject to the determination by the New Board as to which of such officers shall be Continuing.

4.11 Management Incentive Plan. The New Board shall determine and implement the Management Incentive Plan as promptly as practicable after the Effective Date. The Management Incentive Plan shall provide for equity based compensation to management (including directors, managers, and officers, as applicable) and employees, comprising a number of shares to up to 6.00% of the New Warren Common Stock (the “Management Stock Pool”), with equity interest comprising one-third of such amount of the New Warren Common Stock outstanding as of the Effective Date (i.e., 2.00% of the New Warren Common Stock) being issued promptly following the Effective Date (the “Initial Management Stock Grant”). The remaining two-thirds of the Management Stock Pool (i.e., 4.00% of the New Warren Common Stock outstanding as of the Effective Date) shall be issued over a three year-period following the Effective Date. Individual allocations of equity incentive awards under the Management Incentive Plan shall be proposed by the CEO, and shall be subject to approval by the compensation committee of the New Board. All grants under the Management Incentive Plan shall consist solely of restricted shares, and such restricted shares shall be subject to 50% time-based and 50% performance-based vesting, the terms of which time-based and performance-based vesting shall be proposed by the CEO, and shall be subject to approval by the compensation committee of the New Board; provided that any amount of such restricted shares granted to the CEO after the initial grant on the Effective Date may be subject to performance-based vesting, as determined by the compensation committee of the New Board. All performance criteria applicable to vesting of restricted unit grants shall be proposed by the CEO to the compensation committee of the New Board and shall be subject to approval by the compensation committee. Equity interests granted under the Management Incentive Plan shall dilute the New Warren Common Stock issued on the Effective Date on a Pro Rata basis.

4.12 Indemnification Agreements and Arrangements. All indemnification agreements or arrangements with the Debtors’ officers, directors or employees in place as of the day prior to the Effective Date shall be assumed by the Reorganized Debtors as of the Effective Date.

4.13 Employment Agreements. As of the Effective Date, Reorganized Warren’s proposed Chief Executive Officer, Chief Financial Officer, and other senior executives shall enter into employment agreements that are in form and substance acceptable to the Reorganized Debtors in all material respects.

4.14 Retirement Plans. All retirement income plans and welfare benefit plans for the benefit of the Debtors’ officers, directors or employees that the New Board decides to continue in such capacities or similar capacities after the Effective Date (in each case, “Continuing”) (not including any such officers, directors and employees for the period they are temporarily continued pending the New Board’s determination as to whether they shall be Continuing), or retirement income plans and welfare benefit plans for such Continuing Persons, shall remain in place after the Effective Date, as may be amended by agreement between the beneficiaries of such agreements, plans, or arrangements, on the one hand, and the Reorganized Debtors, on the other hand, including to modify the “change of control” definition in such agreements to reflect the Restructuring Transactions and this Plan, and the Reorganized Debtors will continue to honor such agreements, arrangements, programs, and plans with all such Continuing Persons; provided that the foregoing shall not apply to any equity-based compensation or incentive-based plan, agreement, or arrangement existing as of the Petition Date. Nothing in the Plan shall limit, diminish, or otherwise alter the Reorganized Debtors’ defenses, claims, Causes of Action, or other rights with respect to any such contracts, agreements, policies, programs, and plans, or the New Board’s ability not to designate any existing officers, directors or employees as Continuing.

4.15 Revesting of Assets. The property of each Debtor’s Estate shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of the Reorganized Debtors shall be free and clear of all Claims, encumbrances, Equity Interests, charges and Liens except as provided or contemplated herein, in connection with the New First Lien Facility, or in the Confirmation Order.

4.16 Preservation of Rights of Action; Settlement of Litigation Claims. Except as otherwise provided herein or in the Confirmation Order, or in any contract, instrument, release, indenture, or other agreement entered into, or deemed to be entered into, in connection with this Plan, in accordance with section 1123(b) of the Bankruptcy Code, and except as to any Cause of Action released under the Plan, following the Confirmation Date, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Causes of Action that any of the Debtors or their Estates may hold against any Entity without further approval of the Bankruptcy Court whether arising before or after the Petition Date, including any actions specifically enumerated in the Plan Supplement, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors or the Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity other than the Released Parties, except as otherwise expressly provided in the Plan. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Reorganized Debtors expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. The proceeds of all litigation claims shall, in the discretion of the New Board, either be applied to the New First Lien Facility or retained for working capital purposes.

4.17 Effectuating Documents; Further Transactions. On and after the Effective Date, the Reorganized Debtors, and the officers and members of the boards of directors thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorization, or consents except for those expressly required pursuant to the Plan.

On or before or within a reasonable period of time after the Effective Date, the CEO shall select the location of the principal executive office of Reorganized Warren but only after consultation with the Plan Sponsor regarding such selection.

4.18 Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, the following will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, sales or use tax, mortgage tax, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment: (a) the issuance, transfer, exchange or conversion of the , New Warren Common Stock, New Warrants and/or Management Stock; (b) the creation of any mortgage, deed of trust, lien or other security interest under or pursuant to this Plan or the New First Lien Facility; (c) the making or assignment of any lease or sublease under or pursuant to this Plan; (d) the execution and delivery of the New First Lien Facility; (e) any Restructuring Transaction; (f) the release of liens under the First Lien Facility, Second Lien Facility, and DIP Credit Agreement; or (g) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with this Plan, including any merger agreements, agreements of consolidation, restructuring, disposition, liquidation or dissolution, deeds, bills of sale or assignments executed in connection with any of the foregoing or pursuant to this Plan.

4.19 Senior Notes Trustee Fees and Expenses. On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay in Cash all Senior Notes Trustee Fees and Expenses, without the need for the Senior Notes Trustee to file a fee application with the Bankruptcy Court, and from and after the Effective Date, the Reorganized Debtors shall pay in Cash all Senior Notes Trustee Fees and Expenses. Nothing in the Plan shall in any way affect or diminish the right of the Senior Notes Trustee to assert the Senior Notes Trustee Charging Lien against any Distribution to Holders of Senior Notes Claims with respect to any unpaid Senior Notes Trustee Fees and Expenses or other amounts payable to the Senior Notes Trustee under the Senior Notes Indenture.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

5.01 Distributions for Claims and Equity Interests Allowed as of the Effective Date. Except as otherwise provided herein or as ordered by the Bankruptcy Court, each Holder of an Allowed Claim shall receive on the Distribution Date the full amount of the Distributions that the Plan provides for Allowed Claims in the applicable Class. All Cash Distributions shall be made by the Disbursing Agent from available Cash of the Reorganized Debtors or borrowings under the DIP Credit Agreement. Any Distribution hereunder of property other than Cash (including any issuance of the New Warren Common Stock, Management Stock, and the New Warrants and

the Distribution of such New Warren Common Stock, Management Stock and the New Warrants, in exchange for Allowed Claims as of the Effective Date) shall be made by the Disbursing Agent or the transfer agent in accordance with the terms of this Plan; provided that all Distributions on account of Senior Notes Claims shall be made to or at the direction of the Senior Notes Trustee for distribution in accordance with the Senior Notes Indenture, and shall be subject in all respects to the right of the Senior Notes Trustee to assert the Senior Notes Trustee Charging Lien against such Distributions. The Senior Notes Trustee may transfer or direct the transfer of such Distributions through the facilities of DTC and will be entitled to recognize and deal for all purposes under the Plan with Holders of the Senior Notes Claims to the extent consistent with the customary practices of DTC.

5.02 Disbursing Agent. The Disbursing Agent shall make all Distributions required under the Plan. If the Disbursing Agent is an independent third party designated by the Reorganized Debtors (with the consent of the Plan Sponsor) to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, indemnification and reasonable compensation for Distribution services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors and the Plan Sponsor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

5.03 Record Date for Plan Distributions. Except with respect to publicly traded securities, as of the close of business on the Record Date for Plan Distributions, the various transfer registers for each of the Classes of Claims or Equity Interests maintained by the Debtors or their respective agents, will be deemed closed and there shall be no further changes in the record holders of any of the Claims or Equity Interests. The Reorganized Debtors and the Disbursing Agent shall have no obligation to recognize any transfer of record ownership of any such Claims occurring after the Record Date for Plan Distributions and shall be entitled instead to recognize and deal for all purposes hereunder with only those record Holders as of the close of business on the Record Date for Plan Distributions.

5.04 Means of Cash Payment. Cash payments hereunder shall be in Cash.

5.05 Delivery of Distributions; Undeliverable or Unclaimed Distributions. Distributions to Holders of Allowed Claims shall be made by the Disbursing Agent, (a) at the Holder’s last known address, or (b) at the address in any written notice of address change delivered to the Disbursing Agent. If any Holder’s Distribution is returned as undeliverable, no further Distributions to such Holder shall be made, unless and until the Disbursing Agent is notified of such Holder’s then current address, at which time all missed Distributions shall be made to such Holder without interest. Amounts in respect of undeliverable Distributions made through the Disbursing Agent shall be returned to the Reorganized Debtors until such Distributions are claimed. All claims for undeliverable Distributions must be made on or before the first anniversary of the Effective Date, after which date, without need for a further order by the Bankruptcy Court (x) all Cash in respect of such forfeited Distribution including interest accrued thereon shall revert to Reorganized Warren and (y) all New Securities in respect of such forfeited Distribution shall be cancelled, in each case, notwithstanding any federal or state escheat laws to the contrary.

5.06 Withholding and Reporting Requirements. In connection with this Plan and all Distributions hereunder, the Reorganized Debtors Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder (except as to Distributions made to Class 2A) shall be subject to any such withholding and reporting requirements. To the extent the Disbursing Agent is an independent third party rather than the Reorganized Debtors, the Reorganized Debtors shall provide instructions to the Disbursing Agent consistent with the foregoing and the Disbursing Agent shall be entitled to rely on such instructions in effective same. The Reorganized Debtors reserve the right to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances, and in such event shall so instruct the Disbursing Agent if it is an independent third party.

5.07 Setoffs. A Reorganized Debtor may, but shall not be required to, set off against any Claim, and the payments or other Distributions to be made pursuant to this Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the Holder of such Claim; provided that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any claim that the Debtors or Reorganized Debtors may have against such Holder. Nothing in this Plan shall be deemed to expand rights to setoff under applicable non-bankruptcy law.

5.08 Section 1145 Exemption. Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution of the New Securities, and the Reinstatement of the Secured Debentures Warren Subsidiary Debtor Interests, as contemplated by Article V hereof to Classes 1 and 2A, shall be exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable law. In addition, pursuant to section 1145 of the Bankruptcy Code, the New Securities (other than the Management Stock) will be freely tradable in the U.S. by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with applicable securities laws and any rules and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such Securities or instruments, and (iii) the laws and any rules and regulations of any State or federal agency or commission that may restrict or condition the trading of securities of a non-public company.

DTC may accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Warren Common Stock are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

5.09 De Minimis Distributions. Notwithstanding anything herein to the contrary, no Cash payment of less than $25.00 shall be made to the Holder of any Claim on account of its Allowed Claim; any such Holder who would otherwise be entitled to a lesser Distribution shall not receive any Distribution.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS

6.01 Procedures Regarding Claims. Prior to the Effective Date, the Debtors, and, after the Effective Date, the Reorganized Debtors, shall have the exclusive authority to file, settle, compromise, withdraw or litigate to judgment any objections to Claims. From and after the Effective Date and prior to the Claim Objection Deadline, the Reorganized Debtors may settle or compromise any Disputed Claim without notice to or action, order or approval of the Bankruptcy Court.

Any Debtor or Reorganized Debtor, as applicable, may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether such Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal related to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. Each of the aforementioned objection, estimation and resolution procedures are cumulative and are not exclusive of one another.

Notwithstanding any other provision hereof, if any portion of a Claim is a Disputed Claim, no payment or Distribution provided under the Plan shall be made on account of such Disputed Claim unless and until such Disputed Claim becomes an Allowed Claim.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan. The Disbursing Agent shall provide to the Holder of such Claim the Distribution (if any) to which such Holder is entitled under the Plan on a date determined by the Reorganized Debtors, in their sole discretion, after such a Claim becomes an Allowed Claim and shall be deemed to have been made on the Effective Date, without any interest to be paid on account of such Claim.

ARTICLE VII

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

7.01 Assumed Contracts and Leases. Except as otherwise provided herein, or in any contract, instrument, release, indenture, or other agreement or document entered into, or deemed to be entered into, in connection with this Plan, as of the Effective Date each Reorganized Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (a) was previously assumed or rejected by the Debtors, (b) is the subject of a motion to reject filed on or before the Confirmation Date or (c) is set forth in a schedule, as an executory contract or unexpired lease to be rejected, filed as part of the Plan Supplement. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions or rejections described above, as of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to this Article VII or by any order of the Bankruptcy Court shall revest in and be fully enforceable by the Reorganized Debtors in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court authorizing and providing for its assumption under applicable federal law.

Unless otherwise provided in the Plan, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases, related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements has been previously rejected or repudiated or is rejected or repudiated under the Plan.

7.02 Payments Related to Assumption of Contracts and Leases. Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by the applicable Debtor on or before the Effective Date; provided that if there is a dispute regarding (i) the nature or amount of any Cure Cost, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure Cost shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that the Debtors or the Reorganized Debtors may settle any dispute regarding the amount of any dispute without any further notice to or action, order or approval of the Bankruptcy Court.

7.03 Rejected Contracts and Leases. Except for those executory contracts and unexpired leases set forth on a schedule to the Plan Supplement, none of the executory contracts and unexpired leases to which the Debtors are a party shall be rejected under the Plan; provided that the Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party.

7.04 Claims Based upon Rejection of Executory Contracts or Unexpired Leases. All Claims arising out of the rejection of executory contracts and unexpired leases must be filed with the Bankruptcy Court and served upon the Debtors and its counsel within thirty (30) days after the earlier of (a) the date of entry of an order of the Bankruptcy Court approving such rejection or (b) the Confirmation Date. Any such Claims not filed within such times shall be forever barred from assertion against the Debtors, their Estates, and property.

7.05 Oil and Gas Leases. To the extent any of the Debtors’ oil and gas leases constitute executory contracts or unexpired leases of real property under section 365 of the Bankruptcy Code under applicable law, such oil and gas leases will be assumed by the applicable Reorganized Debtor. To the extent any of the Debtor or Reorganized Debtor’s oil and gas leases constitute a real property interest not assumable under section 365 of the Bankruptcy Code, except as provided in the Plan or Confirmation Order, such real property rights shall revest in the applicable Reorganized Debtor pursuant to Section 4.15 of the Plan. The Debtors and Reorganized Debtors reserve all rights concerning the oil and gas leases, including the right to dispute the amount of any payment associated with working interests or royalty interests related to the oil and gas leases and that claims for such amounts have been discharged under the Plan.

7.06 Assumption of D&O Insurance. All fiduciary liability insurance policies, including, but not limited to, directors’ and officers’ liability insurance policies, maintained by the Debtors are hereby assumed, subject to any additions and modifications thereto as may be required by the New Board. Entry of the Confirmation Order by the clerk of the Bankruptcy Court shall constitute approval of such assumptions pursuant to section 365(a) of the Bankruptcy Code. No provision of this Plan shall limit any Released Party’s rights to seek recovery or reimbursement under any directors’ and officers’ liability insurance policy, including without limitation, the Directors and Officers Run Off Policies procured by Warren on or about May 26, 2016.

All existing directors and officers insurance coverage and indemnification obligations shall survive the Restructuring Transactions and continue in effect after the Effective Date, and shall not be cancelled, terminated or amended in any manner than would decrease or eliminate the benefit provided thereby to any officer, manager, or director. The Debtors’ indemnification obligations in favor of their officers and directors contained in the certificates of incorporation and bylaws of the Debtors as of the Petition Date shall be included in the amended and restated certificate of incorporation, amended and restated certificate of formation and bylaws of the Reorganized Debtors.

ARTICLE VIII

ACCEPTANCE OR REJECTION OF THIS PLAN

8.01 Classes Entitled to Vote. Each Holder of an Allowed Claim in Class 1, 2A, and 2B is entitled to vote to accept or reject this Plan. Holders of Claims or Equity Interests in Unimpaired Classes shall not be entitled to vote because they are conclusively deemed, by operation of section 1126(f) of the Bankruptcy Code, to have accepted this Plan.

8.02 Acceptance by Impaired Classes. An Impaired Class of Claims shall have accepted this Plan if the Holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of the Allowed Claims in the Class actually voting have voted to accept this Plan, not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code.

8.03 [Reserved.]

8.04 [Reserved.]

8.05 Nonconsensual Confirmation. In the event that any Class other than Class 1 votes to reject the Plan, the Debtors reserve the right to pursue Confirmation of an alternative plan of reorganization pursuant to section 1129(b) of the Bankruptcy Code.

If any Class does not accept the Plan, the Debtors shall request that the Bankruptcy Court confirm or “cram down” the Plan on a non-consensual basis with respect to each non-accepting Class pursuant to section 1129(b) of the Bankruptcy Code. With respect to Classes that are deemed to reject this Plan, the Debtors shall request that the Bankruptcy Court confirm or “cram down” the Plan on a non-consensual basis pursuant to section 1129(b) of the Bankruptcy Code.

ARTICLE IX

CONDITIONS PRECEDENT TO CONFIRMATION AND EFFECTIVENESS

9.01 [Reserved.]

9.02 Conditions to Effective Date. The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Article 9.04 below:

a) the Bankruptcy Court shall have entered the Confirmation Order;

b) all actions, documents, certificates, and agreements necessary or appropriate to implement the Plan, including the Plan Supplement (including the documents governing the New First Lien Facility and the Equityholder Agreement), shall have been effected or executed and delivered, as the case may be, to and/or by the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and all such documents, certificates and agreements shall be acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to the Claren Road and the Required Consenting Senior Noteholders;

c) all authorizations, consents, regulatory approvals, rulings, or documents that are necessary or appropriate to implement and effectuate the Plan shall have been received;

d) the Debtors shall have paid in full in cash all of the Consenting Senior Noteholder Fees and Expenses, the Plan Sponsor Fees and Expenses, and the Claren Road Fees and Expenses;

e) Reorganized Warren, the New First Lien Facility Guarantors, New First Lien Lenders, and New First Lien Agent shall have entered into and closed the New First Lien Facility, in form and substance acceptable to the Debtors and the Plan Sponsor and reasonably acceptable to the Required Consenting Senior Noteholders and Claren Road; and

f) No Stay of the Confirmation Order shall be in effect.

9.03 Absence of Final Order. For the avoidance of doubt, the Debtors and the Plan Sponsor intend for Consummation of the Plan to occur as promptly as practicable after the Effective Date and it shall not be a condition to the Effective Date that the Confirmation Order has become a Final Order.

9.04 Effect of Failure of Conditions. [Reserved]

9.05 Waiver of Conditions. Each of the conditions set forth in Article 9.02 above, other than as set forth in sections 9.02(a), may be waived in whole or in part by the Debtors with the consent of the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders without notice, leave or other order of the Bankruptcy Court or any formal action other than proceedings to confirm or consummate the Plan.

ARTICLE X

MODIFICATIONS AND AMENDMENTS; WITHDRAWAL

The Debtors may amend or modify this Plan at any time prior to the Confirmation Date, with the consent of the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders; provided that the consent of the Required Consenting Senior Noteholders and Claren Road shall not be unreasonably withheld; provided, further, that any amendment, modification or supplement of the Plan that impacts or affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to Holders of Senior Notes Claims or Claren Road or the rights and protections of minority holders as set forth in the Restructuring Term Sheet, or that adversely impacts or affects the equity value of the New Warren Common Stock shall require the prior written consent of the Required Consenting Senior Noteholders or Claren Road, as applicable, in each case in their sole discretion. The Debtors reserve the right to include any amended exhibits in the Plan Supplement, whereupon each such amended exhibit shall be deemed substituted for the original of such exhibit. Prior to the Effective Date, the Debtors or Reorganized Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court with the consent of the Plan Sponsor to remedy any defect or omission or reconcile any inconsistencies within or among this Plan, the Disclosure Statement, and the Confirmation Order, and to accomplish such matters as may be reasonably necessary to carry out the purposes and intent hereof so long as such remedies do not materially and adversely affect the treatment of Holders of Claims hereunder; provided that any amendment, modification or supplement of the Plan that impacts or affects the nature, form, substance, amount or timing of the treatment, distributions or recoveries to Holders of Senior Notes Claims or Claren Road or the rights and protections of minority holders as set forth in the Restructuring Term Sheet, or that adversely impacts or affects the equity value of the New Warren Common Stock shall require the prior written consent of the Required Consenting Senior Noteholders or Claren Road, as applicable, in each case in their sole discretion.

Entry of a Confirmation Order shall mean that all modifications or amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding this Plan’s Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and this Plan, to the fullest extent permitted by law, including jurisdiction to:

a) hear and determine any and all objections to the allowance of Claims or Equity Interests;

b) hear and determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

c) hear and determine any and all motions to subordinate Claims or Equity Interests at any time and on any basis permitted by applicable law;

d) hear and determine all Administrative Expenses and Professional Fee Claims;

e) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any Claim or required Cure Cost or the liquidation of any Claims arising therefrom;

f) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases;

g) enter such orders as may be necessary or appropriate in aid of the Consummation hereof and to execute, implement, or consummate the provisions hereof and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

h) hear and determine disputes arising in connection with the interpretation, implementation, Consummation, or enforcement of this Plan and all contracts, instruments, and other agreements executed in connection with this Plan;

i) hear and determine any request to modify this Plan or to cure any defect or omission or reconcile any inconsistency herein or any order of the Bankruptcy Court;

j) issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with or compel action for the implementation, Consummation, or enforcement hereof or the Confirmation Order;

k) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

l) hear and determine any matters arising in connection with or relating hereto, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

m) enforce all orders, judgments, injunctions, releases, exculpation, indemnification and rulings entered in connection with the Chapter 11 Cases;

n) recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

o) hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

p) hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge;

q) hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

r) enter a final decree closing the Chapter 11 Cases.

ARTICLE XII

COMPROMISES AND SETTLEMENTS

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), each of the Debtors may compromise and settle various Claims against it and/or claims it may have against other Entities. Each of the Debtors expressly reserves the right (and except as otherwise provided herein, with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against it and claims that it may have against other Entities up to and including the Effective Date. After the Effective Date, such right shall transfer to the Reorganized Debtors and no Bankruptcy Court approval of any such action, compromise or settlement shall be required.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.01 Bar Date for Certain Claims

a) Administrative Expenses. The Confirmation Order shall establish the Administrative Expenses Bar Date as the deadline for the filing of all Administrative Expenses (other than the Consenting Senior Noteholder Fees and Expenses, the Plan Sponsor Fees and Expenses, Claren Road Fees and Expenses, Administrative Expenses paid in the ordinary course of business pursuant to Article 2.01 hereof, and Claims for United States Trustee fees), which date shall be thirty (30) days after the Effective Date. Holders of such asserted Administrative Expenses must file an application for payment of Administrative Expense with the Bankruptcy Court on or before such Administrative Expenses Bar Date or forever be barred from doing so. The notice of Confirmation shall set forth the Administrative Expenses Bar Date, and the

Debtors or the Reorganized Debtors, as the case may be, and any other party in interest, shall have twenty-one (21) days following the Administrative Expenses Bar Date to review and object to such Administrative Expenses. All such objections shall be litigated to Final Order; provided that, prior to the Effective Date, the Debtors (with the Plan Sponsor’s prior written consent) or, following the Effective Date, the Reorganized Debtors, may compromise and settle, withdraw or resolve by any other method, without requirement of Bankruptcy Court approval, any objections to Administrative Expenses.

13.02 Professional Fee Claims. All final applications for Professional Fee Claims must be filed and served on the Reorganized Debtors and the Plan Sponsor as well as their respective counsel no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to any such applications must be filed and served on the Reorganized Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders and their respective counsel and the requesting Professional or other Entity, no later than twenty-one (21) days (or such other period as may be allowed by order of the Bankruptcy Court or as otherwise agreed to between the parties) after the date on which the applicable application for compensation or reimbursement was served.

13.03 Late Filed Claims. Any Claim filed after the Bar Date established with respect to such Claim shall be automatically disallowed and discharged without any requirement of further action by the Debtors or the Reorganized Debtors unless and until such Holder of the Claim obtains a Final Order from the Bankruptcy Court allowing the filing of a late Claim.

13.04 [Reserved.]

13.05 Reporting Company Status. The Plan Sponsor, in consultation with the Debtors or the Reorganized Debtors (as applicable), Claren Road, and the Required Consenting Senior Noteholders, will determine whether, on and after the Effective Date, Reorganized Warren will continue to file reports with the SEC and, if the Plan Sponsor elects to so continue, whether the New Warren Common Stock may be eligible for listing on a U.S. national securities exchange (i.e., Nasdaq or NYSE). In the event that the Plan Sponsor reasonably determines prior to the Effective Date, in good faith, after consultation with the Debtors, Claren Road, and the Required Consenting Senior Noteholders, that the New Warren Common Stock is unlikely to be eligible to be listed on a U.S. national securities exchange, then the Debtors or the Reorganized Debtors (as applicable) will use reasonable best efforts to cause the New Warren Common Stock to be eligible for trading and quoting on the highest-available “tier” or “level” of an established OTC marketplace reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders and the Reorganized Debtors within a reasonable period of time after the Effective Date; provided that the foregoing shall not under any circumstances require the Debtors to file any reports, or register as a public company, with the SEC. The Reorganized Debtors will use commercially reasonable effort to arrange for one or more nationally known registered broker-dealer firms to act as market makers with respect to the New Warren Common Stock; provided that the foregoing shall not under any circumstances require the Debtors to file any reports, or register as a public company, with the SEC. Claren Road and the Consenting Senior Noteholders acknowledge that the Reorganized Debtors do not intend to incur any material cost or materially increased disclosure obligation in connection therewith associated with any reporting or disclosure obligations greater than those set forth in the section titled “Corporate Headquarters and Governance” in the Restructuring Term Sheet.

13.06 Nonseverability of Plan Provisions. If, prior to Confirmation, any term or provision hereof is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors with the consent of the Plan Sponsor, the Required Consenting Senior Noteholders and Claren Road, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.07 Successors and Assigns. The rights, benefits and obligations of all Entities named or referred to herein shall be binding on, and shall inure to the benefit of, their respective heirs, executors, administrators, personal representatives, successors or assigns.

13.08 Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of claims (including any intercompany claims resolved or compromised after the Effective Date by the Reorganized Debtors), interests, and causes of action of any nature whatsoever, including any interest accrued on Claims or Equity Interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such claims and interests, including demands, liabilities, and causes of action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Equity Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a proof of Claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Equity Interest based upon such debt, right, or interest is allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Equity Interest has accepted the Plan. Any default or “event of default” by the Debtors or Affiliates with respect to any claim or interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all claims and interests subject to the Effective Date occurring.

13.09 Injunction. ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES PURSUANT TO SECTIONS 105 AND 362 OF THE BANKRUPTCY CODE OR OTHERWISE AND IN EFFECT ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all entities who have held, hold, or may hold Claims or interests that have been released pursuant to the Plan, discharged pursuant to the Plan, or are subject to exculpation pursuant to the Plan, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtors, any non-Debtor subsidiary, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Claims or Interests; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such Entities or the property or the Estates of such Entities on account of or in connection with or with respect to any such Claims or Interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such entities or against the property of such Entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Claims or Interests released or settled pursuant to the Plan.

13.10 Debtors’ Releases. PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AND EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE PLAN, ON AND AFTER THE EFFECTIVE DATE, EACH RELEASED PARTY IS DEEMED EXPRESSLY, UNCONDITIONALLY, GENERALLY, AND INDIVIDUALLY AND COLLECTIVELY, ACQUITTED, RELEASED, AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS, AND THE ESTATES, EACH ON BEHALF OF ITSELF AND ITS PREDECESSORS, SUCCESSORS AND ASSIGNS, SUBSIDIARIES, AFFILIATES, CURRENT AND FORMER OFFICERS, DIRECTORS, PRINCIPALS, SHAREHOLDERS, MEMBERS, PARTNERS, ADVISERS, SUB-ADVISERS, EMPLOYEES, AGENTS, ADVISORY BOARD MEMBERS, FINANCIAL ADVISORS, ATTORNEYS, ACCOUNTANTS, INVESTMENT BANKERS, CONSULTANTS, REPRESENTATIVES, MANAGEMENT COMPANIES, FUND ADVISORS AND OTHER PROFESSIONALS, FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, ANY CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF ANY HOLDER OF ANY CLAIM AGAINST OR INTEREST IN THE DEBTORS AND ANY CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF ANY OTHER ENTITY, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREINAFTER ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE OR OTHERWISE, THAT SUCH RELEASING PARTY (WHETHER INDIVIDUALLY OR COLLECTIVELY), EVER HAD, NOW HAS OR HEREAFTER CAN, SHALL OR MAY HAVE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING EFFORTS,

THE DEBTORS’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

13.11 Releases by Holders of Claims and Equity Interests. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, AS OF THE EFFECTIVE DATE AND TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, EACH RELEASING PARTY EXPRESSLY, UNCONDITIONALLY, GENERALLY, AND INDIVIDUALLY AND COLLECTIVELY RELEASES, ACQUITS, AND DISCHARGES THE DEBTORS, REORGANIZED DEBTORS, AND RELEASED PARTIES FROM ANY AND ALL CLAIMS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, ANY CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF ANY HOLDER OF ANY CLAIM AGAINST OR INTEREST IN THE DEBTORS AND ANY CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF ANY OTHER ENTITY, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, MATURED OR UNMATURED, EXISTING OR HEREINAFTER

ARISING, IN LAW, EQUITY, CONTRACT, TORT OR OTHERWISE, BY STATUTE OR OTHERWISE, THAT SUCH RELEASING PARTY (WHETHER INDIVIDUALLY OR COLLECTIVELY), EVER HAD, NOW HAS OR HEREAFTER CAN, SHALL OR MAY HAVE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS, THE DEBTORS’ RESTRUCTURING EFFORTS, THE DEBTORS’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’ OFFICERS AND DIRECTORS WAIVING ANY INDEMNIFICATION CLAIMS AGAINST THE DEBTORS OR ANY OF THEIR INSURANCE CARRIERS OR ANY RIGHTS AS BENEFICIARIES OF ANY INSURANCE POLICIES, WHICH INDEMNIFICATION OBLIGATIONS AND INSURANCE POLICIES SHALL BE ASSUMED BY THE REORGANIZED DEBTORS, EXCEPT TO THE EXTENT PROVIDED FOR IN THE PLAN.

13.12 Exculpation and Limitation of Liability. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any cause of action for any Claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Disclosure Statement, the Plan, or any restructuring transaction implemented by the Plan, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement, except for claims related to any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpated Parties have, and upon completion of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

13.13 Binding Effect. Upon the occurrence of the Effective Date, this Plan shall be binding upon and inure to the benefit of the Debtors, the Plan Sponsor, all present and former Holders of Claims against and Equity Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, all other parties-in-interest in the Chapter 11 Cases (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

13.14 Revocation, Withdrawal, or Non-Consummation. The Debtors reserve the right, subject to the consent of the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders, to revoke or withdraw this Plan at any time prior to the Confirmation Date and to file other plans of reorganization. If the Debtors revoke or withdraw this Plan, or if Confirmation or Consummation hereof does not occur, then (a) this Plan shall be null and void in all respects, (b) any settlement or compromise embodied herein (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by this Plan, and any document or agreement executed pursuant to this Plan shall be deemed null and void, and (c) nothing contained herein, and no acts taken in preparation for Consummation hereof, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Entity, (y) prejudice in any manner the rights of the Debtors, the Plan Sponsor or any Entity in any further proceedings involving the Debtors, or (z) constitute an admission of any sort by the Debtors or any other Entity.

13.15 Committee. The Committee shall dissolve as of the Effective Date and the members of the Committee shall be released and discharged from all authority, duties, responsibilities and obligations related to and arising from and in connection with the Chapter 11 Cases. For the avoidance of doubt, nothing in this section 13.14 or anywhere else in this Plan is intended to affect in any manner the Committee’s Professionals from applying to the Bankruptcy Court for the Allowance of Professional Fee Claims incurred through the Effective Date (but not thereafter).

13.16 Plan Supplement. All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. All documents required to be filed with the Plan Supplement shall be filed with the Bankruptcy Court at least seven (7) days prior to the Plan voting deadline. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Copies of the Plan Supplement may also be obtained without charge (a) at the website maintained by the Debtors’ claims, noticing and balloting agent, Epiq Bankruptcy Solutions, LLC, or (b) by contacting Joseph P. Rovira at the Andrews Kurth LLP address listed below.

13.17 Notices. Any notice, request, or demand required or permitted to be made or provided hereunder shall be in writing, and deemed to have been duly given or made when actually delivered by portable document format (pdf), by electronic mail, or by courier, or by registered or certified mail (return receipt requested), when received follows:

a)	if to the Debtors, to:

Warren Resources, Inc.

11 Greenway Plaza, Suite 3050

Houston, Texas 77046

Attn: James A. Watt, President, CEO, and Chief Restructuring Officer

E-mail:     jawatt@warrenresources.com

with copies (which shall not constitute notice) to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: Timothy A. (“Tad”) Davidson II

                 Henry Havre

Telephone: (713) 220-4200

Facsimile: (713) 220-4285

Email:      taddavidson@andrewskurth.com

                 henryhavre@andrewskurth.com

b)	if to the Plan Sponsor, to:

GSO / Blackstone Debt Funds Management LLC

345 Park Avenue

31st Floor

New York, New York 10154

Attention: Brad Marshall

                 Valerie Kritsberg

E-mail:     brad.marshall@gsocap.com

                 valerie.kritsberg@gsocap.com

with copies (which shall not constitute notice) to:

Franklin Square Capital Partners

201 Rouse Boulevard

Philadelphia, PA 19112

Attention: Stephen S. Sypherd

E-mail:     stephen.sypherd@franklinsquare.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

3000 North LaSalle Street

Chicago, Illinois 60654

Attention: Patrick J. Nash, Jr., P.C.

                 Gregory F. Pesce

E-mail:     patrick.nash@kirkland.com

                 gregory.pesce@kirkland.com

c)	if to the Required Consenting Senior Noteholders, to:

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, New York 10038

Attention: Jayme Goldstein

                 Erez Gilad

E-mail:     jgoldstein@stroock.com

                 egilad@stroock.com

d)	if to Claren Road, to:

Bracewell LLP

CityPlace I, 34th Floor

185 Asylum Street

Hartford, CT 06103

Attention: Kurt Mayr

                 David Lawton

E-Mail:     Kurt.Mayr@bracewelllaw.com

                 David.Lawton@bracewelllaw.com

13.18 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (a) the State of New York shall govern the construction and implementation hereof and any agreements, documents, and instruments executed in connection with this Plan and (b) the laws of the state of incorporation or organization of each Debtor shall govern corporate or other governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

13.19 Prepayment. Except as otherwise provided herein or the Confirmation Order, the Debtors shall have the right to prepay, without penalty or premium, all or any portion of an Allowed Claim at any time; provided that any such prepayment shall not violate, or otherwise prejudice, the relative priorities and parities among the Classes of Claims and any prepayment right with respect the New First Lien Facility shall be set forth in the New First Lien Facility.

13.20 Section 1125(e) of the Bankruptcy Code. As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances hereof in good faith and in compliance with the Bankruptcy Code. As of the Confirmation Date, the Debtors, the Plan Sponsor, the Consenting Senior Noteholders, Claren Road and each of their respective Affiliates, agents, directors, managing partners, managers, officers, employees, investment bankers, financial advisors, attorneys, and other professionals shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the Securities, and therefore are not, and on account of such offer, issuance and solicitation shall not be, liable at any time for the violation of any law, rule or regulation governing the solicitation of acceptances or rejections hereof, the offer and issuance of the New Securities hereunder, or the distribution or dissemination of any information contained in the Plan, the Disclosure Statement, the Plan Supplement, and any and all related documents.

13.21 Pennsylvania Department of Environmental Protection Reservation of Rights. The Debtors are subject to federal, state, and/or local regulations, including environmental laws and regulations. The Debtors and Reorganized Debtors, as applicable, intend to continue to comply with all applicable statutes and regulations, including state-law environmental statutes and regulations. Such statutes and regulations include, but are not limited to: managing and/or plugging of wells, restoring well sites, performing ongoing mechanical integrity assessments, reporting requirements, and proper plugging and abandonment, if appropriate, under the laws of the Commonwealth of Pennsylvania or any other state in which the Debtors or the Reorganized Debtors, as applicable, operate. The Debtors assert that they believe that they and the Reorganized Debtors, as applicable, will be able to satisfy these responsibilities, including state-law plugging and abandonment obligations, and intend to otherwise continue to comply with all applicable environmental statutes and regulations during these Chapter 11 Cases and following the Effective Date.

13.22 Department of the Interior’s Reservation of Rights. Notwithstanding anything contained in the Plan, any assignment and/or transfer of any interests in the federal oil and gas lease(s) (collectively, the “Federal Lease(s)”) will be ineffective absent the consent of the United States to the extent provided under applicable federal law. In order to obtain the consent of the United States to any assignment and/or transfer required under applicable federal law, any and all existing Federal Lease(s) defaults, if any, including any outstanding royalties due under Federal Lease(s) must be cured or the prospective assignee and/or transferee must provide adequate assurance that the defaults will be promptly cured as and to the extent provided under applicable federal law. Nothing in the Plan shall be interpreted to set cure amounts for Federal Lease(s) or to require the United States to novate or otherwise consent to the assignment and/or transfer of any interests in the Federal Lease(s), except as provided under applicable federal law. Except to the extent already paid by the Debtors, the obligations for any Cure Costs owed to the United States are ratified and assumed, and each Cure Costs shall be paid in full, in cash, when due in the ordinary course. If the Debtors or Reorganized Debtors, as applicable, do not pay any Cure Costs in the ordinary course as and to the extent required under applicable federal law, the Debtors or the Reorganized Debtors, as applicable, will pay late payment charges on the untimely payment at the rate established at 30 C.F.R. § 1218.54.

Notwithstanding any other provision herein the United States will retain, and have, the right to audit and/or perform any compliance review, and if appropriate, collect from the Debtors or their respective successors and assigns (including the Reorganized Debtors) any additional monies owed by the Debtors pursuant to applicable non-bankruptcy law prior to the assumption and assignment of the Federal Lease(s) without those rights being adversely affected by pendency of the Chapter 11 Cases. The Debtors, and their respective successors and assigns (including the Reorganized Debtors), will retain all defenses and/or rights, other than defenses and/or rights arising from the Chapter 11 Cases, to challenge any such determination: provided, however, that any such challenge, including any challenge associated with the Chapter 11 Cases, must be raised in the United States’ administrative review process leading to a final agency determination by Office of Natural Resources Revenue, in each case, as and to the to the extent provided under applicable non-bankruptcy law. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996 (30 U.S.C. §§ 1701, et seq.).

In addition, nothing in the Plan addresses or shall otherwise affect any plugging and abandonment obligations and financial assurance requirements under the Federal Lease(s), as determined by the Department of the Interior of the United States pursuant to applicable non-bankruptcy law, that must be met by the Debtors or their respective successors and assigns (including the Reorganized Debtors) on the Federal Lease(s) on and after the Effective Date.

13.23 Entire Agreement. Except as otherwise indicated, the Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

[Remainder of Page Left Blank Intentionally]

Dated: Houston, Texas

July 25, 2016

WARREN RESOURCES, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President, Chief Executive Officer, and Chief
Restructuring Officer

WARREN E&P, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN RESOURCES OF CALIFORNIA, INC.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN MANAGEMENT CORP.

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN ENERGY SERVICES, LLC

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

WARREN MARCELLUS LLC

By:	/s/ James A. Watt
Name:	James A. Watt
Title:	President

EXHIBIT A

TO

THE PLAN OF REORGANIZATION OF

WARREN RESOURCES, INC. AND ITS AFFILIATED DEBTORS

DESCRIPTION OF NEW WARREN COMMON STOCK

(subject to change in the event that Reorganized Warren is not a corporation)

The principal terms of the New Warren Common Stock to be issued by Reorganized Warren under the Plan shall be as follows:

Authorization:	100 million shares

Initial Issuance:	10 million shares

Par Value:	$.0001 per share

Voting Rights:	One vote per share

Dividends:	Payable at the discretion of the board of managers of Reorganized Warren

Conversion Rights:	None

Splits and Adjustments:	Generally, arithmetic splits, combinations, etc., are proportionately treated

Restrictions on Transfer:	Restrictions on Transfer: None (other than restrictions imposed by applicable state and federal securities laws and applicable requirements, if any, to be set forth in the Shareholders Agreement)

Registration Rights:	Yes

EXHIBIT B

TO

THE PLAN OF REORGANIZATION OF

WARREN RESOURCES, INC. AND ITS AFFILIATED DEBTORS

RESTRUCTURING TERM SHEET

(see attached)

RESTRUCTURING TERM SHEET

JULY 11, 2016

Capitalized terms used but not defined in this Restructuring Term Sheet (this “Term Sheet”) have the respective meanings assigned to such term in the Amended and Restated Restructuring Support Agreement, dated as of July 11, 2016 (as amended and restated, the “RSA”), to which this Restructuring Term Sheet is annexed as Exhibit A.

Overview

Debt to be Restructured	Indebtedness that will be treated under the Agreed Restructuring Plan includes, among other things, the following:

	(a)	approximately $1.636 million in principal amount of 12% Convertible Secured Debentures (the “Secured Debentures”);

	(b)	approximately $234.67 million of principal amounts outstanding under the First Lien Facility (plus all accrued but unpaid interest and all other fees, expenses, and amounts due thereunder (including any Repayment Premium (as defined in the credit agreement for the First Lien Facility)), in each case, as of the Petition Date;

	(c)	approximately $51 million of principal amounts outstanding under the Second Lien Facility (plus all accrued but unpaid interest and all other fees, expenses, and amounts due thereunder (including any Repayment Premium (as defined in the credit agreement for the Second Lien Facility)), in each case, as of the Petition Date;

	(d)	approximately $167.27 million of principal amounts outstanding under the Senior Notes (plus all accrued but unpaid interest, plus all fees, expenses and other amounts due thereunder or under the Senior Notes Indenture), in each case, as of the Petition Date;

	(e)	all prepetition general unsecured trade claims related to the Debtors’ ordinary course business operations (collectively, excluding the Citrus Earn Out Claim, if any, the “Unsecured Trade Claims”);

	(f)	any earn out claim held by Citrus Appalachia, LLC (“Citrus”) under the Purchase and Sale Agreement, dated as of July 6, 2014, between Warren, Citrus, TLK Energy LLC, an Oklahoma limited liability company, and Troy Energy Investments, LLC, an Oklahoma limited liability company, of not more than $8.5 million, solely to the extent such claim is allowed as a general unsecured claim by final non- appealable order (collectively, the “Citrus Earn Out Claim”); and

	(g)	all other non-priority general unsecured claims, including miscellaneous litigation claims (collectively, excluding the Citrus Earn Out Claim, if any, the “Other Unsecured Claims”).

Deficiency Claims and Senior Notes Claims	The First Lien Facility Claims, the Second Lien Claims, and the Senior Notes Claims shall be allowed as follows.

	•	First Lien Secured Claims: The First Lien Facility Claims shall be allowed in an amount equal to $248,014,432.14, of which approximately $160 million to approximately $180 million shall be allowed as first-priority secured claims (the “First Lien Secured Claims”).

	•	First Lien Deficiency Claims: The general unsecured deficiency claims on account of the First Lien Facility Claims (stipulated to be approximately $68 million to approximately $88 million shall be allowed as prepetition general unsecured claims for voting purposes only (the “First Lien Deficiency Claims”).

	•	Second Lien Deficiency: No secured Second Lien Facility Claim shall be allowed under the Plan or otherwise. The Second Lien Facility Claims shall be allowed solely as general unsecured claims (the “Second Lien Deficiency Claims”). The Second Lien Deficiency Claims shall be allowed in the amount of approximately $56.7 million.

	•	Senior Notes Claims. The Senior Notes Claims shall be allowed against each of the Debtors in the principal amount of approximately $167.27 million, plus all accrued but unpaid interest and all other fees, expenses, and amounts due thereunder or under the Senior Notes Indenture as of the Petition Date.

DIP Financing and Use of Cash Collateral

On the Petition Date, the Debtors shall file a motion seeking entry of the Interim Financing Order and the Final Financing Order, as well as approval of the DIP Facility on the terms set forth in the DIP Agreement attached as an exhibit to the RSA (it being understood that the DIP Facility shall be approved pursuant to the Final Financing Order).

As of the Plan Effective Date, the outstanding principal amount of the DIP Facility shall not total more than $20 million.

New Common Equity	On the Plan Effective Date, all existing equity interests (including preferred and common stock, options, warrants or other loans or securities exercisable or convertible into equity interests) in the Parent Debtor shall be cancelled, and the Parent Debtor, as reorganized under the Plan, shall issue new common equity interests (the “New Common Equity”) as set forth herein. The New Common Equity shall be subject to dilution only by the New Warrants and the MIP (as defined below). The reorganized Parent Debtor will appoint a qualified third party transfer agent for the New Common Equity.

General Equity Pool	Holders of the First Lien Deficiency Claims will forego any distribution on account of the First Lien Deficiency Claims. Holders of the Second Lien Deficiency Claims shall be entitled to share in the Claren Road Supplemental Equity Distribution (as defined below). Holders of the Second Lien Deficiency Claims, the Senior Notes Claims, and at the Plan Sponsor’s sole option, the Citrus Earn Out Claims, shall be entitled to share pro rata in 17.5 percent (17.5%) of the New Common Equity that shall be issued and outstanding on the Plan Effective Date (the “General Equity Pool”). For

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the avoidance of doubt, the General Equity Pool and the Claren Road Supplemental Equity Distribution shall be subject to dilution by the New Warrants and the MIP.

New Warrants	On the Plan Effective Date the Parent Debtor, as reorganized under the Plan, shall issue to holders of claims in Class 2B five-year warrants (the “New Warrants”) to purchase up to five percent (5%) of the New Common Equity (subject to dilution by the MIP). The New Warrants shall be issued pursuant to a warrant agreement consistent with the terms and conditions set forth in the term sheet pertaining thereto attached as an exhibit to the RSA (the “New Warrants Term Sheet”).

New First Lien Term Loan Facility

On the Plan Effective Date, the Reorganized Debtors shall enter into a new term loan credit facility (the “New First Lien Facility”) in the aggregate principal amount of not more than $130 million, plus, at the Plan Sponsor’s sole discretion, the then-outstanding principal amount of the DIP Facility (up to an amount of $20 million, to the extent the Plan Sponsor determines, in its sole discretion, to exchange or roll into the New First Lien Facility on the Plan Effective Date). The New First Lien Facility shall be secured by a first- priority lien on substantially all of the Debtors’ assets.

The New First Lien Facility shall mature on May 22, 2020, and shall accrue interest at LIBOR + 900 bps, with 100 bps LIBOR floor, per annum, paid in cash, plus 100 bps, paid in kind (i.e., added to principal). The terms of the New First Lien Facility will be set forth in the Definitive Documents.

Total Enterprise Value	The total enterprise value of the Reorganized Debtors is stipulated to be in the range of approximately $160 million to approximately $180 million.

Plan Effectiveness Conditions	Except with the prior consent of the Debtors, the Plan Sponsor, Claren Road, and the Required Consenting Senior Noteholders, the Plan Effective Date shall not occur unless:

	(a)	the Bankruptcy Court shall have entered the Confirmation Order;

	(b)	all actions, documents, certificates, and agreements necessary or appropriate to implement the Plan, including the Definitive Documents (including, without limitation, the documents governing the New First Lien Facility, the New Warrants, and the Shareholder Agreement (defined below)), shall have been effected or executed and delivered, as the case may be, to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws, and all such documents, certificates and agreements shall be reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road, and the Required Consenting Senior Noteholders;

	(c)	all authorizations, consents, regulatory approvals, rulings, or documents that are necessary or appropriate to implement and effectuate the Plan shall have been received; and

	(d)	the Debtors shall have paid in full in cash all of the fees and expenses of each of the indenture trustee for the Senior Notes (to the extent payable under the Senior Notes Indenture), the Plan Sponsor, Claren Road, and the Consenting Senior Noteholders.

Unclassified Claims
DIP Facility Claims

Treatment. On the Plan Effective Date, the Debtors shall, at the Plan Sponsor’s option: (a) repay the DIP Facility; (b) refinance the DIP Facility; or (c) roll the DIP Facility into the New First Lien Facility.

Voting. Not classified; non-voting.

Administrative Claims Priority Tax Claims Other Priority Claims Other Secured Claims Secured Debentures

Treatment. Customary treatment provisions for each of these classes to render the claims unimpaired. The Agreed Restructuring Plan shall provide that holders of the Secured Debentures shall receive payment in full in cash or such other treatment to render the holders of such claims unimpaired; provided that the Secured Debentures, to the extent reinstated, shall not be convertible into the New Common Equity. The Agreed Restructuring Plan shall also provide that any adequate protection claim under the Interim Financing Order and the Final Financing Order that has not been paid in full in cash during the Chapter 11 Cases, other than any accrued but unpaid professional fees and expenses, shall be waived on the Plan Effective Date.

Voting. Not classified or unimpaired, as applicable; non-voting.

Classified Claims and Interests

Class 1: First Lien Secured Claims	Treatment. On the Plan Effective Date, except to the extent that a holder of an allowed First Lien Secured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each First Lien Secured Claim, each such holder shall receive its respective pro rata share of:

	•	the New First Lien Facility; and

	•	100% of the New Common Equity, reduced by General Equity Pool and the Claren Road Supplemental Equity Distribution. The New Common Equity will be subject to dilution by the MIP and the New Warrants.

Voting. Impaired; voting.

Class 2A: • First Lien Deficiency Claims • Senior Notes Claims • Citrus Earn Out Claim

Allowance. The First Lien Deficiency Claims, Senior Notes Claims, and Citrus Earn Out Claim shall be allowed in the manner set forth in the section of this Term Sheet entitled “Debt to be Restructured.”

Treatment. On the Plan Effective Date, except to the extent that a holder of an allowed Senior Notes Claim (and allowed Citrus Earn Out Claim, which allowed amount shall not exceed $8.5 million), agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such claim, (i) holders of allowed First Lien Deficiency Claims will forego any distribution on account of such First Lien Deficiency Claims, and (ii) holders of allowed Senior Notes Claims (and any allowed Citrus Earn Out Claim, to the extent applicable) shall be entitled to receive such holders’ respective pro rata portion of the General Equity Pool. The pro rata calculation of the portion of the General Equity Pool shall be calculated by grouping the Second Lien Deficiency Claims together with the Class 2A claims.

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Voting: Impaired; voting.

Class 2B: Second Lien Deficiency Claims

Allowance. The Second Lien Deficiency Claims shall be allowed in the manner set forth in the section of this Term Sheet entitled “Debt to be Restructured.”

Treatment. On the Plan Effective Date, except to the extent that a holder of an allowed Second Lien Deficiency Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each such claim, each holder of allowed Second Lien Deficiency Claims shall be entitled to receive such holder’s pro rata portion of (a) the New Warrants, (b) the General Equity Pool, and (c) the Claren Road Supplemental Equity Distribution. “Claren Road Supplemental Equity Distribution” means an amount of New Common Equity equal to the difference between (x) the aggregate amount of the General Equity Pool distributed to holders of allowed Second Lien Deficiency Claims and (y) an amount of New Common Equity that is 7.55% of all the issued and outstanding New Common Equity on the Plan Effective Date. The pro rata calculation of the portion of the General Equity Pool shall be calculated by grouping the Second Lien Deficiency Claims together with the Class 2A claims; provided, that the pro rata calculation of the portion of the New Warrants shall be calculated based on the issuance of all the New Warrants solely to holders of allowed Second Lien Deficiency Claims and provided, further, that the pro rata calculation of the portion of the Claren Road Supplemental Equity Distribution shall be calculated based on the distribution of all the Claren Road Supplemental Equity Distribution solely to holders of allowed Second Lien Deficiency Claims.

Voting: Impaired; voting.

Class 2C: Unsecured Trade Claims and Other Unsecured Claims.

Treatment. Except to the extent that a holder of an allowed Unsecured Trade Claim or allowed Other Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for each claim, each such holder, at the Plan Sponsor’s option, shall receive cash or an unsecured note issued pursuant to the Agreed Restructuring Plan (in each case without interest), in each case, in an amount equal to the same economic recovery provided to holders of allowed Class 2A claims, on the Plan Effective Date or, if such claim is not allowed as of the Plan Effective Date, as soon as practicable after such claim becomes allowed.

Voting: Impaired; voting.

Class 3: Intercompany Claims

Treatment. Each allowed Intercompany Claim shall be, at the option of the Plan Sponsor, either reinstated or canceled and released without any distribution on account of such claims.

Voting. Impaired; non-voting.

Class 4: Intercompany Interests

Treatment. Each allowed Intercompany Interest shall be, at the option of the Plan Sponsor, either reinstated or canceled and released without any distribution on account of such interests.

Voting. Impaired; non-voting.

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Class 5: Section 510(b) Claims

Treatment. Claims arising under section 510(b) of the Bankruptcy Code, if any, shall be cancelled without any distribution, and such holders of such claims will receive no recovery under the Plan.

Voting. Impaired; non-voting.

Class 6: Existing Equity Interests in the Parent Debtor

Treatment. On the Plan Effective Date, all existing equity interests (including preferred and common stock, options, warrants, or other securities exercisable or convertible into equity interests) in the Parent Debtor shall be cancelled and shall be deemed canceled and extinguished, and shall be of no further force and effect, whether surrendered for cancelation or otherwise, and there shall be no distribution to holders of existing equity interests in the Parent Debtor on account of any such existing equity interests.

Voting. Impaired; non-voting.

Other General Provisions

Management Equity Incentive Plan

Promptly after the Plan Effective Date, the reorganized Parent Debtor’s equity compensation plan or plans (such plan or plans being referred to herein as the “MIP”) will be approved by the new board of directors or managers, as applicable, of the reorganized Parent Debtor (the “New Board”) and will provide for equity-based compensation to management (including directors and officers) and employees, comprising an aggregate of up to 6% of the New Common Equity, with equity interests comprising 2 percentage points (or one-third) of such 6% of the New Common Equity being issued under the MIP promptly on the Plan Effective Date, and the remaining equity interests being issued over a three-year period following the Plan Effective Date.

Individual allocations of equity incentive awards under the MIP shall be proposed by the Chief Executive Officer of the reorganized Parent Debtor (the “CEO”), and shall be subject to approval by the compensation committee of the New Board (the “Compensation Committee”). All grants under the MIP shall consist solely of restricted shares, and such restricted shares shall be subject to 50% time-based and 50% performance-based vesting; provided that any amount of such restricted shares granted to the CEO after the initial grant on the Plan Effective Date may be subject to performance-based vesting, as determined by the Compensation Committee. All performance criteria applicable to vesting of restricted share grants shall be established by the Compensation Committee after review of the CEO’s proposed targets.

Equity interests granted under the MIP shall dilute the New Common Equity and the New Warrants issued on the Plan Effective Date on a pro rata basis.

Employment Agreements, Other Compensation, & Benefit Plans	The Definitive Documents shall include details regarding key executive employment agreements and enterprise-wide benefits plans to the extent different from existing compensation and benefit plans.

New Board; Reorganized Debtors’ Key Management	The Definitive Documents shall identify the chief officers of the Reorganized Debtors and the members of the New Board. The CEO shall serve as the Chairman of the New Board.

6

Cancellation of Instruments, Certificates, and Other Documents	On the Plan Effective Date, except to the extent otherwise provided herein, all instruments, certificates, and other documents evidencing debt or equity interests in the Debtors shall be cancelled, and the obligations of the Debtors thereunder, or in any way related thereto, shall be discharged.

Issuance of New Common Equity	The issuance of the New Common Equity under the Agreed Restructuring Plan will be exempt from registration with the U.S. Securities and Exchange Commission (the “SEC”) under section 1145 of the Bankruptcy Code. The New Common Equity shall be deemed fully paid and non-assessable, and shall not be subject to any transfer restrictions under securities laws (except to the extent held by affiliates).

SEC Reporting Status

The Plan Sponsor, in consultation with the Debtors or the Reorganized Debtors (as applicable), Claren Road, and the Required Consenting Senior Noteholders, will determine whether, on and after the Plan Effective Date, the reorganized Parent Debtor will continue to file reports with the SEC and, if the Plan Sponsor elects to so continue, whether the New Common Equity may be eligible for listing on a U.S. national securities exchange (i.e., Nasdaq or NYSE). In the event that the Plan Sponsor reasonably determines prior to the Plan Effective Date, in good faith, after consultation with the Debtors, Claren Road, and the Required Consenting Senior Noteholders, that the New Common Equity is unlikely to be eligible to be listed on a U.S. national securities exchange, then the Debtors or the Reorganized Debtors (as applicable) will use reasonable best efforts to cause the New Common Equity to be eligible for trading and quoting on the highest-available “tier” or “level” of an established OTC marketplace reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders and the Reorganized Debtors within a reasonable period of time after the Plan Effective Date; provided that the foregoing shall not under any circumstances require the Debtors to file any reports, or register as a public company, with the SEC. The Reorganized Debtors will use commercially reasonable effort to arrange for one or more nationally known registered broker-dealer firms to act as market makers with respect to the New Common Equity; provided that the foregoing shall not under any circumstances require the Debtors to file any reports, or register as a public company, with the SEC. Claren Road and the Consenting Senior Noteholders acknowledge that the Reorganized Debtors do not intend to incur any material cost or materially increased disclosure obligation in connection therewith associated with any reporting or disclosure obligations greater than those set forth below.

D&O Indemnification and Insurance	All existing directors and officers insurance coverage and indemnification obligations shall survive the Restructuring and continue in effect during and after the Restructuring process, and shall not be cancelled, terminated or amended in any manner than would decrease or eliminate the benefit provided thereby to any officer, manager, or director.

Corporate Headquarters and Governance

On or before or within a reasonable period of time after the Plan Effective Date, the CEO shall select the location of the principal executive office of the reorganized Parent Debtor, but only after consultation with the Plan Sponsor regarding such selection.

The reorganized Parent Debtor shall either be a corporation or treated as a corporation for tax purposes.

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The Debtors’ existing organizational documents shall be amended and restated for the Reorganized Debtors in a manner consistent with section 1123(a)(6) of the Bankruptcy Code and acceptable to the Plan Sponsor, the Debtors, Claren Road, and the Required Consenting Senior Noteholders.

Upon and following the Plan Effective Date, the New Board will consist of five (5) members, initially comprised of (a) the CEO (who shall serve as Chairman of the New Board), (b) three (3) members who are either selected by, or acceptable to, the Plan Sponsor, and (c) one member selected by the Required Consenting Senior Noteholders and Claren Road and reasonably acceptable to the Plan Sponsor and the Debtors (the “Minority Director”), it being understood and agreed that the Required Consenting Senior Noteholders and Claren Road have agreed to select Eugene I. Davis but that such selection remains subject to being reasonably acceptable to the Plan Sponsor and the Debtors. Each person selected or appointed to be a member of the New Board (as described in the preceding clauses (b) and (c)) shall make himself or herself available to meet, either in person or via teleconference, with the CEO regarding serving as a member of the New Board, and the Plan Sponsor (in the case of directors mentioned in clause (b) above) or the Required Consenting Senior Noteholders and Claren Road (in the case of the Minority Director) shall have consulted with the CEO regarding the person being selected or appointed to serve as a member of the New Board and duly considered the opinion expressed by the CEO as to the suitability of such person as a member of the New Board.

Furthermore, in so selecting persons to serve as members of the New Board, each of the Plan Sponsor on the one hand and the Required Consenting Senior Noteholders and Claren Road on the other hand, shall take into consideration and consider as a positive attribute, any reasonable levels of experience in the oil and gas exploration and production industry possessed by such persons, with the understanding that the best interests of the Reorganized Debtors would be served by having a majority of the members of the New Board comprised by individuals who do possess such experience.

Meetings of the New Board may be called by any member of the New Board.

The Shareholder Agreement (as defined below) will contain a voting agreement obligating the Plan Sponsor to vote its New Common Equity for the election of the Minority Director. To the extent the Plan Sponsor sells or transfers any New Common Equity, the transferee(s) will be required to agree to comply with the voting agreement. The Shareholder Agreement shall further provide that (a) the right of the Required Consenting Senior Noteholders to participate in the designation of (or to designate, if Claren Road does not share such designation right) the Minority Director shall continue for so long as the entities that comprise the Consenting Senior Noteholders (together with their respective affiliates, subsidiaries and related funds or accounts) collectively hold at least 75% percent of the New Common Equity held by the Consenting Senior Noteholders in the aggregate as of the Plan Effective Date, and (b) the right of Claren Road to participate in the designation of (or to designate, if the Required Consenting Senior Noteholders do not share such designation right) the Minority Director shall continue for so long as Claren Road (together with their respective affiliates, subsidiaries and related funds or accounts) collectively holds at least 75% percent of the New Common Equity held by Claren Road in the aggregate as of the Plan Effective Date.

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On the Plan Effective Date, the Plan Sponsor, Claren Road, the Consenting Senior Noteholders, and the Reorganized Debtors shall enter into a shareholder agreement, in form and substance reasonably acceptable to the Debtors, the Plan Sponsor, Claren Road and the Required Consenting Senior Noteholders (the “Shareholder Agreement”).

The Shareholder Agreement shall provide, among other things, as follows:

(a)	Until the earliest to occur of (X) a sale of all or substantially all of the assets of the Company and its subsidiaries, (Y) the first public offering of New Common Equity registered with the Securities and Exchange Commission (an “IPO”), and (Z) the reorganized Parent Debtor otherwise commencing to file periodic reports with the SEC, each Significant Interest Holder (as defined below) will be entitled to receive or participate in (as applicable):

	i.	quarterly unaudited financial statements, as well as management discussion and analysis materials regarding the financial condition and results of operations with respect to such financial statements, which management’s discussion and analysis materials shall be in a manner substantially consistent in all material respects with the management’s discussion and analysis materials prepared by other similarly situated companies listed or quoted on the same tier or level of an established OTC marketplace on which the reorganized Parent Debtor is listed or quoted (“Acceptable MD&A”), within 45 days after the end of each of the Reorganized Debtors’ first three fiscal quarters during each fiscal year or, if later, such time as delivered to the lenders under the New First Lien Facility (or any other senior credit facility of the Reorganized Debtors), but in no event later than 60 days after the end of each of the Reorganized Debtors’ first three fiscal quarters during each fiscal year;

	ii.	audited annual financial statements and Acceptable MD&A within 90 days after the end of the Reorganized Debtors’ fiscal year or, if later, such time as delivered to the lenders under the New First Lien Facility (or any other senior credit facility of the Reorganized Debtors), but in no event later than 120 days after the end of the Reorganized Debtors’ fiscal year;

	iii.	any information otherwise that is consistent with the information required to be timely disclosed in a Form 8K filed with the SEC by other similarly situated OTC- registered entities that are not registered with the SEC;

	iv.	an informational telephonic conference call each fiscal quarter (at which conference call the Reorganized Debtors’ officers shall present a narrative overview of, and provide a brief commentary on, the information described in clauses (i), (ii), and (iii) above, and holders (including prospective holders and analysts) shall be permitted to ask questions (and receive answers) relating to the reorganized Parent Debtor’s and its subsidiaries’ businesses, operations, assets, liabilities, finances and prospects); and

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all of the information required under this clause (a) shall be posted on a publicly-available website (without the need to enter any password or make any certification) maintained by the Reorganized Debtors, and Claren Road and the Consenting Senior Noteholders acknowledge and agree that the posting of such information in the foregoing manner shall satisfy in all respects the reporting obligations set forth above. Prior to the Plan Effective Date, the Plan Sponsor, Claren Road, and counsel to the Required Consenting Noteholders will consult regarding the form of the Acceptable MD&A. As used herein, the term “Significant Interest Holder” means, at the time of determination, (a) Claren Road (including its respective affiliates, subsidiaries and related funds or accounts), for so long as Claren Road holds at least 75% of the New Common Equity held by Claren Road as of the Plan Effective Date, and (b) each Consenting Senior Noteholder (including each of its respective affiliates, subsidiaries and related funds or accounts), so long as such Consenting Senior Noteholder holds at least 75% of the New Common Equity held by such Consenting Senior Noteholder as of the Plan Effective Date.

(b)	Tag-Along Rights: Prior to the earlier to occur of (i) a sale of all or substantially all of the assets of the reorganized Parent Debtor’s and its subsidiaries, or (ii) an initial public offering (“IPO”), and for so long as the New Common Equity is not listed on a U.S. national securities exchange, in connection with any transfer (or a series of related transfers) by one or more holders (“Selling Interest Holders”) of more than 20% of the outstanding New Common Equity of the Reorganized Debtors to a purchaser (a “Tag-Along Sale”), each Significant Interest Holder that is party to the Shareholder Agreement (collectively, the “Tag-Along Interest Holders”) shall have the option to include in such Tag-Along Sale a corresponding percentage of the New Common Equity owned by such Tag-Along Interest Holder. Tag-Along Interest Holders shall receive the same form and amount of consideration per share of New Common Equity that is being paid to the Selling Interest Holders in connection with the Tag-Along Sale. The terms and conditions applicable to the Tag-Along Interest Holder in connection with the Tag-Along Sale shall not be less favorable than those terms and conditions applicable to the Selling Interest Holders (provided that in no event will the Tag-Along Interest Holders be required to provide an indemnity that exceeds their net proceeds from the sale of their New Common Equity or to agree to any non-compete covenant).

(c)	Drag Rights: After the Plan Effective Date, and prior to the earlier to occur of (i) a sale of all or substantially all of the assets of the reorganized Parent Debtor and its subsidiaries, and (ii) an IPO, holders of the New Common Equity that own more than 50% of the then outstanding New Common Equity (the “Drag-Along Seller”) may elect to require the reorganized Parent Debtor to commence a process for, and require the reorganized Parent Debtor and the Significant Interest Holders to cooperate with and consummate, a sale of the reorganized Parent Debtor or all or substantially all of the

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assets of the reorganized Parent Debtor and its Subsidiaries (a “Drag-Along Sale”). Each Significant Interest Holder will consent to, vote in favor of, raise no objection to and waive any appraisal rights in connection with such Drag-Along Sale. If a Drag-Along Sale involves a sale or exchange of the New Common Equity (including pursuant to a merger), then each Significant Interest Holder will transfer its New Common Equity on the same terms and conditions applicable to the Drag-Along Seller. In connection with a Drag-Along Sale involving a sale of all or substantially all of the assets of the reorganized Parent Debtor and its Subsidiaries, the reorganized Parent Debtor and its Subsidiaries will enter into such agreements and arrangements with the purchaser of such assets in a form and on terms and conditions acceptable to the Drag-Along Seller consistent with the foregoing (provided that in no event will the dragged Significant Interest Holders be required to provide an indemnity that exceeds their net proceeds from the sale of their New Common Equity or to agree to any non-compete covenant).

(d)	Pre-Emptive Rights: If, after the Plan Effective Date, and prior to the earlier to occur of (i) a sale of all or substantially all of the assets of the Reorganized Debtors and their subsidiaries, and (ii) an IPO, any Reorganized Debtor issues (other than pursuant to a management incentive plan and/or the exercise of the New Warrants (if issued)) shares of New Common Equity or other equity securities (or any options, warrants or other securities (including debt, whether in the form of loans, notes or securities) that are convertible into, or exchangeable or exercisable for, New Common Equity or other equity securities), then each Significant Interest Holder that is party to the Shareholder Agreement shall be entitled to participate in such issuance on a pro rata basis at the same purchase price and subject to the same terms.

(e)	Registration Rights: The Plan Sponsors will be entitled to unlimited demand registration rights. Each Significant Interest Holder will have the right to participate on a pro rata basis in any registered public offering initiated by the Reorganized Debtors (or by parties exercising demand registration rights, including the Plan Sponsors), subject to underwriter cutbacks, lockups and other customary exceptions or limitations to be agreed upon by Claren Road and the Required Consenting Senior Noteholders.

(f)	No Transfer Restrictions: The New Common Equity shall not be subject to any transfer restrictions under the Shareholder Agreement or the reorganized Parent Debtor’s organizational documents, other than customary requirements, such as (i) transfers must be in compliance with securities laws, (ii) transfers must not result in the reorganized Parent Debtor or any holder becoming subject to regulation under the Investment Company Act or the Investment Advisors Act and (iii) all permitted transferees hereunder must deliver a joinder to the Shareholder Agreement. For the avoidance of any doubt, the rights of any Significant Interest Holder under the Shareholder Agreement are not transferrable to any entity other than an affiliate of such Significant Interest Holder or an account or fund managed, advised, or sub-advised by such Significant Interest Holder.

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(g) Affiliate Transactions: The Reorganized Debtors may enter into transactions with affiliates of the Plan Sponsor or related party transactions that are on arms-length terms; provided that for any transactions involving $15,000,000 or more, a majority of the disinterested directors on the New Board shall have determined that such transactions are on arm’s length terms.

(h) Amendments to Shareholder Agreement: Any material amendments to the Shareholder Agreement or the organizational documents of the reorganized Parent Debtor or its subsidiaries will require (i) majority approval of the New Board of the reorganized Parent Debtor, and (ii) holders of a majority of the then-issued and outstanding New Common Equity; provided that any amendments that materially and disproportionately adversely affect the obligations or rights of any holder of New Common Equity relative to other holders of New Common Equity will require the consent of holders representing a majority of the New Common Equity so adversely affected; provided, further, that any amendment that amends or adversely affects the specific rights described in this section entitled “Corporate Headquarters and Governance” will require the consent of holders representing at least 60% of the New Common Equity held by the Significant Interest Holders in the aggregate as of such date.

The terms and conditions of the Shareholder Agreement shall be consistent with this Term Sheet and shall contain such other terms and conditions that are reasonably acceptable to Claren Road, the Required Consenting Senior Noteholders, the Plan Sponsor and the Parent Debtor. It is agreed that any of the terms described above need not be included in the Shareholder Agreement to the extent such terms are included in the reorganized Parent Debtor’s organizational documents.

Representative	The Reorganized Debtors reserve the right to require any holders (other than the Plan Sponsor and the Significant Interest Holders), at their sole cost and expense, to designate a representative or engage a third party to act on behalf of such other holders in connection with the administration of their respective rights under the Shareholder Agreement.

Avoidance Actions, Commercial Tort Claims	Avoidance actions arising under Chapter 5 of the Bankruptcy Code and commercial tort claims against any and all vendors with which the Restructured Debtors will have an ongoing relationship shall vest in the applicable Restructured Debtor.

Tax Issues	Subject to the terms hereof, the Restructuring shall be structured to preserve favorable tax attributes to the extent practicable (including structuring the Restructuring for tax purposes as an asset sale, a recapitalization, or other tax-free reorganization), which structure shall be acceptable to the Plan Sponsor and the Debtors, and reasonably acceptable to Claren Road and the Required Consenting Senior Noteholders.

Fees and Expenses	The Agreed Restructuring Plan will provide for payment of all accrued and unpaid professional fees and expenses for the legal and financial advisors of the following entities in cash on or prior to the Plan Effective Date: (a) the

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Plan Sponsor; (b) the Debtors; (c) Stroock & Stroock & Lavan LLP, as counsel, and Haynes and Boone, LLP, as local counsel, to the Initial Consenting Senior Noteholders; and (d) Bracewell LLP, as counsel, and Opportune, as financial advisor, to Claren Road.

Executory Contracts and Unexpired Leases	The treatment (e.g., assumption, assumption and assignment, and/or rejection) of all executory contracts and unexpired leases (including, for the avoidance of doubt, midstream agreements) to which the Debtors are party shall be acceptable to the Plan Sponsor and the Debtors.

Releases, Discharge, Exculpation, and Injunction Provisions

Discharge of Claims and Termination of Interests	Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Agreed Restructuring Plan or in any contract, instrument, or other agreement or document created pursuant to the Agreed Restructuring Plan, the distributions, rights, and treatment that are provided in the Agreed Restructuring Plan shall be in complete satisfaction, discharge, and release, effective as of the Plan Effective Date, of claims (including any intercompany claims resolved or compromised after the Plan Effective Date by the Reorganized Debtors), interests, and causes of action of any nature whatsoever, including any interest accrued on claims or interests from and after the Petition Date, whether known or unknown, against, liabilities of, liens on, obligations of, rights against, and interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Agreed Restructuring Plan on account of such claims and interests, including demands, liabilities, and causes of action that arose before the Plan Effective Date, any liability (including withdrawal liability) to the extent such claims or interests relate to services performed by employees of the Debtors before the Plan Effective Date and that arise from a termination of employment, any contingent or noncontingent liability on account of representations or warranties issued on or before the Plan Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a proof of claim based upon such debt or right is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a claim or interest based upon such debt, right, or interest is allowed pursuant to section 502 of the Bankruptcy Code; or (c) the holder of such a claim or interest has accepted the Agreed Restructuring Plan. Any default or “event of default” by the Debtors or affiliates with respect to any claim or interest that existed immediately before or on account of the filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Plan Effective Date. The Confirmation Order shall be a judicial determination of the discharge of all claims and interests subject to the Plan Effective Date occurring.

Release of Liens	Except as otherwise specifically provided in the Agreed Restructuring Plan, the documents evidencing the New First Lien Facility or in any contract, instrument, release, or other agreement or document created pursuant to the Agreed Restructuring Plan, on the Plan Effective Date and concurrently with the applicable distributions made pursuant to the Agreed Restructuring Plan and, in the case of a secured claim, satisfaction in full of the portion of the secured claim that is allowed as of the Plan Effective Date, all mortgages, deeds of trust, liens, pledges, or other security interests against any property of the estates shall be fully released and discharged, and all of the right, title,

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and interest of any holder of such mortgages, deeds of trust, liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or filing being required to be made by the Debtors. In addition, the First Lien Facility Agent and the Second Lien Facility Agent shall execute and deliver all documents reasonably requested by the Debtors, Reorganized Debtors, or administrative agent(s) for the New First Lien Facility to evidence the release of such mortgages, deeds of trust, liens, pledges, and other security interests and shall authorize the Reorganized Debtors to file UCC-3 termination statements (to the extent applicable) with respect thereto.

Release by the Debtors	Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Agreed Restructuring Plan, on and after the Plan Effective Date, each Released Party (as defined below) is deemed expressly, unconditionally, generally, and individually and collectively, acquitted, released, and discharged by the Debtors, the Reorganized Debtors, and the Estates, each on behalf of itself and its predecessors, successors and assigns, subsidiaries, affiliates, current and former officers, directors, principals, shareholders, members, partners, advisers, sub-advisers, employees, agents, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, management companies, fund advisors and other professionals, from any and all claims and causes of action, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Debtors and any claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such releasing party (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the purchase, sale, or rescission of the purchase or sale of, or any other transaction relating to any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any claim or interest that is affected by or classified in the Agreed Restructuring Plan, the business or contractual arrangements between the Debtors, on the one hand, and the consenting creditors, on the other hand, the restructuring of claims and interests before or during the restructuring transactions implemented by the Agreed Restructuring Plan or any other transaction or other arrangement with the Debtors whether before or during such restructuring transactions, the negotiation, formulation or preparation of such restructuring transactions, the RSA, the Agreed Restructuring Plan, the Plan Supplement, the Disclosure Statement, or any related agreements, any asset purchase agreement, instruments or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Agreed Restructuring Plan or the reliance by any Released Party on the Agreed Restructuring Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the Disclosure Statement, the Agreed Restructuring Plan, the Chapter 11 Cases, the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the

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pursuit of consummation, the administration and implementation of the Agreed Restructuring Plan, including the issuance or distribution of securities pursuant to the Agreed Restructuring Plan, or the distribution of property under the Agreed Restructuring Plan or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place or arising on or before the Plan Effective Date related or relating to any of the foregoing.

“Released Party” means each of the following in their capacity as such: (a) holders of First Lien Facility Claims; (b) the First Lien Facility Agent; (c) holders of Second Lien Deficiency Claims and the Second Lien Facility Agent; (d) the Consenting Senior Noteholders, holders of Senior Notes Claims and the indenture trustee under the Senior Notes; (e) the trustee, and holders of claims arising, under the Secured Debentures; (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (e), each such entity’s current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, funds, portfolio companies, management companies; (g) with respect to the Debtors and the Reorganized Debtors and each of the foregoing entities in clauses (a) through (e), each of their respective current and former directors, officers, members, employees, partners, advisers, sub-advisers, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (g), each solely in their capacity as such); provided that any holder of a claim or interest that opts out of the releases contained in the Agreed Restructuring Plan shall not be a “Released Party.”

Release by Holders of Claims and Interests	Except as otherwise provided in the Agreed Restructuring Plan, as of the Plan Effective Date and to the fullest extent permissible under applicable law, each Releasing Party (as defined below) expressly, unconditionally, generally, and individually and collectively releases, acquits, and discharges the Debtors, Reorganized Debtors, and Released Parties from any and all claims, obligations, rights, suits, damages, causes of action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of the Debtors, any claims asserted or assertable on behalf of any holder of any claim against or interest in the Debtors and any claims asserted or assertable on behalf of any other entity, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereinafter arising, in law, equity, contract, tort or otherwise, by statute or otherwise, that such Releasing Party (whether individually or collectively), ever had, now has or hereafter can, shall or may have, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Debtors’ restructuring efforts, the Debtors’ intercompany transactions (including dividends paid), any preference or avoidance claim pursuant to sections 544, 547, 548, and 549 of the Bankruptcy Code, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, or any other transaction relating to any security of the Debtors, or any other transaction or other arrangement with the Debtors whether before or during the restructuring transactions implemented by the Agreed Restructuring Plan, the subject matter of, or the transactions or events giving rise to, any claim or interest that is affected by or classified in the Agreed Restructuring Plan, the business or contractual arrangements between the Debtors, on the one hand, and the consenting creditors on the other hand, the restructuring of claims

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and interests before or during the restructuring transactions implemented by the Agreed Restructuring Plan, the negotiation, formulation, or preparation of such restructuring transactions, the RSA, the Agreed Restructuring Plan, the Plan Supplement, the Disclosure Statement, or any related agreements, any asset purchase agreement, instruments, or other documents (including, for the avoidance of doubt, providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Agreed Restructuring Plan or the reliance by any Released Party on the Agreed Restructuring Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the RSA, the Disclosure Statement, the Agreed Restructuring Plan, the Chapter 11 Cases, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation, the administration and implementation of the Agreed Restructuring Plan, including the issuance or distribution of securities pursuant to the Agreed Restructuring Plan, or the distribution of property under the Agreed Restructuring Plan, or any other related agreement, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place or arising on or before the Plan Effective Date related or relating to any of the foregoing; provided that nothing in the foregoing shall result in any of the Debtors’ officers and directors waiving any indemnification claims against the Debtors or any of their insurance carriers or any rights as beneficiaries of any insurance policies, which indemnification obligations and insurance policies shall be assumed by the Reorganized Debtors, except to the extent provided for in the Agreed Restructuring Plan.

“Releasing Party” means each of the following in their capacity as such: (a) holders of First Lien Facility Claims; (b) the First Lien Facility Agent; (c) holders of Second Lien Deficiency Claims and the Second Lien Facility Agent; (d) the Consenting Senior Noteholders, holders of Senior Notes Claims and the indenture trustee under the Senior Notes; (e) the trustee, and holders of claims arising, under the Secured Debentures; (f) with respect to each of the Debtors, the Reorganized Debtors, and each of the foregoing entities in clauses (a) through (e), each such entity’s current and former predecessors, successors, affiliates (regardless of whether such interests are held directly or indirectly), subsidiaries, funds, portfolio companies, management companies; (g) with respect to each of the foregoing entities in clauses (a) through (e), each of their respective current and former directors, officers, members, employees, partners, advisers, sub-advisers, managers, independent contractors, agents, representatives, principals, professionals, consultants, financial advisors, attorneys, accountants, investment bankers, and other professional advisors (with respect to clause (g), each solely in their capacity as such); (h) all holders of claims and interests that are deemed to accept the Agreed Restructuring Plan; (i) all holders of claims and interests who vote to accept the Agreed Restructuring Plan; and (j) all holders in voting classes who abstain from voting on the Agreed Restructuring Plan and who do not opt out of the releases provided by the Agreed Restructuring Plan.

Exculpation	Except as otherwise specifically provided in the Agreed Restructuring Plan, no Exculpated Party (as defined below) shall have or incur, and each Exculpated Party is hereby released and exculpated from, any cause of action for any claim related to any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation,

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dissemination, negotiation, filing, or termination of the RSA and related prepetition transactions, the Disclosure Statement, the Agreed Restructuring Plan, or any restructuring transaction implemented by the Agreed Restructuring Plan, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Agreed Restructuring Plan or the reliance by any Exculpated Party on the Agreed Restructuring Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Disclosure Statement or the Agreed Restructuring Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Agreed Restructuring Plan, including the issuance of securities pursuant to the Agreed Restructuring Plan, or the distribution of property under the Agreed Restructuring Plan or any other related agreement, except for claims related to any act or omission that is determined in a final order to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Agreed Restructuring Plan. The Exculpated Parties have, and upon completion of the Agreed Restructuring Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of, and distribution of, consideration pursuant to the Agreed Restructuring Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Agreed Restructuring Plan or such distributions made pursuant to the Agreed Restructuring Plan.

“Exculpated Party” means, collectively, and in each case in its capacity as such: (a) the Debtors; (b) the Plan Sponsor; (c) Claren Road; (d) the Consenting Senior Noteholders; and (e) with respect to each of the foregoing, such entity and its current and former affiliates, and such entity’s and its current and former affiliates’ current and former equity holders (regardless of whether such interests are held directly or indirectly), members, subsidiaries, officers, directors, managers, principals, employees, agents, advisory board members, financial advisors, partners, advisers, sub-advisers, attorneys, accountants, investment bankers, consultants, representatives, and other professionals, each in their capacity as such.

Injunction	Except as otherwise expressly provided in the Agreed Restructuring Plan or for obligations issued or required to be paid pursuant to the Agreed Restructuring Plan or Confirmation Order, all entities who have held, hold, or may hold claims or interests that have been released pursuant to the Agreed Restructuring Plan, discharged pursuant to the Agreed Restructuring Plan, or are subject to exculpation pursuant to the Agreed Restructuring Plan, are permanently enjoined, from and after the Plan Effective Date, from taking any of the following actions against, as applicable, the Debtors, any non-Debtor subsidiary, the Reorganized Debtors, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to

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any such claims or interests; (c) creating, perfecting, or enforcing any lien or encumbrance of any kind against such entities or the property or the estates of such entities on account of or in connection with or with respect to any such claims or interests; (d) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from such entities or against the property of such entities on account of or in connection with or with respect to any such Claims or Interests; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such claims or interests released or settled pursuant to the Agreed Restructuring Plan.

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EXHIBIT C

TO

THE PLAN OF REORGANIZATION OF

WARREN RESOURCES, INC. AND ITS AFFILIATED DEBTORS

DESCRIPTION OF NEW WARRANTS

Capitalized terms used but not defined in this New Warrants Term Sheet (this “Term Sheet”) have the respective meanings assigned to such term in the Plan of Reorganization of Warren Resources, Inc. and its Affiliated Debtors filed in the United States Bankruptcy Court for the Southern District of Texas Houston Division (Case No. 16-32760 (MI) (the “Plan”) to which this Term Sheet is annexed as Exhibit C

Issuer:	Warren Resources, Inc. (the “Issuer”), as reorganized pursuant to the Plan.

Holders:	Claren Road Credit Master Fund, Ltd.; Claren Road Credit Opportunities Master Fund, Ltd. (the “Holders”).

Security:	Warrants (the “Warrants”) to purchase the New Warren Common Stock representing 5% of the aggregate number of shares of New Warren Common Stock issued and outstanding (or deemed to be issued as contemplated by Section 4.03(b) of the Plan) on the Effective Date fully diluted after giving effect to the issuance of the Warrants, allocated between the Holders in their sole discretion.

Exercise Price:	The exercise price (as the same may be adjusted from time to time in accordance with the terms hereof, the “Exercise Price”) for each share of New Warren Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) shall be equal to the quotient of (i) $105,000,000, divided by (ii) the number of shares of New Warren Common Stock issued under the Plan.

Exercisability:	The Warrants shall be exercisable in whole or in part at any time on or prior to the Expiration Date, in cash or by “cashless” exercise based on the fair market value of the New Warren Common Stock at the time of exercise, as determined in good faith by the New Board; provided that the Holders shall be entitled to object to such determination and require a third party valuation, at the Holders’ sole cost expense and by a nationally recognized investment banking or valuation firm reasonably acceptable to the New Board.

Transfers:	The Warrants shall be freely transferable, subject only to applicable securities laws and restrictions on transfers to competitors of the Issuer, and subject to the transfer restrictions that apply to the shares of New Warren Common Stock as set forth in the New Equityholder Agreement.

Expiration Date:	Five (5) years from the Effective Date.

Voting Rights:	The Holders shall have no voting rights in respect of the Warrants. Holders of issued Warrant Shares shall have the same voting rights as other holders of New Warren Common Stock.

Approval of Holders representing a majority of the aggregate number of Warrant Shares will be required for any amendment, modification or waiver of the Issuer’s Certificate of Incorporation or Formation, Bylaws or Limited Liability Company Agreement or other governing documents that would adversely affect the rights or obligations of the Holders with respect to New Warren Common Stock without proportionally affecting the rights or obligations of all holders of New Warren Common Stock having the same rights or obligations with respect to New Warren Common Stock.

Anti-Dilution/Adjustments:	The Exercise Price shall be subject to anti-dilution protection for (i) dividends and distributions payable in equity securities of the Issuer and (ii) stock splits and similar events. The issuance of New Warren Common Stock from the Management Incentive Plan or other securities pursuant to incentive or benefit plans for employees and service providers that are approved by the New Board shall not result in any adjustment to the terms of the Warrants. In the event of a reorganization, recapitalization, merger or similar event in which the New Warren Common Stock is converted into or exchanged for securities, cash or other property, then, in connection with such event but subject to the drag rights contained in the New Equityholder Agreement, Holders shall receive upon exercise of the Warrants such other securities, cash or other property in place of Warrant Shares.

Tag-Along Rights:	Upon exercise of the Warrants, Holders of Warrant Shares will have tag-along sale rights with respect to a sale of any New Warren Common Stock by any other equity holder, consistent with the tag-along rights provided to any other holder of New Warren Common Stock in the New Equityholder Agreement.

Registration Rights:	The issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants shall be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code, and the Holders of Warrant Shares issued upon exercise of the Warrants will have piggyback registration rights pari passu with any other holder of New Warren Common Stock, subject to underwriter cutbacks, lockups and other customary exceptions or limitations.

Pre-Emptive Rights:	Holders of Warrants or Warrant Shares will have the right to participate in issuances of equity securities of the Issuer on a pro rata basis at the same purchase price and subject to the same terms (other than customary permitted issuances, including issuances pursuant to incentive and benefit plans, the issuance of Warrant Shares and issuances for cash in SEC-registered offerings). The pre-emptive rights shall terminate upon the earlier of a sale of all or substantially all of the assets of the Issuer and its subsidiaries and an IPO (as defined in the Restructuring Term Sheet).

Information rights/Notices:	The Issuer shall provide to Holders the information and financial reporting provided to “Significant Interest Holders” pursuant to the New Equityholder Agreement. The information rights shall terminate upon an IPO. The Issuer shall provide 10 business days prior written notice to Holders of any date on which the Issuer shall take a record of the holders of the New Warren Common Stock for purposes of customary equityholder “record date” events, such as dividends, distributions, recapitalization, merger, to be agreed and shall provide Holders copies of any other notices provided by the Issuer to the holders of the New Warren Common Stock generally.

New Equityholder Agreement:	Holders will be parties to the New Equityholder Agreement; provided that no term of the New Equityholder Agreement with respect to the Warrants or Warrant Shares shall be inconsistent in any material respect with the terms set forth herein or adversely affect the rights or obligations of the Holders with respect to New Warren Common Stock without proportionally affecting the rights or obligations of all holders of New Warren Common Stock having similar rights or obligations with respect to New Warren Common Stock;

provided further that Holders will be subject to the drag rights contained in the New Equityholder Agreement with respect to the Warrants and any Warrant Shares to the same extent as all holders of New Warren Common Stock are subject to with respect to New Warren Common Stock. It is the intent of the parties that the rights and obligations of the Holders of Warrant Shares be on a consistent and proportional basis with, and the Holders of Warrant Shares be treated as the same group as, other holders of New Warren Common Stock having such rights and obligations and not as a separate group or having separate rights or obligations or consent requirements. Subject to the two preceding sentences, the Warrants and the Warrant Shares, and the rights of Holders hereunder, will be subject to the terms of the New Equityholder Agreement, including that such rights will be subject to the Holders remaining “Significant Interest Holders;” provided that so long as Holders or their affiliates continue to hold a majority of the Warrant Shares (or Warrants that may be exercised for a majority of the Warrant Shares), such Holders shall be “Significant Interest Holders;” provided further, for the avoidance of doubt, a waiver of the “Affiliate Transactions” provision in clause (g) of the section of the Restructuring Term Sheet entitled “Corporate Headquarters and Governance” shall constitute an amendment that is adverse to holders of New Warren Common Stock that are not party to the affiliate transaction for which such waiver is sought and the consent of holders representing a majority of the New Warren Common Stock held by such holders shall be required for such waiver.

Warrant Agreement:	Holders will become bound pursuant to the Plan to a Warrant Agreement with the Issuer setting forth the rights in respect of the Warrants described herein and other customary terms and conditions as may be agreed among the Holders, the Issuer and the Plan Sponsor to the extent such rights are not addressed in the New Equityholder Agreement (in each case, subject to the terms and conditions of the RSA). The Warrant Agreement shall be governed by the laws of the State of Delaware. The Warrant Agreement shall be drafted by counsel for the Plan Sponsor.

EXHIBIT B

Rejected Contracts Schedule

Executory Contracts and Unexpired Leases to be Rejected

DEBTOR	NAME	ADDRESS1	CITY	STATE	ZIP	CONTRACT DESCRIPTION
Warren Resources, Inc.	ADP, LLC	400 W. Covina Blvd., MS 208	San Dimas	CA	91773	Master Services Agreement (Payroll Services)
Warren E&P, Inc.	California Office Systems, Inc.	3520 W. Warner Ave.	Santa Ana	CA	92704	Lease Agreement (Equipment)
Warren Resources of California, Inc.	Legacy Partners I Long Beach Oceangate, LLC	P.O. Box 100311	Pasadena	CA	91189	Office Lease Agreement (First Amendment)
Warren Resources of California, Inc.	Legacy Partners I Long Beach Oceangate, LLC	P.O. Box 100311	Pasadena	CA	91189	Office Lease Agreement (Second Amendment)
Warren Resources of California, Inc.	Legacy Partners I Long Beach Oceangate, LLC	P.O. Box 100311	Pasadena	CA	91189	Office Lease Agreement (Third Amendment)
Warren E&P, Inc.	Parkwood Granite Office Center LP	3811 Turtle Creek Blvd. #730	Dallas	TX	75219	Office Lease Agreement
Warren E&P, Inc.	Zeller-GBB, L.L.C.	401 N. Michigan Ave, Suite 250	Denver	CO	80202	Office Lease Agreement (First Amendment)
Warren Resources, Inc.	Zeller-GBB, L.L.C.	401 N. Michigan Ave, Suite 250	Denver	CO	80202	Office Lease Agreement (First Amendment)
Warren Resources, Inc.	Spencer Reed Group, LLC	100 Oceangate Rd, Suite 950	Long Beach	CA	90802	Sublease Agreement (Long Beach)
Warren Resources, Inc.	Grant Thornton LLP	211 N Robinson, Suite 1200	Oklahoma City	OK	73102- 7148	Engagement Letter (Audit & Accounting Services)
Warren Resources, Inc.	Nasdaq, Inc.	One Liberty Plaza, 165 Broadway	New York	NY	10006	Listing Agreement et al.
Warren Resources, Inc.	Nasdaq Corporate Solutions, LLC	One Liberty Plaza, 165 Broadway	New York	NY	10006	Listing Agreement et al.
Warren Resources, Inc.	Pitney Bowes Global Financial Services LLC	225 American Drive	Neenah	WI	54956- 1005	Equipment Lease
Warren Resources, Inc.	Cogent Communications, Inc.	2450 N Street NW	Washington	DC	20037	Internet Provider
Warren Resources, Inc.	Davco Realty Advisors	444 W. Ocean Blvd. Suite 1108	Long Beach	CA	90802	Exclusive Listing Agreement